Exhibit 10.3.2

EXECUTION COPY

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (this “Amendment”) is made as of November 13, 2012, by and among:

SPORTSMAN’S WAREHOUSE, INC., a Utah corporation (the “Lead Borrower”);

the Persons named on Schedule I hereto (together with the Lead Borrower, individually, a “Borrower”, and collectively, the “Borrowers”);

the Persons named on Schedule II hereto (individually, a “Guarantor”, and collectively, the “Guarantors”, and together with the Borrowers, individually, a “Loan Party”, and collectively, the “Loan Parties”);

the LENDERS party hereto; and

WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, Collateral Agent, and Swing Line Lender;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, reference is made to that certain Credit Agreement, dated as of May 28, 2010 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among the Loan Parties, the Lenders party thereto from time to time, and Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, Collateral Agent and Swing Line Lender;

WHEREAS, the parties hereto have agreed to amend certain provisions of the Credit Agreement as set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	Defined Terms. Capitalized terms used in this Amendment shall have the respective meanings assigned to such terms in Credit Agreement unless otherwise defined herein.

2.	Amendments to Credit Agreement.

(a)	Composite Credit Agreement. The Credit Agreement is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

(b)	Schedules to Credit Agreement.

(i)	Each of the following schedules to the Credit Agreement is hereby amended by deleting such schedule in its entirety and restating it in its entirety in the form of the corresponding schedule in Exhibit B attached hereto: Schedules 2.01, 5.05, 5.06, 5.07, 5.08(b)(1), 5.08(b)(2), 5.09, 5.10, 5.13, 5.17, 5.18, 5.21(a), 5.21(b), 5.24, 7.01, 7.02, 7.03, and 10.02.

(ii)	Schedule 1.01(b) to the Credit Agreement is hereby deleted in its entirety.

(c)	Exhibits to Credit Agreement. Exhibit G to the Credit Agreement is hereby amended by deleting such exhibit in its entirety and restating it in its entirety in the form of Exhibit G attached hereto as Exhibit C.

3.	Ratification of Loan Documents. Except as otherwise expressly provided herein, all terms and conditions of the Credit Agreement, the Security Agreement and the other Loan Documents remain in full force and effect. The Loan Parties hereby ratify, confirm, and reaffirm that all representations and warranties of the Loan Parties contained in the Credit Agreement, the Security Agreement and each other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that (x) such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects on and as of such earlier date, or (y) such representations and warranties are subject to “materiality” or “Material Adverse Effect” or similar language, in which case they are true and correct in all respects. The Guarantors hereby acknowledge, confirm and agree that the Guaranteed Obligations of the Guarantors under, and as defined in, the Facility Guaranty include, without limitation, all Obligations of the Loan Parties at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents, as such Obligations have been amended pursuant to this Amendment. The Loan Parties hereby acknowledge, confirm and agree that the Security Documents and any and all Collateral previously pledged to the Collateral Agent, for the benefit of the Credit Parties, pursuant thereto, shall continue to secure all applicable Obligations of the Loan Parties at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents.

4.	Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Administrative Agent:

(a)	The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by each of the parties hereto.

(b)

All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Amendment and the documents, instruments and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

(c)	(i) The Term Loan Agreement shall have been entered into and shall be in form and substance satisfactory to the Administrative Agent, and contemporaneously herewith, the Borrowers shall have received at least $125,000,000 of gross proceeds from the term loan made pursuant to the Term Loan Agreement, (ii) a Responsible Officer of the Lead Borrower shall have delivered a certificate to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, which certificate shall attach the Term Loan Agreement, any related documents and all other Term Loan Documents and certify that such documents are true, correct and complete copies of all Term Loan Documents, and (iii) the Term Loan Agreement shall be in full force and effect and no default or event of default shall exist under the Term Loan Agreement, or would result from the consummation of the transactions hereunder.

(d)	The Intercreditor Agreement shall have been duly executed by all parties thereto and delivered to the Administrative Agent, and shall be in form and substance satisfactory to the Administrative Agent.

(e)	The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent and duly executed by the Borrowers, a Note in favor of each Lender requesting a Note and reflecting the Commitment of such Lender after giving effect to this Amendment.

(f)	The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent and duly executed by the Loan Parties, an amendment to the Security Agreement setting for certain amendments described therein.

(g)	The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent and duly executed by the applicable Loan Parties, a short-form grant of security interest with respect to certain Trademarks (as defined in the Security Agreement) described therein.

(h)	The Administrative Agent shall have received favorable opinions of Reed Smith LLP, counsel to the Loan Parties, Ray, Quinney & Nebeker, special Utah counsel to the Loan Parties, and Lindquist & Vennum P.L.L.P., special Minnesota counsel to the Loan Parties, in each case addressed to the Administrative Agent and each other Credit Party, as to such matters concerning the Loan Parties, this Amendment and the other Loan Documents as the Administrative Agent may reasonably request.

(i)	The Loan Parties shall have paid in full all reasonable costs and expenses of the Agents (including, without limitation, reasonable attorneys’ fees) in connection with the preparation, negotiation, execution and delivery of this Amendment and related documents.

(j)	The Administrative Agent shall have received an updated Borrowing Base Certificate reflecting the Borrowing Base as of the date hereof (after giving effect to this Amendment) and executed by a Responsible Officer of the Lead Borrower.

(k)	No Default or Event of Default shall have occurred and be continuing.

(l)	The Administrative Agent shall have received such additional documents, instruments, and agreements as any Agent may reasonably request in connection with the transactions contemplated hereby.

5.	Post-Closing Covenant. On or before December 2, 2012 (or such later date as the Administrative Agent may agree in its sole discretion), the Loan Parties shall deliver to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, evidence that all insurance endorsements required under the Loan Documents (including, without limitation, lender’s loss payable endorsements, additional insured endorsements and notice of cancellation endorsements) have been obtained and are in effect. Notwithstanding anything to the contrary, the Loan Parties acknowledge and agree that the failure of the Loan Parties to comply with any provision of this Section 5 shall constitute an immediate Event of Default pursuant to Section 8.01(b) of the Credit Agreement.

6.	Representations and Warranties.

(a)	The execution, delivery and performance by each Loan Party of this Amendment and the performance of each Loan Party’s obligations hereunder have been duly authorized by all necessary corporate or other organizational action, do not and shall not: (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (x) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (iii) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Collateral Agent under the Security Documents); or (iv) violate any Law.

(b)	This Amendment has been duly executed and delivered by each Loan Party. This Amendment constitutes a legal, valid and binding obligation of each Loan Party,

enforceable against each Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)	After giving effect to the transactions contemplated by this Amendment and the Term Loan Documents (including, without limitation, the making of the Restricted Payment described in Section 7.06(d) of the Credit Agreement), the Loan Parties, on a Consolidated basis, are and will be Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Amendment or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

(d)	There has been no event or circumstance since January 28, 2012 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(e)	No consents, licenses or approvals are required in connection with the execution, delivery and performance by any Loan Party, and the validity against such Loan Party, of this Amendment or any other Loan Document to which it is a party.

(f)	No Default or Event of Default has occurred and is continuing.

7.	Miscellaneous.

(a)	Each of the Loan Parties hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Agents, the other Credit Parties, or their respective parents, affiliates, predecessors, successors, or assigns, or their officers, directors, employees, attorneys, or representatives, with respect to the Obligations, and that if any of the Loan Parties now has, or ever did have, any offsets, defenses, claims, or counterclaims against such Persons, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and each of the Loan Parties hereby RELEASES such Persons from any liability therefor.

(b)	This Amendment may be executed in several counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

(c)	This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(d)	If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e)	The Loan Parties represent and warrant that they have consulted with independent legal counsel of their selection in connection with this Amendment and are not relying on any representations or warranties of the Agents or the other Credit Parties or their respective counsel in entering into this Amendment.

(f)	This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have hereunto caused this Amendment to be executed and their seals to be hereto affixed as of the date first above written.

SPORTSMAN’S WAREHOUSE, INC., a Utah corporation, as Lead Borrower and as a Borrower

By:	/s/ Kevan Talbot
	Name:	Kevan Talbot
	Title:	Chief Financial Officer

SPORTSMAN’S WAREHOUSE SOUTHWEST, INC., a California corporation, as a Borrower

By:	/s/ Kevan Talbot
	Name:	Kevan Talbot
	Title:	Chief Financial Officer

MINNESOTA MERCHANDISING CORP., a Minnesota corporation, as a Borrower

By:	/s/ Kevan Talbot
	Name:	Kevan Talbot
	Title:	Chief Financial Officer

PACIFIC FLYWAY WHOLESALE, LLC, a Delaware limited liability company, as a Borrower

By:	/s/ Kevan Talbot
	Name:	Kevan Talbot
	Title:	Chief Financial Officer

Signature Page to Second Amendment to Credit Agreement

SPORTSMAN’S WAREHOUSE HOLDINGS, INC., a Utah corporation, as a Guarantor

By:	/s/ Kevan Talbot
	Name:	Kevan Talbot
	Title:	Chief Financial Officer

Signature Page to Second Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, Collateral Agent, Lender and Swing Line Lender

By:	/s/ Peter Foley
Name:	Peter Foley
Title:	Duly Authorized Signatory

Signature Page to Second Amendment to Credit Agreement

Schedule I

Borrowers other than the Lead Borrower

Sportsman’s Warehouse Southwest, Inc.

Minnesota Merchandising Corp.

Pacific Flyway Wholesale, LLC

Schedule II

Guarantors

Sportsman’s Warehouse Holdings, Inc.

Exhibit A

Composite Credit Agreement

[see attached]

~~Conformed through First Amendment, October 27, 2011~~

EXECUTION COPY

CREDIT AGREEMENT

Dated as of May 28, 2010

(As Amended October 27, 2011 and November 13, 2012)

among

SPORTSMAN’S WAREHOUSE, INC.,

as the Lead Borrower

For

The Borrowers ~~Named Herein~~Party Hereto

THE BORROWERS PARTY HERETO

THE GUARANTORS PARTY HERETO

WELLS FARGO BANK, NATIONAL ASSOCIATION,

(as successor by merger to Wells Fargo Retail Finance, LLC)

as Administrative Agent, Collateral Agent, Swing Line Lender,

and

~~The Other Lenders Party Hereto~~

THE LENDERS PARTY HERETO

TABLE OF CONTENTS

Section		Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		(vi)

1.01	Defined Terms	(vi)
1.02	Other Interpretive Provisions	~~44~~63
1.03	Accounting Terms	~~44~~64
1.04	Rounding	~~45~~65
1.05	Times of Day	~~45~~65
1.06	Letter of Credit Amounts	~~45~~65

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS		~~45~~65

2.01	Committed Loans; Reserves	~~45~~65
2.02	Borrowings, Conversions and Continuations of Committed Loans	~~46~~66
2.03	Letters of Credit	~~48~~68
2.04	Swing Line Loans	~~56~~83
2.05	Prepayments	~~58~~86
2.06	Termination or Reduction of Commitments	~~59~~87
2.07	Repayment of Loans	~~60~~88
2.08	Interest	~~60~~88
2.09	Fees	~~61~~89
2.10	Computation of Interest and Fees	~~61~~90
2.11	Evidence of Debt	~~61~~90
2.12	Payments Generally; Administrative Agent’s Clawback	~~62~~90
2.13	Sharing of Payments by Lenders	~~63~~92
2.14	Settlement Amongst Lenders	~~64~~93
2.15	Increase in Commitments	~~64~~93

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY; APPOINTMENT OF LEAD BORROWER		~~66~~95

3.01	Taxes	~~66~~95
3.02	Illegality	~~68~~97
3.03	Inability to Determine Rates	~~68~~97
3.04	Increased Costs; Reserves on LIBO Rate Loans	~~69~~98
3.05	Compensation for Losses	~~70~~99
3.06	Mitigation Obligations; Replacement of Lenders	~~70~~100
3.07	Survival	~~71~~100
3.08	Designation of Lead Borrower as Borrowers’ Agent	~~71~~100

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		~~71~~101

4.01	Conditions of Initial Credit Extension	~~71~~101
4.02	Conditions to all Credit Extensions	~~75~~105

(i)

ARTICLE V REPRESENTATIONS AND WARRANTIES		~~76~~106

5.01	Existence, Qualification and Power	~~76~~106
5.02	Authorization; No Contravention	~~76~~106
5.03	Governmental Authorization; Other Consents	~~76~~107
5.04	Binding Effect	~~77~~107
5.05	Financial Statements; No Material Adverse Effect	~~77~~107
5.06	Litigation	~~77~~108
5.07	No Default	~~78~~108
5.08	Ownership of Property; Liens	~~78~~108
5.09	Environmental Compliance	~~78~~109
5.10	Insurance	~~79~~109
5.11	Taxes	~~79~~110
5.12	ERISA Compliance	~~79~~110
5.13	Subsidiaries; Equity Interests	~~80~~110
5.14	Margin Regulations; Investment Company Act;	~~80~~111
5.15	Disclosure	~~81~~111
5.16	Compliance with Laws	~~81~~111
5.17	Intellectual Property; Licenses, Etc.	~~81~~112
5.18	Labor Matters	~~81~~112
5.19	Intentionally Omitted	~~82~~112
5.20	Solvency	~~82~~112
5.21	Deposit Accounts; Credit Card Arrangements	~~82~~113
5.22	Brokers	~~82~~113
5.23	Customer and Trade Relations	~~82~~113
5.24	Material Contracts	~~82~~113
5.25	Casualty	~~82~~113

ARTICLE VI AFFIRMATIVE COVENANTS		~~82~~113

6.01	Financial Statements	~~83~~114
6.02	Certificates; Other Information	~~84~~115
6.03	Notices	~~85~~117
6.04	Payment of Obligations	~~86~~118
6.05	Preservation of Existence, Etc.	~~87~~118
6.06	Maintenance of Properties	~~87~~119
6.07	Maintenance of Insurance	~~87~~119
6.08	Compliance with Laws	~~88~~120
6.09	Books and Records; Accountants	~~88~~120
6.10	Inspection Rights	~~89~~121
6.11	Use of Proceeds	~~90~~122
6.12	Additional Loan Parties	~~90~~122
6.13	Cash Management	~~90~~123

(ii)

6.14	Information Regarding the Collateral	~~92~~124
6.15	Physical Inventories	~~92~~125
6.16	Environmental Laws	~~92~~125
6.17	Further Assurances	~~93~~126
6.18	Compliance with Terms of Leaseholds	~~93~~126
6.19	Material Contracts	~~94~~127
6.20	Real Estate	127

ARTICLE VII NEGATIVE COVENANTS		~~94~~127

7.01	Liens	~~94~~127
7.02	Investments	~~94~~128
7.03	Indebtedness	~~94~~128
7.04	Fundamental Changes	~~94~~128
7.05	Dispositions	~~95~~128
7.06	Restricted Payments	~~95~~128
7.07	Prepayments of Indebtedness	~~95~~129
7.08	Change in Nature of Business	~~96~~130
7.09	Transactions with Affiliates	~~96~~130
7.10	Burdensome Agreements	~~96~~130
7.11	Use of Proceeds	~~96~~131
7.12	Amendment of Material Documents~~.~~	131
7.13	Fiscal Year	~~97~~131
7.14	Deposit Accounts; Credit Card Processors ~~97~~; Term Loan Priority Account.	131
7.15	~~Excess~~ Availability	~~97~~132

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		~~97~~132

8.01	Events of Default	~~97~~132
8.02	Remedies Upon Event of Default	~~100~~135
8.03	Application of Funds	136

ARTICLE IX ADMINISTRATIVE AGENT		~~102~~137

9.01	Appointment and Authority	~~102~~137
9.02	Rights as a Lender	138
9.03	Exculpatory Provisions	138
9.04	Reliance by Agents	139
9.05	Delegation of Duties	~~104~~140
9.06	Resignation of Agents	140
9.07	Non-Reliance on Administrative Agent and Other Lenders	141
9.08	Intentionally Omitted	141
9.09	Administrative Agent May File Proofs of Claim	141
9.10	Collateral and Guaranty Matters	142
9.11	Notice of Transfer	142

(iii)

9.12	Reports and Financial Statements	143
9.13	Agency for Perfection	143
9.14	Indemnification of Agents	144
9.15	Relation among Lenders	144
9.16	Defaulting Lender	144
~~9.17~~	~~Intentionally Omitted~~	~~146~~

ARTICLE X MISCELLANEOUS		~~108~~147

10.01	Amendments, Etc.	~~108~~147
10.02	Notices; Effectiveness; Electronic Communications	~~110~~149
10.03	No Waiver; Cumulative Remedies	~~112~~151
10.04	Expenses; Indemnity; Damage Waiver	~~112~~151
10.05	Payments Set Aside	~~113~~153
10.06	Successors and Assigns	~~113~~153
10.07	Treatment of Certain Information; Confidentiality	~~117~~157
10.08	Right of Setoff	~~117~~158
10.09	Interest Rate Limitation	~~118~~158
10.10	Counterparts; Integration; Effectiveness	~~118~~158
10.11	Survival	~~118~~159
10.12	Severability	~~119~~159
10.13	Replacement of Lenders	~~119~~159
10.14	Governing Law; Jurisdiction; Etc.	~~119~~160
10.15	Waiver of Jury Trial	~~120~~161
10.16	No Advisory or Fiduciary Responsibility	~~121~~161
10.17	USA PATRIOT Act Notice	~~121~~162
10.18	Foreign Asset Control Regulations	~~121~~162
10.19	Time of the Essence	~~122~~162
10.20	Press Releases	~~122~~162
10.21	Additional Waivers	~~122~~163
10.22	No Strict Construction	~~123~~164
10.23	Attachments	~~124~~164
10.24	Intercreditor Agreement	165

SIGNATURES		S-1

(iv)

SCHEDULES

1.01(a)	Borrowers
~~1.01(b)~~	~~Eligible Real Estate~~
1.01(c)	Borrowers’ Fiscal Calendar through Fiscal Year 2028
2.01	Commitments and Applicable Percentages
5.01	Loan Parties Organizational Information
5.05	Material Indebtedness
5.06	Litigation
5.07	Defaults
5.08(b)(1)	Owned Real Estate
5.08(b)(2)	Leased Real Estate
5.09	Environmental Matters
5.10	Insurance
5.13	Subsidiaries; Other Equity Investments; Equity Interests in the Borrower
5.17	Intellectual Property Matters
5.18	Collective Bargaining Agreements
5.21(a)	DDAs and Blocked Accounts
5.21(b)	Credit Card Arrangements
5.24	Material Contracts
6.02	Financial and Collateral Reporting
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Note
C-2	Swing Line Note
D	Compliance Certificate
E	Assignment and Assumption
F	Joinder Agreement
G	Borrowing Base Certificate
H	DDA Notification
I	Credit Card Notification

(v)

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of May 28, 2010, among SPORTSMAN’S WAREHOUSE, INC., a Utah corporation (the “Lead Borrower”), the Persons named on Schedule 1.01(a) hereto (collectively, the “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and

WELLS FARGO BANK, NATIONAL ASSOCIATION, (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, Collateral Agent, and Swing Line Lender.

The Borrowers have requested that the Lenders provide a revolving credit facility, and the Lenders have indicated their willingness to lend and Agent has indicated its willingness to cause the L/C Issuer to issue Letters of Credit, in each case on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Accelerated Borrowing Base Delivery Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrowers to maintain Availability at least equal to twenty-five percent (25%) of the Loan Cap for five (5) consecutive Business Days, or (iii) the failure of the Borrowers to maintain Availability at least equal to twenty percent (20%) of the Loan Cap at any time. For purposes of this Agreement, the occurrence of an Accelerated Borrowing Base Delivery Event shall be deemed continuing at the Administrative Agent’s option (i) so long as such Event of Default has not been waived, and/or (ii) if the Accelerated Borrowing Base Delivery Event arises as a result of the Borrowers’ failure to achieve Availability as required hereunder, until Availability has exceeded twenty-five percent (25%) of the Loan Cap for forty-two (42) consecutive calendar days, in which case an Accelerated Borrowing Base Delivery Event shall no longer be deemed to be continuing for purposes of this Agreement. The termination of an Accelerated Borrowing Base Delivery Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Accelerated Borrowing Base Delivery Event in the event that the conditions set forth in this definition again arise.

“ACH” means automated clearing house transfers.

“Accommodation Payment” as defined in Section 10.21(d).

“Account” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a policy of insurance issued or to be issued, (d) for a secondary obligation incurred or to be incurred, (e)

(vi)

for energy provided or to be provided, (f) for the use or hire of a vessel under a charter or other contract, (g) arising out of the use of a credit or charge card or information contained on or for use with the card, or (h) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a state, or person licensed or authorized to operate the game by a state or governmental unit of a state. The term “Account” includes health-care-insurance receivables.

“Acquisition” means, with respect to any Person (a) an Investment in, or a purchase of a Controlling interest in, the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit of another Person, or (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person, in each case in any transaction or group of transactions which are part of a common plan. Notwithstanding the foregoing, in no event will any Plan Redemption Payment be construed to be an Acquisition for purposes of this Agreement.~~1~~

“Act” shall have the meaning provided in Section 10.18.

“Additional Payment Conditions” means satisfaction of the following, with respect to any Acquisition: (i) No Event of Default has occurred and is continuing or would result after giving effect to the consummation of such Acquisition, and (ii) (a) at all times during the 90 day period immediately preceding the consummation of such Acquisition and (b) immediately after giving effect to the consummation of such Acquisition, Availability shall not be less than 30% of the Loan Cap and (iii) the Administrative Agent shall have received projections reasonably satisfactory to the Administrative Agent as determined on a pro forma basis, for the 180 day period immediately following the consummation of such Acquisition (after giving pro-forma effect thereto), that reflect the Borrowers collectively shall have Availability of at least 30% of the Loan Cap; it being understood and agreed that it shall not constitute a breach of this requirement if Availability subsequently is less than 30% of the Loan Cap so long as the projection thereof is based on the good faith estimate of the Borrowers at the time of such payment.~~2~~ Prior to undertaking any transaction or payment which is subject to the Additional Payment Conditions, the Loan Parties shall deliver to the Administrative Agent evidence of satisfaction of the conditions contained in clause (ii) above on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Administrative Agent.

“Adjusted LIBO Rate” means:

~~1~~	~~First Amendment~~
~~2~~	~~First Amendment~~

(a) for any Interest Period with respect to any LIBO Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of one percent) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate; and

(b) for any interest rate calculation with respect to any Base Rate Loan, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of one percent) equal to (i) the LIBO Rate for an Interest Period commencing on the date of such calculation and ending on the date that is thirty (30) days thereafter multiplied by (ii) the Statutory Reserve Rate.

The Adjusted LIBO Rate will be adjusted automatically as of the effective date of any change in the Statutory Reserve Rate.

“Adjustment Date” means the first day of each Fiscal Quarter, commencing October 31, 2010.

“Administrative Agent” means Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Lead Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, (i) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (ii) any director, officer, managing member, partner, trustee, or beneficiary of that Person, (iii) any other Person directly or indirectly holding 20% or more of any class of the Equity Interests of that Person, and (iv) any other Person 20% or more of any class of whose Equity Interests is held directly or indirectly by that Person.

“Agent(s)” means, individually, the Administrative Agent or the Collateral Agent, and collectively means both of them.

“Agent Parties” shall have the meaning specified in Section 10.02(c).

“Aggregate Commitments” means the Commitments of all the Lenders. As of the Second Amendment Effective Date, the Aggregate Commitments are $60,000,000.

“Agreement” means this Credit Agreement.

“Allocable Amount” has the meaning specified in Section 10.21(d).

“Applicable Lenders” means the Required Lenders, all affected Lenders, or all Lenders, as the context may require.

“Applicable Margin” means~~3~~:

(a) From and after the Closing Date until the first Adjustment Date, the percentages set forth in Level II of the pricing grid below; and

(b) From and after the first Adjustment Date and on each Adjustment Date thereafter, the Applicable Margin shall be determined from the following pricing grid based upon the Average Daily Availability as of the Fiscal Quarter ended immediately preceding such Adjustment Date; provided, however, that notwithstanding anything to the contrary set forth herein, upon the occurrence and continuation of an Event of Default, the Administrative Agent may, and at the direction of the Required Lenders shall, immediately increase the Applicable Margin to that set forth in Level III (even if the Average Daily Availability requirements for a different Level have been met) and interest shall accrue at the Default Rate: provided further if any Borrowing Base Certificates are at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in any Borrowing Base Certificates otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

Level	Average Daily Availability	LIBOR Margin	Base Rate Margin

I	Greater than or equal to 50% of the Loan Cap	1.75%	0.75%

II	Greater than or equal to 25% of the Loan Cap but less than 50% of the Loan Cap	2.00%	1.00%

III	Less than 25% of the Loan Cap	2.25%	1.25%

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate

~~3~~	~~First Amendment~~

Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, at any time of calculation, (a) with respect to Commercial Letters of Credit, a per annum rate equal to the Applicable Margin for Loans which are LIBOR Rate Loans less .50%, and (b) with respect to Standby Letters of Credit, a per annum rate equal to the Applicable Margin for Loans which are LIBOR Rate Loans.

“Appraisal Percentage” means 90%.~~4~~

“Appraised Value” means ~~(a)~~, with respect to the Borrowers’ Eligible Inventory, the appraised orderly liquidation value, net of costs and expenses to be incurred in connection with any such liquidation, which value is expressed as a percentage of Cost of the Borrowers’ Eligible Inventory as set forth in the Borrowers’ inventory stock ledger, which value shall be determined from time to time by the most recent appraisal undertaken by an independent appraiser engaged by the Administrative Agent~~, or (b) with respect to the Borrowers’ Eligible Real Estate, the fair market value of the Borrowers’ Eligible Real Estate as set forth in the most recent appraisal of the Borrowers’ Eligible Real Estate as determined from time to time by an independent appraiser engaged by the Administrative Agent, which appraisal shall assume, among other things, a marketing time of not greater than twelve (12) months or less than three (3) months; provided that the Appraised Value of Eligible Real Estate shall in no event exceed the maximum amount of the Obligations at anytime specified to be secured by a Mortgage thereon~~.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, (c) an entity or an Affiliate of an entity that administers or manages a Lender or (d) the same investment advisor or an advisor under common control with such Lender, Affiliate or advisor, as applicable.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

~~4~~	~~First Amendment~~

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Parent and its Subsidiaries for the twenty-four (24) week period ended January 30, 2010, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such fiscal year of the Parent and its Subsidiaries, including the notes thereto.

~~“Auto-Extension Letter of Credit” shall have the meaning specified in Section 2.03(b)(iii).~~

“Availability” means, as of any date of determination thereof by the Administrative Agent, the result, if a positive number, of:

(a) The Loan Cap

Minus

(b) The aggregate unpaid balance of Credit Extensions to, or for the account of, the Borrowers.

In calculating Availability at any time and for any purpose under this Agreement, the Lead Borrower shall certify to the Administrative Agent that all accounts payable and Taxes are being paid on a timely basis (absent which the Administrative Agent may establish a Reserve therefor).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Availability Reserves” means, without duplication of any other Reserves or items to the extent such items are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent from time to time determines in its reasonable business discretion as being appropriate (a) to reflect the impediments to the Agents’ ability to realize upon the Collateral, (b) to reflect claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon the Collateral, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, or the assets, business, financial performance or financial condition of any Loan Party, or (d) to reflect that a Default or an Event of Default then exists. Without limiting the generality of the foregoing, Availability Reserves may include, in the Administrative Agent’s reasonable business discretion, (but are not limited to) reserves based on: (i) rent; (ii) customs duties, and other costs to release Inventory which is being imported into the United States, to the extent such Inventory is included in Eligible Inventory; (iii) outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, and other Taxes which may have priority over the interests of the Collateral Agent in the Collateral; (iv) salaries, wages and benefits due to employees of any Borrower, (v) Customer Credit Liabilities, (vi) reserves for reasonably anticipated changes in the Appraised Value of Eligible Inventory between appraisals, (vii) warehousemen’s or bailee’s charges and other Permitted Encumbrances which may have priority over the interests of the Collateral Agent in the Collateral, (viii) amounts due to vendors on account of consigned goods, (ix) Cash Management Reserves, (x) Bank Products Reserves, and (xi) the Debt Maturity Reserve~~, and (xii) Realty Reserves.5~~.

“Average Daily Availability” shall mean the average daily Availability for the immediately preceding three month period.

“Bank Products” means any services ~~of~~or facilities provided to any Loan Party by the Administrative Agent or any of its Affiliates (but excluding Cash Management Services) including, without limitation, on account of (a) Swap Contracts, (b) ~~purchase cards, (c)~~ merchant services constituting a line of credit ~~and (d) leasing~~, (c) leasing, (d) Factored Receivables, and (e) supply chain finance services including, without limitation, trade payable services and supplier accounts receivable purchases.

“Bank Products Reserves” means such reserves as the Administrative Agent from time to time determines in its discretion as being appropriate to reflect the liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.

“Bankruptcy Court” shall mean the United States Bankruptcy Court for the District of Delaware.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%), (b) the Adjusted LIBO Rate plus one percent (1.00%), or (c) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo as its “prime rate.” The “prime rate” is a rate set by Wells Fargo based upon various factors including Wells Fargo’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Wells Fargo shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Blocked Account” has the meaning provided in Section 6.13(a)(~~iii~~ii).

“Blocked Account Agreement” means with respect to an account established by a Loan Party, an agreement, in form and substance satisfactory to the Collateral Agent, establishing control (as defined in

~~5~~	~~First Amendment~~

the UCC) of such account by the Collateral Agent and whereby the bank maintaining such account agrees, upon the occurrence and during the continuance of a Cash Dominion Event, to comply only with the instructions originated by the Collateral Agent without the further consent of any Loan Party.

“Blocked Account Bank” means each bank with whom deposit accounts are maintained in which any funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof. Borrowers’ accounts maintained with Bank of America, N.A. shall only be considered as a Blocked Account if (i) more than one Store deposits funds into such Account, or (ii) such account has not been transferred to Wells Fargo within nine (9) months after the Closing Date.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowers” has the meaning specified in the introductory paragraph hereto.

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a) the face amount of Eligible Credit Card Receivables multiplied by the Credit Card Advance Rate;

plus

(b) the lesser of (i) the Cost of Eligible Inventory, net of Inventory Reserves, multiplied by the product of (A) Appraisal Percentage multiplied by (B) the Appraised Value of Eligible Inventory, or (ii) the Cost of Eligible Inventory, net of Inventory Reserves, multiplied by the Inventory Advance Rate;

~~plus~~

~~(c) the lesser of (i) the Real Estate Advance Rate multiplied by the Appraised Value of Eligible Real Estate, or (ii) the Real Estate Cap;~~

~~plus~~

~~(d) the Receivables Advance Rate multiplied by the face amount of Eligible Trade Receivables (net of Receivables Reserves applicable thereto);~~

minus

(~~e~~c) the then current amount of all Availability Reserves.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit G hereto (with such changes therein as may be required by the Administrative Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Responsible Officer of the Lead Borrower which shall include appropriate exhibits, schedules, supporting documentation, and additional reports as reasonably requested by the Administrative Agent.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any LIBO Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

“Cash Dominion Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrowers to maintain Availability at least equal to twenty-five percent (25%) of the Loan Cap for five (5) consecutive Business Days, or (iii) the failure of the Borrowers to maintain Availability at least equal to twenty percent (20%) of the Loan Cap at any time. For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing at the Agent’s option (i) so long as such Event of Default has not been waived, and/or (ii) if the Cash Dominion Event arises as a result of the Borrowers’ failure to achieve Availability as required hereunder, until Availability has exceeded 25% of the Loan Cap for ninety (90) consecutive Business Days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that a Cash Dominion Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or Availability exceeds the required amount for ninety (90) consecutive Business Days) at all times after a Cash Dominion Event has occurred and been discontinued on two (2) occasions after the Second Amendment Effective Date. The termination of a Cash Dominion Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Cash Dominion Event in the event that the conditions set forth in this definition again arise.

“Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a Consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by a Person during such period.

“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of such Person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateral Account” means a non-interest bearing account in the name of the Collateral Agent (or as the Collateral Agent shall otherwise direct) and under the sole and exclusive dominion and control of the Collateral Agent, in which deposits are required to be made in accordance with Section 2.03(~~g~~k) or 8.02(c).

“Cash Collateralize” has the meaning specified in Section 2.03(~~g~~k).

“Cash Flow Payment” means the payments by the Borrowers to each Holder of an Allowed General Unsecured Claim (as defined in the Plan of Reorganization) as described on Exhibit D (Cash Flow Payment Term Sheet) to the Plan of Reorganization.

“Cash Management Reserves” means such reserves as the Administrative Agent, from time to time, determines in its reasonable business discretion as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Cash Management Services then provided or outstanding.

“Cash Management Services” means any one or more of the following types or services or facilities provided to any Loan Party by the Administrative Agent or any of its Affiliates: (a) ACH transactions, (b) cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit or debit cards, (e) credit card processing services, (f) purchase cards and (g) merchant services not constituting a Bank Product.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided ~~however, for purposes of this Agreement, (i~~that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (~~ii~~y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or ~~Canadian~~foreign regulatory authorities, in each case pursuant to Basel III, ~~are deemed to have gone into effect and been adopted after the Closing Date.6~~shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means (a) any event, transaction or occurrence as a result of which (i) Seidler Equity Partners III, L.P. and its Investment Affiliates cease to own and control, collectively, all of the economic

~~6~~	~~First Amendment~~

and voting rights associated with ownership of at least fifty-one percent (51%) of all of the outstanding limited partnership interests of Sponsor and SEP SWH Holdings, L.P and, through that ownership, Seidler Equity Partners III, L.P. and its Investment Affiliates ceases to own and control, collectively, all of the economic and voting rights associated with ownership of at least fifty-one percent (51%) of all classes of the outstanding capital Stock of the Parent on a fully diluted basis, (ii) the Parent ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of the Lead Borrower, or (iii) the Lead Borrower ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Subsidiaries.

“Chapter 11 Cases” means collectively, the voluntary petitions for relief of the Borrowers filed on March 21, 2009 under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court, Chapter 11 Case No. 09-10990.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended and in effect.

“Collateral” means any and all “Collateral” or “Mortgaged Property” as defined in any applicable Security Document and all other property that is to be subject to Liens in favor of the Collateral Agent under the terms of the Security Documents.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Agents executed by (a) a bailee or other Person in possession of Collateral, and (b) each landlord of Real Estate leased by any Loan Party, pursuant to which such Person (i) acknowledges the Collateral Agent’s Lien on the Collateral, (ii) releases such Person’s Liens in the Collateral held by such Person or located on such Real Estate, (iii) provides the Collateral Agent with access to the Collateral held by such bailee or other Person or located in or on such Real Estate, (iv) as to any landlord, provides the Collateral Agent with a reasonable time to sell and dispose of the Collateral from such Real Estate, and (v) makes such other agreements with the Collateral Agent as the Agents may reasonably require.

“Collateral Agent” means Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC), acting in such capacity for its own benefit and the ratable benefit of the other Credit Parties~~,~~.

“Collection Account” has the meaning provided in Section 6.13(b).

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower in the ordinary course of business of such Borrower.

“Commercial Letter of Credit Agreement” means the Commercial Letter of Credit Agreement relating to the issuance of a Commercial Letter of Credit in the form from time to time in use by the L/C Issuer.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of LIBO Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” has the meaning specified in Section 2.01.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of LIBO Rate Loans, pursuant to 2.01(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

~~“Concentration Account” has the meaning provided in Section 6.13(b).~~

“Confirmation Order” means the order of the Bankruptcy Court, dated July 30, 2009, approving and confirming the Plan of Reorganization in the Chapter 11 Cases.

“Consent” means actual consent given by a Lender from whom such consent is sought; or the passage of seven (7) Business Days from receipt of written notice to a Lender from the Administrative Agent of a proposed course of action to be followed by the Administrative Agent without such Lender’s giving the Administrative Agent written notice of that Lender’s objection to such course of action.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Cost” means the lower of cost or market value of Inventory, based upon the Borrowers’ accounting practices, known to the Administrative Agent, which practices are in effect on the Closing Date as such calculated cost is determined from invoices received by the Borrowers, the Borrowers’ purchase journals or the Borrowers’ stock ledger. “Cost” does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Borrowers’ calculation of cost of goods sold.

“Credit Card Advance Rate” means ~~85~~90%.

“Credit Card Notifications” has the meaning provided in Section 6.13(a)(~~ii~~i).

“Credit Card Receivables” means each “Account” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a major credit or debit card issuer (including, but not limited to, Visa, MasterCard, Discover and American Express and such other issuers approved by the Administrative Agent) to a Loan Party resulting from charges by a customer of a Loan Party on credit or debit cards issued by such issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.

“Credit Extensions” mean each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Party” or “Credit Parties” means (a) individually, (i) each Lender and its Affiliates, (ii) each Agent, (iii) each L/C Issuer, (iv) each beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, (v) any other Person to whom Obligations under this Agreement and other Loan Documents are owing, and (vi) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

“Credit Party Expenses” means, without limitation, (a) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates, in connection with this Agreement and the other Loan Documents, including without limitation (i) the reasonable fees, charges and disbursements of (A) counsel for the Agents, (B) outside consultants for the Agents, (C) appraisers, (D) commercial finance examinations, and (E) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, (ii) in connection with (A) the syndication of the credit facilities provided for herein, (B) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (C) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral, or (D) any workout, restructuring or negotiations in respect of any Obligations, and (iii) all customary fees and charges (as adjusted from time to time) of the Agents with respect to the disbursement of funds (or the receipt of funds) to or for the account of Borrowers (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, and (b) with respect to the L/C Issuer, and its Affiliates, all reasonable out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (c) all reasonable out-of-pocket expenses incurred by the Credit Parties who are not the Agents, the L/C Issuer or any Affiliate of any of them, after the occurrence and during the continuance of an Event of Default, provided that such Credit Parties shall be entitled to reimbursement for no more than one counsel representing all such Credit Parties (absent a conflict of interest in which case the Credit Parties may engage and be reimbursed for additional counsel).

“Customer Credit Liabilities” means at any time, the aggregate remaining value at such time of (a) outstanding gift certificates and gift cards of the Borrowers entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory, (b) outstanding merchandise credits of the Borrowers, (c) layaway obligations of the Borrowers, and (d) liabilities in connection with frequent shopping programs of the Borrowers.

“Customer Deposits” means deposits made by customers with respect to the purchase of goods or the performance of services.

“DDA” means each checking, savings or other demand deposit account maintained by any of the Loan Parties other than the Blocked Accounts. All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

“DDA Notification” has the meaning provided therefor in Section 6.13(~~a)(i~~f).

“Debt Maturity Reserve” means an Availability Reserve in an amount not to exceed the outstanding Indebtedness in respect of ~~the Trade Credit, the Sponsor Note and~~ the Cash Flow Payments, such Debt Maturity Reserve to be established no earlier than ninety (90) days prior to the due date of such Indebtedness; provided that such Debt Maturity Reserve shall be reduced on a dollar-for-dollar basis immediately prior to when such Indebtedness is paid, redeemed, repaid, refinanced or extended as provided. For the avoidance of doubt, with respect to any Borrowing the proceeds of which shall be used to pay any Indebtedness described in the immediately preceding sentence, the Debt Maturity Reserve shall be deemed reduced on a dollar-for-dollar basis in an amount equal to such Indebtedness to be paid for purposes of determining Availability hereunder.~~7~~

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans, plus (iii) 2% per annum; provided, however, that with respect to a LIBO Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a

~~7~~	~~First Amendment~~

rate equal to the Applicable Rate for Standby Letters of Credit or Commercial Letters of Credit, as applicable, plus 2% per annum.

“Defaulting Lender” means any Lender that (a) has failed to fund any ~~portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one~~amounts required to be funded by it under the Agreement within 1 Business Day of the date ~~required to be funded by it hereunder, (b) has~~that it is required to do so under the Agreement (including the failure to make available to the Administrative Agent amounts required pursuant to a settlement or to make a required payment in connection with a Letter of Credit Disbursement), (b) notified the Borrowers, the Administrative Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under the Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under the Agreement or under other agreements generally (as reasonably determined by the Administrative Agent) under which it has committed to extend credit, (d) failed, within 1 Business Day after written request by the Administrative Agent, to confirm that it will comply with the terms of the Agreement relating to its obligations to fund any amounts required to be funded by it under the Agreement, (e) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it ~~hereunder~~under the Agreement within ~~one~~1 Business Day of the date ~~when due, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding~~that it is required to do so under the Agreement, or (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent or (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

~~“Deteriorating Lender” means any Defaulting Lender or any Lender as to which (a) the L/C Issuer or the Swing-Line Lender has a good faith belief that such Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities, or (b) a Person that Controls such Lender has boon deemed insolvent or become the subject of a bankruptcy, insolvency or similar proceeding.~~

~~“Dilution Percentage” shall mean, as of any date of determination, a percentage, based upon the experience of the immediately prior twelve (12) months, that is the result of dividing the dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits or other dilutive items with respect to the Accounts of the Borrowers (other than those consisting of Credit Card Receivables) for such period by (b) the Borrowers’ gross sales of Inventory during such period (excluding intercompany sales).~~

~~“Dilution Reserve” shall mean, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Trade Receivables, by one percentage point for each percentage point by which the Dilution Percentage exceeds five percent (5%).~~

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) and any sale, transfer, license or other disposition of (whether in one transaction or in a series of transactions) of any property (including, without limitation, any Equity Interests) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Loans mature; provided, however, that (i) only the portion of such Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock and (ii) with respect to any Equity Interests issued to any employee or to any plan for the benefit of employees of the Lead Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Lead Borrower or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability and if any class of Equity Interest of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not Disqualified Stock, such Equity Interests shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require a Loan Party to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Lead Borrower and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Dollars” and “$” mean lawful money of the United States.

“Drawing Document” means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit.

“Early Termination Fee” has the meaning set forth in Section 2.09(b).

“Eligible Assignee” means (a) a Credit Party or any of its Affiliates; (b) a bank, insurance company, or company engaged in the business of making commercial loans, which Person, together with its Affiliates, has a combined capital and surplus in excess of $250,000,000; (c) an Approved Fund; (d) any Person to

whom a Credit Party assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Credit Party’s rights in and to a material portion of such Credit Party’s portfolio of asset based credit facilities, and (e) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include a Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries.

“Eligible Credit Card Receivables” means Credit Card Receivables due to a Borrower on a non-recourse basis, in each case acceptable to the Administrative Agent in its reasonable business discretion, as arise in the ordinary course of business, which have been earned by performance, and are deemed by the Administrative Agent in its reasonable business discretion to be eligible for inclusion in the calculation of the Borrowing Base. Without limiting the foregoing, unless the Administrative Agent otherwise agrees, none of the following shall be deemed to be Eligible Credit Card Receivables:

(a) Accounts due from major credit card processors and major debit card processors that have been outstanding for more than five (5) Business Days from the date of sale;

(b) Accounts due from major credit card processors and major debit card processors with respect to which a Loan Party does not have good, valid and marketable title, free and clear of any Lien (other than Liens granted to the Collateral Agent, and those Liens specified in clauses (a), (e), and (q) of the definition of Permitted Encumbrances);

(c) Accounts due from major credit card processors and major debit card processors that are not subject to a first priority security interest in favor of the Collateral Agent (it being the intent that chargebacks in the ordinary course by the credit card processors shall not be deemed violative of this clause);

(d) Accounts due from major credit card processors and major debit card processors which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);

(e) Accounts due from major credit card processors as to which the credit card processor has the right under certain circumstances to require a Loan Party to repurchase the Accounts from such credit card processor; or

(f) Accounts due from major credit card processors and major debit card processors which the Administrative Agent determines in its reasonable business discretion to be uncertain of collection.

“Eligible Inventory” means, as of the date of determination thereof, items of Inventory of a Borrower that are finished goods, merchantable and readily saleable to the public in the ordinary course of a Borrower’s business deemed by the Administrative Agent in its reasonable business discretion to be eligible for inclusion in the calculation of the Borrowing Base, in each case that, except as otherwise agreed by the Administrative Agent, complies with each of the representations and warranties respecting Inventory made by the Borrowers in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the criteria set forth below. Except as otherwise agreed by the Administrative Agent, the following items of Inventory shall not be included in Eligible Inventory:

(a) Inventory that is not solely owned by a Borrower or a Borrower does not have good and valid title thereto;

(b) Inventory that is leased by or is on consignment to a Borrower or which is consigned by a Borrower to a Person which is not a Loan Party;

(c) Inventory that is not located in the United States of America (excluding territories or possessions of the United States);

(d) Inventory at a location that is not owned or leased by a Borrower, except to the extent that the Borrowers have furnished the Administrative Agent with (i) any UCC financing statements or other documents that the Administrative Agent may determine to be necessary to perfect its security interest in such Inventory at such location, and (ii) a Collateral Access Agreement executed by the Person owning any such location on terms reasonably acceptable to the Administrative Agent;

(e) Inventory that is located in a distribution center leased by a Borrower, unless the applicable lessor has delivered to the Collateral Agent, if requested by the Collateral Agent, a Collateral Access Agreement;

(f) Inventory that is comprised of goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete or slow moving, or custom items, work-in-process, raw materials, or that constitute spare parts, promotional, marketing, packaging and shipping materials or supplies used or consumed in a Borrower’s business, (iv) are seasonal in nature and which have been packed away for sale in the subsequent season, (v) not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, or (vi) are bill and hold goods;

(g) Inventory that is not subject to a perfected first-priority security interest in favor of the Collateral Agent;

(h) Inventory that consists of samples, labels, bags, packaging, and other similar non-merchandise categories;

(i) Inventory that is not insured in compliance with the provisions of Section 5.10 hereof;

(j) Inventory that has been sold but not yet delivered or as to which a Borrower has accepted a deposit;

(k) Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which any Borrower or any of its Subsidiaries has received notice of a dispute in respect of any such agreement; or

(l) Inventory acquired in a Permitted Acquisition or which is not acquired other than for the purpose of sale in a Store in the ordinary course of a Borrower’s business, unless and until the Collateral Agent has completed or received (A) an appraisal of such Inventory from appraisers satisfactory to the Collateral Agent, establishes an Inventory Advance Rate and Inventory Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible Inventory, and (B) such other due diligence as the Agents may require, all of the results of the foregoing to be reasonably satisfactory to the Agents.

~~“Eligible Real Estate” means that certain Real Estate owned by Lead Borrower and located in Loveland, Larimer County, Colorado, as more fully described on Schedule 1.01(b) (“Loveland Real Estate”), but only as and when the following conditions have been satisfied:~~

~~(a) Lead Borrower continues to own the Loveland Real Estate in fee simple absolute;~~

~~(b) The Administrative Agent shall have received evidence that all actions that the Administrative Agent may reasonably deem necessary or appropriate in order to create a valid first and subsisting Lien (subject only to those Liens permitted by Section 6.02 hereof which have priority over the Lien of the Collateral Agent by operation of Applicable Law or otherwise reasonably acceptable to the Administrative Agent) on the Loveland Real Estate have been taken.~~

~~(c) The Administrative Agent shall have received an appraisal (based upon Appraised Value) of the Loveland Real Estate complying with the requirements of FIRREA by a third party appraiser reasonably acceptable to the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent; and~~

~~(d) The Real Estate Eligibility Requirements have been satisfied.~~

~~“Eligible Trade Receivables” means all Accounts that are subject to a valid, exclusive (other than Liens specified in clause (q) of the definition of Permitted Encumbrances), first priority and fully perfected security interest in favor of the Collateral Agent, on behalf of the Lenders, which conform to the warranties contained herein and which, at all times, continue to be acceptable to the Administrative Agent in the exercise of its reasonable credit judgment, less, without duplication, the sum of the below listed items; provided, (i) Administrative Agent shall have the right to establish, modify or eliminate Reserves against Eligible Trade Receivables from time to time in its reasonable credit judgment and (ii) Administrative Agent reserves the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below and to establish new criteria, and to adjust advance rates with respect to Eligible Trade Receivables, in its reasonable credit judgment:~~

~~(a) any returns, discounts, claims, credits, finance or service charges and allowances of any nature (whether issued, owing, granted, claimed or outstanding), and~~

~~(b) reserves for any such Accounts that arise from or are subject to or include:~~

~~(i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which such Borrower has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to the Agent’s satisfaction in the exercise of its reasonable business judgment;~~

~~(ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are (x) secured by letters of credit (in form and substance reasonably satisfactory to the Administrative Agent) issued or confirmed by, and payable at, banks having a place of business in the United States of America, or (y) to customers residing in Canada provided such Accounts do not exceed Twenty-Five-Thousand Dollars ($25,000) in the aggregate at any one-time;~~

~~(iii) Accounts that remain unpaid more than ninety (90) days from invoice date;~~

~~(iv) contra accounts;~~

~~(v) sales to any other Borrower, any subsidiary, or to any company affiliated with the Borrowers in any way (exclusive of any affiliation arising solely out of the customer relationship on account of such sales);~~

~~(vi) bill and hold (deferred shipment) or consignment sales;~~

~~(vii) sales to any customer which is:(A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, or (D) financially unacceptable to the Administrative Agent or has a credit rating unacceptable to the Administrative Agent, each based on its reasonable credit judgment;~~

~~(viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid more than ninety (90) days from invoice date;~~

~~(ix) pre-billed receivables and receivables arising from progress billing;~~

~~(x) an amount representing, historically, returns, discounts, claims, credits, allowances and applicable terms;~~

~~(xi) sales not payable in United States currency; and~~

~~(xii) any other reasons deemed necessary by the Administrative Agent in its reasonable credit judgment, including without limitation those which are customary either in the commercial finance industry or in the lending practices of the Administrative Agent.~~

~~Administrative Agent has advised Borrowers that due diligence has not been conducted with respect to Eligible Trade Receivables, and that until completion of such due diligence, to the sole satisfaction of Administrative Agent, the Borrowing Base will not include any Eligible Trade Receivables. Upon completion of such due diligence Administrative Agent may, in its sole discretion, adjust the Receivables Advance Rate, and establish any Receivables Reserves which it deems appropriate.~~

“Employee Stock Plan” means that certain Sportsman’s Warehouse Holdings, Inc. 2010 Equity Incentive Plan annexed hereto as Exhibit J (as in effect on the First Amendment Effective Date and as subsequently amended in accordance with the terms hereof), pursuant to which certain Eligible Persons (as defined therein) may purchase restricted Equity Interests in the Parent.~~8~~

~~“Environmental Compliance Reserve” means, with respect to Eligible Real Estate, any reserve which the Agents, from time to time in their discretion establish for estimable amounts that are reasonably likely to be expended by any of the Loan Parties in order for such Loan Party and its operations and property (a) to comply with any notice from a Governmental Authority asserting non-compliance with Environmental Laws, or (b) to correct any such non-compliance with Environmental Laws or to provide for any Environmental Liability.~~

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the ref of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

~~8~~	~~First Amendment~~

“Equipment” has the meaning set forth in the Security Agreement.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with ~~the Lead~~any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by ~~the Lead~~any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by ~~the Lead~~any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon ~~the Lead~~any Borrower or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 8.01. An Event of Default shall be deemed to be continuing unless and until that Event of Default has been duly waived as provided in Section 10.03 hereof.

~~“Excess Availability” means, as of any date of determination thereof by the Administrative Agent, the result, if a positive number, of (i) the Borrowing Base at such time, minus (ii) the aggregate Outstanding Amount of all Credit Extensions to, or for the account of, the Borrowers.~~

“Excluded Taxes” means, with respect to any Recipient, (a) income or franchise Taxes imposed on (or measured by) such Recipient’s gross or net income or profit (however denominated), by the United States of America, the jurisdiction under the laws of which such Recipient is organized, in which such Recipient is resident for Tax purposes or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or in which it otherwise is deemed to be engaged in a trade or business for Tax purposes (or, in each case, any political subdivision thereof), (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction described in clause (a) above or any other jurisdiction in which any Borrower is located, (c) any Taxes imposed by reason of any present or former connection between the jurisdiction imposing such Taxes and such Recipient other than a connection arising solely from such Recipient having received a payment under this Agreement or any other Loan Document, (d) any withholding Tax imposed pursuant to any applicable law in effect at the time such Recipient becomes a Recipient with respect to its applicable ownership interest in the Loan or designates a new lending office, (e) any Taxes attributable to such Recipient’s failure to comply with Sections 3.01(e), ~~and~~ (f) as referenced in the definition of Other Taxes, Taxes imposed as a result of an assignment (other than an assignment that occurs as a result of the Borrowers’ request pursuant to Section 10.13), and (g) any U.S. federal withholding tax imposed under FATCA.

“Executive Order” has the meaning set forth in Section 10.18.

“Existing Credit Agreement” means that certain Credit Agreement dated as of August 14, 2009 among the Borrowers, General Electric Capital Corporation, as agent, and a syndicate of lenders.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business (other than, so long as any Term Obligations (other than contingent indemnification obligations for which no claim has then been asserted) remain outstanding, amounts paid to Parent as cash capital contributions or cash proceeds from Parent’s issuance of common stock, in each case which are used to prepay the Term Loans in connection with the exercise of the Cure Right (as defined in the Term Credit Agreement as in effect on the date hereof)), including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments.

“Facility Guaranty” means the Guaranty made by any Guarantor in favor of the Agents and the Lenders, in form reasonably satisfactory to the Administrative Agent.

“Factored Receivables” means any Accounts ~~of~~originally owed or owing by a Loan Party to another Person which have been purchased by or factored ~~or sold by an account debtor of a Loan Party to~~with Wells Fargo~~, Wells Fargo Retail Finance, LLC~~ or any of ~~their respective~~its Affiliates pursuant to a factoring arrangement or otherwise with the Person that sold the goods or rendered the services to the Loan Party which gave rise to such Account.

“FATCA” means current Section 1471 through 1474 of the Code or any amended version or successor provision that is substantively similar and not materially more onerous to comply with and, in each case, any regulations promulgated thereunder and any interpretation and other guidance issued in connection therewith.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by

Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated May 28, 2010, among the Lead Borrower and the Administrative Agent.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

“First Amendment Effective Date” means October 27, 2011.~~9~~

“Fiscal Month” means any fiscal month of any Fiscal Year, which month shall generally end on the Saturday closest to the end of such calendar month, subject to inclusion of such month in the applicable Fiscal Quarter, in accordance with the fiscal accounting calendar of the Loan Parties. Borrowers’ fiscal calendar through Fiscal Year 2028 is attached hereto as Schedule 1.01(c).

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally end on the Saturday closest to the end of each April, July, October and January of such Fiscal Year in accordance with the fiscal accounting calendar of the Loan Parties. Borrowers’ fiscal calendar through Fiscal Year 2028 is attached hereto as Schedule 1.01(c).

“Fiscal Year” means any period of fifty-two (52) or fifty-three (53) weeks, as the case may be, ending on the Saturday closest to January 31 of any calendar year. Borrowers’ fiscal calendar through Fiscal Year 2028 is attached hereto as Schedule 1.01(c).

“Foreign Assets Control Regulations” has the meaning set forth in Section 10.18.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Lead Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

~~“Fronting Fee” has the meaning assigned to such term in Section 2.03(j).~~

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

~~9~~	~~First Amendment~~

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means the Parent and each other Person who shall be required to execute and deliver a Facility Guaranty pursuant to Section 6.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

~~“Honor Date” has the meaning specified in Section 2.03(c)(i).~~

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money ~~and~~ or with respect to deposits or advances of any kind;

(b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or ~~other similar instruments;(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and~~ similar instruments;

(c) all obligations of such Person upon which interest charges are customarily paid;

(d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person;

(e) net obligations of such Person under any Swap Contract;

(~~d~~f) all obligations of such Person ~~to pay~~issued or assumed as the deferred purchase price of property or services (~~other than~~excluding trade accounts payable and accrued obligations incurred in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);

(~~e~~g) all indebtedness ~~(excluding prepaid interest thereon) secured by a~~of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or ~~being purchased~~acquired by such Person ~~(including indebtedness arising under conditional sales or other title retention agreements)~~, whether or not ~~such indebtedness shall~~the obligations secured thereby have been assumed ~~by such Person~~ or is limited in recourse;

(~~f~~h) All Attributable Indebtedness in respect of Capital Lease Obligations and Synthetic Lease Obligations of such Person;

(~~g~~i) (i) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person (including, without limitation, Disqualified Stock, or any warrant, right or option to acquire such Equity Interest), valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (ii) the liquidation value of all Disqualified Stock of such Person;

(j) the maximum amount of all direct or contingent obligations of such Person as an account party in respect of letters of credit (including standby and commercial);

(k) all obligations of such Person in respect of bankers’ acceptances, bank guaranties, surety bonds and similar instruments; and

(~~h~~l) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. Notwithstanding the foregoing, in no event will any Plan Redemption Payment be construed to be Indebtedness for purposes of this Agreement.~~10~~

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Second Amendment Effective Date by and between the Administrative Agent and the Term Agent, and acknowledged and agreed to by the Loan Parties, as amended from time to time in accordance with the terms of thereof.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a LIBO Rate Loan exceeds three months, the respective dates that fall every three months

~~10~~	~~First Amendment~~

after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the first day after the end of each month and the Maturity Date.

“Interest Period” means, as to each LIBO Rate Loan, the period commencing on the date such LIBO Rate Loan is disbursed or converted to or continued as a LIBO Rate Loan and ending on the date one, two or three months thereafter, as selected by the Lead Borrower in its Committed Loan Notice; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(iii) no Interest Period shall extend beyond the Maturity Date; and

(iv) notwithstanding the provisions of clause (iii) no Interest Period shall have a duration of less than one (1) month, and if any Interest Period applicable to a LIBO Borrowing would be for a shorter period, such Interest Period shall not be available hereunder.

For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning given that term in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“Inventory Advance Rate” means 75%.

“Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent in the Administrative Agent’s discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may, in the Administrative Agent’s discretion, include (but are not limited to) reserves based on:

(a) Obsolescence;

(b) Seasonality;

(c) Shrink;

(d) Imbalance;

(e) Change in Inventory character;

(f) Change in Inventory composition;

(g) Change in Inventory mix;

(h) Markdowns (both permanent and point of sale);

(i) Retail markons and markups inconsistent with prior period practice and performance, industry standards, current business plans or advertising calendar and planned advertising events; and

(j) Out-of-date and/or expired Inventory.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) any Acquisition, or (d) any other investment of money or capital in order to obtain a profitable return. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Affiliate” means, with respect to any Person, any fund or investment vehicle that (a) is organized by such Person for the purpose of making equity or debt investments in one or more companies and (b) is controlled by such Person. For purposes of this definition “control” means the power to direct or cause the direction of management and policies of a Person, whether by contract or otherwise.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the ~~“~~International Standby Practices 1998~~” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance)~~ (International Chamber of Commerce Publication No. 590) and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.

“Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, the Standby Letter of Credit Agreement or Commercial Letter of Credit Agreement, as applicable, and any other document, agreement and instrument entered into by the L/C Issuer and ~~the~~any Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.

“Joinder Agreement” means an agreement, in substantially in the form of Exhibit F, pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Guarantor, as the Administrative Agent may determine.

“Knowledge” means knowledge after due inquiry and diligent investigation.

“Landlord Lien State” means Pennsylvania, Texas, Virginia and Washington, or such other state(s) as to which Collateral Agent notifies the Lead Borrower in writing that a landlord’s claim for rent may have priority over the lien of the Collateral Agent in any of the Collateral.

“Laws” means each international, foreign, Federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, request, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law.

~~“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.~~

~~“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.~~

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means (a) Wells Fargo in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder (which successor may only be a Lender selected by the Administrative Agent in its discretion), and (b) any other Lender selected by the Administrative Agent in its discretion. The L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the L/C Issuer and/or for such Affiliate to act as an advising, transferring, confirming and/or nominated bank in connection with the issuance or administration of any such Letter of Credit, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount available to be drawn under all outstanding Letters of Credit ~~plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings~~. For purposes of computing the amounts available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of any Rule ~~3.14~~under the ISP or any article of the ~~ISP~~UCP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means each Standby Letter of Credit and each Commercial Letter of Credit issued hereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Disbursement” means a payment made by the L/C Issuer pursuant to a Letter of Credit.

“Letter of Credit Expiration Date” ~~means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day~~has the meaning specified in Section 2.03(f).

“Letter of Credit Fee” has the meaning specified in Section 2.03(~~i~~l).

“Letter of Credit Related Person” has the meaning specified in Section 2.03(f).

“Letter of Credit Sublimit” means an amount equal to $10,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments. A permanent reduction of the Aggregate Commitments shall not require a corresponding pro rata reduction in the Letter of Credit Sublimit; provided, however, that if the Aggregate Commitments are reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to (or, at Lead Borrower’s option, less than) the Aggregate Commitments.

~~“Letter of Credit Obligations” means L/C Obligations.~~

“LIBO Borrowing” means a Borrowing comprised of LIBO Rate Loans.

“LIBO Rate” means for any Interest Period with respect to a LIBO Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such

Interest Period in same day funds in the approximate amount of the LIBO Rate Loan being made, continued or converted by Wells Fargo and with a term equivalent to such Interest Period would be offered to Wells Fargo by major banks in the London interbank eurodollar market in which Wells Fargo participates at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“LIBO Rate Loan” means a Committed Loan that bears interest at a rate based on the Adjusted LIBO Rate.

“Lien” means (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, Capital Lease Obligation, Synthetic Lease Obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidation” means the exercise by the Administrative Agent or Collateral Agent of those rights and remedies accorded to such Agents under the Loan Documents and applicable Law as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Administrative Agent, of any public, private or “going out of business”, “store closing”, or other similarly themed sale or other disposition of the Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

“Loan Account” has the meaning assigned to such term in Section 2.11(a).

“Loan Cap” means, at any time of determination, the lesser of (a) the Aggregate Commitments or (b) the Borrowing Base.

“Loan Documents” means this Agreement, each Note, each Issuer Document, the Fee Letter, all Borrowing Base Certificates, the Intercreditor Agreement, the Blocked Account Agreements, the DDA Notifications, the Credit Card Notifications, the Security Documents, the Facility Guaranty, and any other instrument or agreement now or hereafter executed and delivered in connection herewith, or in connection with any transaction arising out of any Cash Management Services and Bank Products provided by the Administrative Agent or any of its Affiliates, each as amended and in effect from time to time; provided that for purposes of the definition of “Material Adverse Effect” and Article VII, “Loan Documents” shall not include agreements relating to Cash Management Services and Bank Products.

“Loan Parties” means, collectively, the Borrowers and each Guarantor.

~~“Management Reimbursement Agreement” means the Reimbursement Agreement dated as of August 14, 2009 by and between Sportsman’s Warehouse Holdings, Inc. and SEP SWH Holdings, L.P., on behalf of itself and its affiliates, as amended, restated, supplemented or otherwise modified from time to time pursuant to the terms of this Agreement.~~

“Mandatory Term Loan Prepayments” means, so long as the Term Obligations (other than contingent indemnification obligations for which no claim has then been asserted) remain outstanding, mandatory payments of the Term Loan Obligations with proceeds of any Term Priority Collateral to the extent required to be made pursuant to the Term Credit Agreement as in effect as of the Second Amendment Effective Date.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of any Loan Party or the Parent and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material impairment of the rights and remedies of ~~the~~any Agent or the Lenders under any Loan Document or a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

“Material Contract” means, with respect to any Person, each contract to which such Person is a party, the termination or breach of which would be reasonably likely to result in a Material Adverse Effect, including, without limitation, the ~~Management Reimbursement Agreement, Trade Credit~~Term Documents~~, and Sponsor Security Agreement~~.

“Material Indebtedness” means (a) the Term Obligations (it being understood that the Term Obligations shall be deemed to be “Material Indebtedness” so long as any Term Obligations remain outstanding), and (b) any other Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $1,000,000. For purposes of determining the amount of Material Indebtedness at any time, (a) the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof, (b) undrawn committed or available amounts shall be included, and (c) all amounts owing to all creditors under any combined or syndicated credit arrangement shall be included.

“Maturity Date” means ~~October 27, 2016.11~~November 13, 2017.

“Maximum Rate” has the meaning provided therefor in Section 10.09.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgages” means each and every fee and leasehold mortgage or deed of trust, security agreement and assignment by and between the Loan Party owning or holding the leasehold interest in the Real Estate encumbered thereby in favor of the Collateral Agent.

~~“Mortgage Policies” has the meaning specified in the definition of Real Estate Eligibility Requirements.~~

“Mortgage Policies” means fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or marked-up title insurance commitments having the effect of a policy of title insurance) in form and substance, with the endorsements reasonably required by the Agents (to the extent available at commercially reasonable rates) and in amounts reasonably acceptable to the Collateral Agent (provided that such amounts shall not exceed the Appraised Value of the applicable Mortgaged Property), issued, coinsured and reinsured (to the extent required by the Collateral Agent) by title insurers reasonably acceptable to the Collateral Agent, insuring the Mortgages to be valid first and subsisting Liens on the property or leasehold interests described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only those Liens permitted by Section 6.02 having priority over the Lien of the Collateral Agent under applicable Law or otherwise reasonably acceptable to the Collateral Agent.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Lead Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means (a) with respect to any Disposition by any Loan Party or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder which is senior to the Collateral Agent’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents~~), (B~~ and the Term Documents), (B) to the extent such cash proceeds are received from an a Disposition of, or an Extraordinary Receipt received or paid to the account of, Term Priority Collateral, so long as any Term Obligations (other than

~~[11]~~	~~First Amendment~~

contingent indemnification obligations for which no claim has then been asserted) remain outstanding, the principal amount, premium or penalty, if any, interest and other Term Obligations, in each case, which are required to be repaid or cash collateralized with any such proceeds, and (C) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Loan Party to third parties (other than Affiliates); and (b) with respect to the sale or issuance of any Equity Interest by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and cash equivalents received in connection with such transaction over (ii) the sum of (A) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith and (B) to the extent such cash proceeds are received from the sale or issuance of any Equity Interest constituting Term Priority Collateral, so long as any Term Obligations (other than contingent indemnification obligations for which no claim has then been asserted) remain outstanding, the principal amount, premium or penalty, if any, interest and other Term Obligations, in each case, which are required to be repaid or cash collateralized with any such proceeds.

“Non-Consenting Lender” has the meaning provided therefor in Section 10.01.

~~“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).~~

“Note” means (a) a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C-1, and (b) the Swing Line Note, as each may be amended, supplemented or modified from time to time.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means (a) all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit (including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral therefor), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs, expenses and indemnities that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees, costs, expenses and indemnities are allowed claims in such proceeding, and (b) any Other Liabilities.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Equity Interests and all other arrangements relating to the Control or management of such Person.

“Other Liabilities” means any obligation on account of (i) any Cash Management Services furnished to any of the Loan Parties or any of their Subsidiaries and/or (ii) any transaction with any Agent or any of their respective Affiliates, which arises out of any Bank Product entered into with any Loan Party and any such Person, as each may be amended from time to time~~; and/or (iii) any liability with respect to Factored Receivables~~.

“Other Taxes” means, other than Excluded Taxes, all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document; excluding, however, such Taxes imposed as a result of an assignment (other than an assignment that occurs as a result of the Borrowers’ request pursuant to Section 10.13).

“Outstanding Amount” means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date~~, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts~~.

“Overadvance” means a Credit Extension to the extent that, immediately after its having been made, Availability is less than zero.

“Parent” means Sportsman’s Warehouse Holdings, Inc.

“Participant” has the meaning specified in Section 10.06(d).

“Payment Conditions” means satisfaction of the following, with respect to any payment of Indebtedness or making of a Restricted Payment: (i) No Event of Default has occurred and is continuing or would result after giving effect to the making of such payment of Indebtedness or such Restricted Payment, and (ii) (a) at all times during the 90 day period immediately preceding the making of such payment of Indebtedness or such Restricted Payment, and (b) immediately after giving effect to the making of such payment of Indebtedness or such Restricted Payment, Availability shall not be less than 25% of the Loan Cap and (iii) the Administrative Agent shall have received projections reasonably satisfactory to the Administrative Agent as determined on a pro forma basis, for the 180 day period immediately following the making of such payment of Indebtedness or such Restricted Payment (after giving pro-forma effect thereto), that reflect the Borrowers collectively shall have Availability of at least 25% of the Loan Cap; it being understood and agreed that it shall not constitute a breach of this requirement if Availability subsequently is less than 25% of the Loan Cap so long as the projection thereof is based on the good faith estimate of the Borrowers at the time of such payment.~~12~~ Prior to undertaking any transaction or payment which is subject to the Payment Conditions, the Loan Parties shall deliver to the Administrative Agent evidence of satisfaction of the conditions contained in clause (ii) above on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Administrative Agent.

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means an Acquisition in which all of the following conditions are satisfied:

(a) No Default then exists or would arise from the consummation of such Acquisition;

(b) Such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate applicable Law;

(c) The Lead Borrower shall have furnished the Administrative Agent with thirty (30) days’ prior written notice of such intended Acquisition and shall have furnished the Administrative Agent with a current draft of the documents evidencing the intended Acquisition (and final copies thereof as and when executed), a summary of any due diligence undertaken by the Loan Parties in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve (12) month period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by month for the acquired Person, individually, and on a Consolidated basis with all Loan Parties), and such other information as

~~[12]~~	~~First Amendment~~

the Administrative Agent may reasonably require, all of which shall be reasonably satisfactory to the Administrative Agent;

(d) Either (i) the legal structure of the Acquisition shall be acceptable to the Administrative Agent in its discretion, or (ii) the Loan Parties shall have provided the Administrative Agent with a favorable solvency opinion from an unaffiliated third party valuation firm reasonably satisfactory to the Administrative Agent;

(e) After giving effect to the Acquisition, if the Acquisition is an Acquisition of the Equity Interests, a Loan Party shall acquire and own, directly or indirectly, a majority of the Equity Interests in the Person being acquired and shall Control a majority of any voting interests or shall otherwise Control the governance of the Person being acquired;

(f) Any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Borrower under this Agreement;

(g) If the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Loan Party, or if the assets acquired in an acquisition will be transferred to a Subsidiary which is not then a Loan Party, such Subsidiary shall have been joined as a “Borrower” hereunder or as a Facility Guarantor, as the Administrative Agent shall determine, and the Collateral Agent shall have received a first priority (subject to the Intercreditor Agreement) security and/or mortgage interest in such Subsidiary’s Equity Interests, Inventory, Accounts, Real Estate and other property of the same nature as constitutes collateral under the Security Documents;

(h) [Reserved.];~~13~~ and

(i) The Loan Parties shall have satisfied the Additional Payment Conditions.

“Permitted Disposition” means any of the following:

(a) dispositions of inventory in the ordinary course of business;

(b) bulk sales or other Dispositions of the Inventory of a Loan Party not in the ordinary course of business, made in connection with Store closings, at arm’s length, provided, that such Store closures and related Inventory Dispositions shall not exceed those set forth in the Borrowers’ business plan reasonably satisfactory to Administrative Agent, and provided, further, at the Collateral Agent’s discretion, all sales of Inventory in connection with Store closings shall

~~[13]~~	~~First Amendment~~

be in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Collateral Agent;

(c) non-exclusive licenses of Intellectual Property of a Loan Party or any of its Subsidiaries in the ordinary course of business;

(d) licenses for the conduct of licensed departments within the Loan Parties’ Stores in the ordinary course of business; provided that, if requested by the Agents, the Agents shall have entered into an intercreditor agreement with the Person operating such licensed department on terms and conditions reasonably satisfactory to the Agents;

(e) the sale or other disposition by a Loan Party of Inventory that is obsolete and having a book value not exceeding $250,000 in the aggregate in any Fiscal Year (or such greater amount agreed to by Administrative Agent in its reasonable discretion);

(f) the sale or other disposition by a Loan Party of (i) Equipment or Fixtures of the stores closed in connection with the Plan of Reorganization, and (ii) Equipment or Fixtures that are obsolete or no longer used or useful in such Loan Party’s business and having a book value, not exceeding $500,000 in the aggregate in any Fiscal Year (or such greater amount agreed to by Administrative Agent in its reasonable discretion);

(g) Sales, transfers and dispositions among the Loan Parties or by any Subsidiary to a Loan Party;

(h) Sales, transfers and dispositions of or by any Subsidiary which is not a Loan Party to another Subsidiary that is not a Loan Party; and

(i) as long as no Default then exists or would arise therefrom, sales of Real Estate of any Loan Party (or sales of any Person or Persons created to hold such Real Estate or the equity interests in such Person or Persons), including sale-leaseback transactions involving any such Real Estate pursuant to leases on market terms, as long as, (A) such sale is made for fair market value, (B) ~~with respect to any Eligible Real Estate, the Net Proceeds paid in cash are in an amount at least equal to the greater of the amounts advanced or available to be advanced against such Eligible Real Estate under the Borrowing Base, (C)~~ the net proceeds of such sale are utilized to repay the Obligations, and (~~D~~C) in the case of any sale-leaseback transaction permitted hereunder, the Agents shall have received from such each purchaser or transferee a Collateral Access Agreement on terms and conditions reasonably satisfactory to the Agents.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04;

(b) Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable Law, arising in the ordinary course of business and securing obligations that are not overdue or are being contested in compliance with Section 6.04;

(c) Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, other than any Lien imposed by ERISA;

(d) Deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) Liens in respect of judgments that would not constitute an Event of Default hereunder;

(f) Easements, covenants, conditions, restrictions, building code laws, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of a Loan Party and such other minor title defects or survey matters that are disclosed by current surveys that, in each case, do not materially interfere with the current use of the real property;

(g) Liens existing on the ~~date hereof~~Second Amendment Effective Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is otherwise permitted hereunder;

(h) Liens on fixed or capital assets acquired by any Loan Party which are permitted under clause (c) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of such fixed or capital assets and (iii) such Liens shall not extend to any other property or assets of the Loan Parties;

(i) Liens in favor the Collateral Agent;

(j) Landlords’ and lessors’ Liens in respect of rent not in default;

(k) Possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the ~~date hereof~~Second Amendment Effective Date and Permitted Investments, provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(l) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(m) Liens arising from precautionary UCC filings regarding “true” operating leases or, to the extent permitted under the Loan Documents, the consignment of goods to a Loan Party;

(n) voluntary Liens on property (other than property of the type included in the Borrowing Base) in existence at the time such property is acquired pursuant to a Permitted Acquisition or on such property of a Subsidiary of a Loan Party in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided, that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Loan Party or any Subsidiary;

(o) Liens in favor of customs and revenues authorities imposed by applicable Law arising in the ordinary course of business in connection with the importation of goods and securing obligations that are being contested in good faith by appropriate proceedings, (B) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation;

(p) encumbrances referred to in Schedule B of the Mortgage Policies insuring the Mortgages; and

~~(q) Liens arising with respect to the Sponsor Security Agreement and the Trade Credit Security Agreement.~~

(q) Liens in favor of the Term Agent securing Term Obligations to the extent permitted under clause (j) of the definition of “Permitted Indebtedness”, to the extent such Liens comply with the Intercreditor Agreement; provided that any such Liens on any ABL Priority Collateral are junior to the Liens on the ABL Priority Collateral (as defined in the Intercreditor Agreement) securing the Obligations;

“Permitted Indebtedness” means each of the following as long as no Default or Event of Default exists or would arise from the incurrence thereof:

~~(a) Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and the direct or contingent obligor with respect thereto is not changed as a result of or in connection with such refinancing, refunding,~~

~~renewal or extension, (ii) the result of such extension, renewal or replacement shall not be an earlier maturity date or decreased weighted average life of such Indebtedness, and (iii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;~~

(a) Indebtedness outstanding on the Second Amendment Effective Date and listed on Schedule 7.03 (and Permitted Refinancing Indebtedness in respect thereof);

(b) ~~Indebtedness of any Loan Party to any other~~(x) intercompany Indebtedness of the Borrowers and the Subsidiaries to the extent permitted by clause (g) of the definition of Permitted Investments, and (y) Guarantees by a Loan Party of Indebtedness of another Loan Party;

(c) ~~Without duplication of Indebtedness described in clause (f) of this definition, purchase money Indebtedness of any Loan Party to finance the acquisition of any fixed or capital assets, including~~ Capital Lease Obligations and Synthetic Lease Obligations~~,~~ (and any Permitted Refinancing Indebtedness ~~assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof provided that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate, provided, however, that the~~in respect thereof) in an aggregate principal amount ~~of Indebtedness permitted by this clause (c) shall not exceed $2,500,000~~, when combined with the aggregate principal amount of all Indebtedness incurred pursuant to clause (f) of this definition, not in excess of $5,000,000 at any time outstanding ~~and further~~ ; provided that, if requested by the Collateral Agent, the Loan Parties shall cause the holders of such Indebtedness to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Collateral Agent;

(d) obligations (contingent or otherwise) of any Loan Party or any Subsidiary thereof existing or arising under any Swap Contract, provided that such obligations are (or were)

entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates, and not for purposes of speculation or taking a “market view;” provided that the aggregate Swap Termination Value thereof shall not exceed $1,000,000 at any time outstanding;

(e) Contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business in connection with the construction or improvement of Stores;

(f) Indebtedness of the Borrowers or any Subsidiary incurred ~~for~~to finance the acquisition, construction or ~~acquisition or improvement of, or to finance or to refinance, any Real Estate owned by any Loan Party (including therein any Indebtedness incurred in connection with sale leaseback transactions permitted hereunder), provided that, (A) with respect to any Eligible Real Estate, the Net Proceeds paid in cash are in an amount at least equal to the greater of the amounts advanced or available to be advanced against such Eligible Real Estate under the Borrowing Base, (B) all Net Proceeds received in connection with any such Indebtedness are applied to the Obligations, and (C~~improvement of any fixed or capital assets, and Permitted Refinancing Indebtedness in respect thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f), when combined with the aggregate principal amount of all Indebtedness incurred pursuant to clause (c) of this definition, shall not exceed $15,000,000 at any time outstanding and (iii) the Loan Parties shall cause the holders of such Indebtedness to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Collateral Agent;

(g) Indebtedness ~~with respect to the deferred purchase price for any~~consisting of debt owing to a seller incurred in connection with a Permitted Acquisition~~,~~ (whether in the form of an “earn out” or otherwise); provided that such Indebtedness ~~does~~is subordinated to the Obligations in a manner reasonably satisfactory to the Agents (but in any event such Indebtedness shall (i) not require the payment in cash of principal (other than in respect of working capital adjustments) prior to the Maturity Date, ~~has~~and (ii) have a maturity which extends beyond the Maturity Date~~, and is subordinated to the Obligations on terms reasonably acceptable to the Agents;~~ );

(h) (i) Indebtedness of any Person that becomes a Subsidiary of a Loan Party ~~in~~after the date hereof as a result of a Permitted Acquisition~~, which~~; provided that (x) such Indebtedness ~~is existing~~exists at the time such Person becomes a Subsidiary ~~of a Loan Party (other than Indebtedness incurred solely~~and is not created in contemplation of or in connection with such Person~~’s~~ becoming a Subsidiary ~~of a Loan Party);~~and (y) immediately before and after such Person becomes a Subsidiary, no Default or Event of Default shall have occurred and be continuing and (ii) Permitted Refinancing Indebtedness in respect thereof;

(i) The Obligations;

(j) ~~Other~~ Indebtedness of Parent and its Subsidiaries incurred under the Term Documents (and any Permitted Refinancing Indebtedness in respect thereof) in an aggregate principal amount not to exceed ~~$5,000,000~~(i) $125,000,000 (plus, if the increase option provided for in Section 2.22 of the Term Credit Agreement is exercised, the sum of all Incremental Term Loan Commitments (as defined in the Term Credit Agreement as in effect as of the Second Amendment Effective Date) provided under such Section) minus (ii) the sum of all principal payments of the Term Loans;

(k) Other Indebtedness of the Borrowers or the Subsidiaries in an aggregate principal amount not exceeding $10,000,000 at any time outstanding;

~~(k) The Trade Credit; and~~

~~(l) The Cash Flow Payments (payable in accordance with the terms of this Agreement).~~

(l) Indebtedness under performance bonds or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business;

(m) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(n) Indebtedness incurred in the ordinary course of business in connection with the financing of insurance premiums; and

(p) Indebtedness incurred in the ordinary course of business in connection with cash pooling arrangements, cash management and other similar arrangements consisting of netting arrangements and overdraft protections incurred in the ordinary course of business.

“Permitted Investments” means each of the following as long as no Default or Event of Default exists or would arise from the making of such Investment:

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(d) Fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

(e) Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and which invest solely in one or more of the types of securities described in clauses (a) through (d) above;

(f) Investments existing on the ~~Closing~~Second Amendment Effective Date, and set forth on Schedule 7.02, but not any increase in the amount thereof or any other modification of the terms thereof;

(g) (i) Investments by any Loan Party and its Subsidiaries in their respective Subsidiaries outstanding on the ~~date hereof~~Second Amendment Effective Date, (ii) additional Investments by any Loan Party and its Subsidiaries in Loan Parties (other than the Parent); provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Security Documents and (ii) such loans and advances shall be unsecured;

(h) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(i) Guarantees constituting Permitted Indebtedness;

(j) Investments by any Loan Party in Swap Contracts entered into in the ordinary course of business and for bona fide business (and not speculative purposes) to protect against fluctuations in interest rates in respect of the Obligations;

(k) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(l) Advances to officers, directors and employees of the Loan Parties and Subsidiaries in the ordinary course of business in an amount not to exceed $10,000 to any individual at any time or in an aggregate amount not to exceed $100,000 at any time outstanding;

(m) Investments constituting Permitted Acquisitions;

(n) Capital contributions made by any Loan Party to another Loan Party;

(o) Completion of Lead Borrower’s development and initiation of e-commerce/internet sales to the public;

(p) Opening additional Stores consistent with Borrowers’ business plan reasonably satisfactory to Administrative Agent;

(q) Plan Redemption Payments; and~~14~~

(r) Other Investments not exceeding $50,000 in the aggregate at any time outstanding.

provided, however, that notwithstanding the foregoing, after the occurrence and during the continuance of a Cash Dominion Event, no such Investments specified in clauses (a) through (e) and clause (r) shall be permitted unless (i) either (A) no Revolving Credit Loans are then outstanding, or (B) the Investment is a temporary Investment pending expiration of an Interest Period for a LIBO Rate Loan, the proceeds of which Investment will be applied to the Obligations after the expiration of such Interest Period, and (ii) such Investments are pledged to the Collateral Agent as additional collateral for the Obligations pursuant to such agreements as may be reasonably required by the Collateral Agent.

“Permitted Overadvance” means an Overadvance made by the Administrative Agent, in its discretion, which:

(a) Is made to maintain, protect or preserve the Collateral and/or the Credit Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Credit Parties; or

(b) Is made to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation; or

(c) Is made to pay any other amount chargeable to any Loan Party hereunder; and

(d) Together with all other Permitted Overadvances then outstanding, shall not (i) exceed ten percent (10%) of the Borrowing Base at any time or (ii) unless a Liquidation is occurring, remain outstanding for more than forty-five (45) consecutive Business Days, unless in each case, the Required Lenders otherwise agree.

~~14~~	~~First Amendment~~

provided however, that the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.03 regarding the Lender’s obligations with respect to Letters of Credit, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for Unintentional Overadvances and such Unintentional Overadvances shall not reduce the amount of Permitted Overadvances allowed hereunder, and further provided that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the principal amount of the Credit Extensions would exceed the Aggregate Commitments (as in effect prior to any termination of the Commitments pursuant to Section 2.06 hereof).

“Permitted Refinancing Indebtedness” shall mean, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness issued in exchange for, or the net proceeds of which are used to modify, refinance, refund, renew or extend such Refinanced Indebtedness; provided that (a) the aggregate principal amount (or accreted value, if applicable) thereof does not exceed the aggregate principal amount (or accreted value, if applicable) of the Refinanced Indebtedness outstanding immediately prior to such exchange, modification, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable and customary amounts paid, and reasonable and customary fees and expenses incurred, in connection with such exchange, modification, refinancing, refunding, renewal or extension; and provided, further, that, in the case of Permitted Refinancing Indebtedness incurred in respect of the Term Credit Agreement, the aggregate principal amount thereof shall not exceed the amount permitted to be incurred pursuant to clause (j) of the definition of Permitted Indebtedness, (b) any Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Indebtedness, (c) immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing, (d) if the Refinanced Indebtedness is subordinated in right of payment to the Obligations, any Permitted Refinancing Indebtedness is subordinated in right of payment to the Obligations on terms at least as favorable to the Administrative Agent and the Lenders as those contained in the documentation governing the Refinanced Indebtedness, (e) the primary obligor(s) in respect of any Permitted Refinancing Indebtedness are the primary obligor(s) in respect of the applicable Refinanced Indebtedness, and each Person (if any) that Guarantees, any Permitted Refinancing Indebtedness is a Person (if any) that Guaranteed (or would have been obligated to Guarantee) the applicable Refinanced Indebtedness, (f) to the extent the Refinanced Indebtedness is secured, any such Permitted Refinancing Indebtedness shall be secured by no additional assets of the Loan Parties and their Subsidiaries than the assets securing such Refinanced Indebtedness (except to the extent of after-acquired assets or proceeds of assets that would have secured such Refinanced Indebtedness) and (g) in the case of Permitted Refinancing Indebtedness incurred in respect of the Term Credit Agreement, if such Permitted Refinancing Indebtedness is secured, such Permitted Refinancing Indebtedness and the Liens securing such Permitted Refinancing Indebtedness, shall be subject to the Intercreditor Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established ~~by the Lead~~, sponsored, maintained or contributed to by any Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate, or otherwise with respect to which any Borrower has liability.

“Plan Redemption Payments” means payments to Eligible Persons (as defined in the Employee Stock Plan) for the redemption of restricted Equity Interests issued to such employees pursuant to the Employee Stock Plan, which redemption is required pursuant to the terms of the Employee Stock Plan.~~15~~

“Plan of Reorganization” means that certain Second Amended Joint Plan of Reorganization of Sportsman’s Warehouse, Inc. and affiliated debtors, dated June 27, 2009, filed in the Chapter 11 Cases and approved by the Bankruptcy Court pursuant to the Confirmation Order.

“Platform” has the meaning specified in Section 6.02.

“Prepayment Event” means:

(a) ~~(a)~~ Any Disposition (including, without limitation, pursuant to ~~a~~any sale ~~and~~ leaseback transaction) of any property or asset of a Loan Party; provided that so long as no Cash Dominion Event then exists or would result therefrom. Dispositions of property or assets in an amount not in excess of $500,000 in the aggregate in any twelve-month period shall not be deemed a Prepayment Event;

(b) Any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of a Loan Party remain outstanding, other than with respect to the Term Priority Collateral), unless the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Collateral Agent ~~or~~;

(c) The issuance by a Loan Party of any Equity Interests, other than any such issuance of Equity Interests (i) to a Loan Party, (ii) as consideration for a Permitted Acquisition or (iii) as a compensatory issuance to any employee, director, or consultant (including under any option plan);

(d) The incurrence by a Loan Party of any Indebtedness for borrowed money other than Permitted Indebtedness; or

(e) The receipt by any Loan Party of any Extraordinary Receipts.

“Public Lender” has the meaning specified in Section 6.02.

~~[15]~~	~~First Amendment~~

“Real Estate” means all real property subject to Leases and all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

~~“Real Estate Advance Rate” means 50% from the Closing Date through May 27, 2012, 45% from May 28, 2012 through May 27, 2013 and 40% from the May 28, 2013 through the Maturity Date.~~

~~“Real Estate Cap” means at any time of calculation, $8,000,000.~~

~~“Real Estate Eligibility Requirements” means collectively, each of the following:~~

~~(a) The applicable Loan Party has executed and delivered to the Collateral Agent a Mortgage with respect to any Real Estate intended, by such Loan Party, to be included in Eligible Real Estate;~~

~~(b) Such Real Estate is used by a Loan Party for offices or as a store or distribution center;~~

~~(c) As to any particular property, the Loan Party is in compliance in all material respects with the representations, warranties and covenants set forth in the Mortgage relating to such Real Estate;~~

~~(d) The Collateral Agent shall have received fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or marked up title insurance commitments having the effect of a policy of title insurance) (the “Mortgage Policies”) in form and substance, with the endorsements reasonably required by the Agents ( to the extent available at commercially reasonable rates) and in amounts reasonably acceptable to the Collateral Agent (provided that such amounts shall not exceed the Appraised Value of the applicable Mortgaged Property), issued, coinsured and reinsured (to the extent required by the Collateral Agent by title insurers reasonably acceptable to the Collateral Agent, insuring the Mortgages to be valid first and subsisting Liens on the property or leasehold interests described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only those Liens permitted by Section 6.02 having priority over the Lien of the Collateral Agent under applicable Law or otherwise reasonably acceptable to the Collateral Agent;~~

~~(e) With respect to any Real Estate owned by a Borrower or any other Loan Party (excluding interests as lessee under a Lease) which is intended by such Borrower or such other Loan Party to be included in Eligible Real Estate, the Collateral Agent shall have received American Land Title Association/American Congress on Surveying and Mapping form surveys, for which all necessary fees (where applicable) have been paid, certified to the Collateral Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Collateral Agent by a land surveyor duly registered and licensed in the states in which the property described in such surveys is located and reasonably acceptable to the Collateral Agent, showing all buildings and~~

~~other improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Collateral Agent;~~

~~(f) With respect to any Real Estate intended by any Borrower or other Loan Party to be included in Eligible Real Estate, the Collateral Agent shall have received a Phase I Environmental Site Assessment in accordance with ASTM Standard E1527 05, in form and substance reasonably satisfactory to the Collateral Agent, from an environmental consulting firm reasonably acceptable to the Collateral Agent, which report shall identify recognized environmental conditions and shall to the extent possible quantify any related costs and liabilities, associated with such conditions and the Collateral Agent shall be satisfied with the nature and amount of any such matters. The Collateral Agent may, upon the receipt of a Phase I Environmental Site Assessment require the delivery of further environmental assessments or reports to the extent such further assessments or reports are recommended in the Phase I Environmental Site Assessment;~~

~~(g) The applicable Loan Party shall have delivered to the Collateral Agent evidence of flood insurance naming the Collateral Agent as mortgagee as required by the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended and in effect, which shall be reasonably satisfactory in form and substance to the Collateral Agent; and~~

~~(h) The applicable Loan Party shall have delivered such other information and documents as may be reasonably requested by the Agents, including, without limitation, such as may be necessary to comply with FIRREA.~~

~~“Realty Reserves” means such reserves as the Administrative Agent from time to time determines in the Administrative Agent’s discretion as being appropriate to reflect the impediments to the Agents’ ability to realize upon any Eligible Real Estate. Without limiting the generality of the foregoing, Realty Reserves may include (but are not limited to) (i) Environmental Compliance Reserves, (ii) reserves for (A) municipal taxes and assessments, (B) repairs and (C) remediation of title defects, and (iii) reserves for Indebtedness secured by Liens having priority over the Lien of the Collateral Agent.~~

~~“Receivables Advance Rate” means 85%.~~

~~“Receivables Reserves” means such Reserves as may be established from time to time by the Administrative Agent in the Administrative Agent’s discretion with respect to the determination of the collectability in the ordinary course of Eligible Trade Receivables, including, without limitation, Dilution Reserves.~~

“Recipient” means, as applicable, (a) any Person to which any payment on account of any obligation of a Loan Party under any Loan Document is made or owed, including the Administrative Agent or any Lender or (b) if any Person described in clause (a) is treated as a pass-through entity for applicable Tax purposes, the beneficial owner of such Person.

“Register” has the meaning specified in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Parent and its Subsidiaries as prescribed by the Securities Laws.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Reports” has the meaning provided in Section 9.12(b).

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and, if required by the L/C Issuer, a Standby Letter of Credit Agreement or Commercial Letter of Credit Agreement, as applicable, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender ~~or Deteriorating Lender~~ shall be excluded for purposes of making a determination of Required Lenders.

“Reserves” means all (if any) Inventory Reserves~~,~~ and Availability ~~Reserves, Realty Reserves, and Receivables~~ Reserves.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party or any of the other individuals designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment, and any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt. Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with any proceeds of a dissolution or liquidation of such Person.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

~~“Scheduled Payment Conditions” [term deleted].16~~

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment” means the Second Amendment to Credit Agreement dated as of the Second Amendment Effective Date among the Loan Parties, the Agents and the Lenders.

“Second Amendment Effective Date” means November 13, 2012.

“Secured Rate Contracts” means Swap Contracts.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Security Agreement” means the Security Agreement dated as of the Closing Date among the Loan Parties and the Collateral Agent, as amended, restated, supplemented or otherwise modified and in effect from time to time.

“Security Documents” means the Security Agreement, the Blocked Account Agreements, the Mortgages, the DDA Notifications, the Credit Card Notifications, and each other security agreement or other instrument or document executed and delivered to the Collateral Agent pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations.

“Senior Executive Officers” means the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, President, Treasurer or Assistant Treasurer of each Borrower.

“Settlement Date” has the meaning provided in Section 2.14(a).

~~[16]~~	~~First Amendment~~

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Parent and its Subsidiaries as of that date determined in accordance with GAAP.

“Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

“Shrink Reserve” means an amount reasonably estimated by the Agents to be equal to that amount which is required in order that the Shrink reflected in Borrowers’ stock ledger would be reasonably equivalent to the Shrink calculated as part of the Borrowers’ most recent physical inventory.

“Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) at fair valuation, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

“Sponsor” means New SEP SWH Holdings, L.P., a Delaware limited partnership.

~~“Sponsor Note” means that certain promissory note executed by Borrowers in favor of Sponsor in the principal amount of $12,000,000 (plus paid in kind interest added thereto), as amended, restated, supplemented or otherwise modified from time to time (so long as such amendment, restatement, supplement or modification is not prohibited by this Agreement or the Subordination Agreement).~~

~~“Sponsor Note Payment Conditions” [term deleted].17~~

~~“Sponsor Security Agreement” means that certain SEP Security Agreement dated as of August 14, 2009 by and among Sportsman’s Warehouse Holdings, Inc., Sportsman’s Warehouse, Inc., and Pacific Flyway Wholesale, LLC and Sponsor, as amended, restated, supplemented or otherwise modified from time to time (so long as such amendment, restatement, supplement or modification is not prohibited by this Agreement or the Subordination Agreement).~~

~~[17]~~	~~First Amendment~~

“Standby Letter of Credit” means any Letter of Credit that is not a Commercial Letter of Credit and that (a) is used in lieu or in support of performance guaranties or performance, surety or similar bonds (excluding appeal bonds) arising in the ordinary course of business, (b) is used in lieu or in support of stay or appeal bonds, (c) supports the payment of insurance premiums for reasonably necessary casualty insurance carried by any of the Loan Parties, or (d) supports payment or performance for identified purchases or exchanges of products or services in the ordinary course of business.

“Standby Letter of Credit Agreement” means the Standby Letter of Credit Agreement relating to the issuance of a Standby Letter of Credit in the form from time to time in use by the L/C Issuer.

“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBO Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Store” means any retail store (which may include a Borrower’s interest in any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.

“Subordinated Debt” means the Indebtedness of the Borrowers evidenced by the ~~Sponsor Note, the~~ Cash Flow ~~Payment~~Payments and any other Indebtedness of any Credit Party subordinated in right of payment to the Obligations (specifically excluding from Subordinated Debt any capital lease payments) in a manner and form satisfactory to Administrative Agent and Lenders in their reasonable discretion, as to right and time of payment and as to any other rights and remedies thereunder. ~~For the avoidance of doubt, the Trade Credit shall not be Subordinated Debt hereunder.~~

~~“Subordination Agreement” means that certain Intercreditor and Subordination Agreement dated as of August 14, 2009 by and among the agent under the Existing Credit Agreement, on behalf of itself and the lenders thereunder, Sponsor and Trade Credit Agent, on behalf of itself and the Trade Creditors, as amended, restated, supplemented or otherwise modified from time to time.~~

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC) in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Note” means the promissory note of the Borrowers substantially in the form of Exhibit C-2, payable to the order of the Swing Line Lender, evidencing the Swing Line Loans made by the Swing Line Lender.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $7,500,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Agent” means Credit Suisse AG, as administrative agent and collateral agent under the Term Documents or any future administrative agent or collateral agent under the Term Documents and party to the Intercreditor Agreement.

“Term Credit Agreement” means that certain Credit Agreement dated as of the Second Amendment Effective Date, among the Loan Parties, the lenders party thereto, and the Term Agent, pursuant to which the Term Loans were made, as amended, amended and restated, supplemented, extended or otherwise modified from time to time in accordance with the provisions hereof and of the Intercreditor Agreement, and any replacement credit agreement entered into pursuant to any Permitted Refinancing Indebtedness in respect thereof.

“Term Documents” means the “Loan Documents” (as defined in the Term Credit Agreement as in effect on the Second Amendment Effective Date), as may be amended from time to time in accordance with the provisions hereof and of the Intercreditor Agreement.

“Term Loans” means the “Loans” or “Term Loans”, each as defined in the Term Credit Agreement as in effect as of the Second Amendment Effective Date.

“Term Loan Priority Account” has the meaning set forth for such term in the Intercreditor Agreement as in effect as of the Second Amendment Effective Date.

“Term Obligations” has the meaning set forth for such term in the Intercreditor Agreement as in effect as of the Second Amendment Effective Date.

“Term Priority Collateral” has the meaning set forth for such term in the Intercreditor Agreement as in effect as of the Second Amendment Effective Date.

“Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Article VII, or (iii) the termination of the Commitments in accordance with the provisions of Section 2.06(a) hereof.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

~~“Trade Credit” means that certain Trade Credit extended by the Trade Creditors to the Borrowers pursuant to the Trade Credit Documents.~~

~~“Trade Credit Agent” shall mean Wilmington Trust FSB, as the Trade Credit Agent for the Trade Creditors, together with its successors and assigns.~~

~~“Trade Credit Agent Agreement” shall mean the Trade Credit Agent Agreement dated as of August 14, 2009 by and among the Trade Credit Agent and the Trade Creditors, as amended, restated, supplemented or otherwise modified from time to time.~~

~~“Trade Credit Commitment Letters” has the meaning ascribed to it in the Trade Credit Agent Agreement.~~

~~“Trade Credit Documents” shall mean, collectively, the Trade Credit Commitment Letters, the Trade Credit Agent Agreement, the Trade Credit Security Agreement, the Subordination Agreement, any other intercreditor agreement, security agreements, and any other agreements, documents and instruments concurrently or at any time hereafter executed by the Borrowers in connection with the Trade Credit Commitment Letters, in each case, as amended, restated, supplemented or otherwise modified from time to time.~~

~~“Trade Creditors” has the meaning ascribed to it in the Trade Credit Agent Agreement.~~

~~“Trade Credit Security Agreement” shall mean the Trade Credit Security Agreement dated as of August 14, 2009 by and among Sportsman’s Warehouse Holdings, Inc., Sportsman’s Warehouse, Inc., and Pacific Flyway Wholesale, LLC and the Trade Credit Agent, as amended, restated, supplemented or otherwise modified from time to time.~~

“Trading with the Enemy Act” has the meaning set forth in Section 10.18.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a LIBO Rate Loan.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than State of

New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.

“UFCA” has the meaning specified in Section 10.21(d).

“UFTA” has the meaning specified in Section 10.21(d).

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unintentional Overadvance” means an Overadvance which, to the Administrative Agent’s knowledge, did not constitute an Overadvance when made but which has become an Overadvance resulting from changed circumstances beyond the control of the Credit Parties, including, without limitation, a reduction in the Appraised Value of property or assets included in the Borrowing Base or misrepresentation by the Loan Parties.

“United States” and “U.S.” mean the United States of America.

~~“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).~~

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment: by (b) the then outstanding principal amount of such Indebtedness.

“Wells Fargo” means Wells Fargo Bank, ~~N.A.~~National Association and its successors.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder.” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (i) the repayment in Dollars in full in cash or immediately available funds of all of the Obligations (other than contingent indemnification obligations for which no claim has then been asserted), (ii) the termination of the Aggregate Commitments, and (iii) the return (without drawing) or expiration of all outstanding Letters of Credit.

1.03 Accounting Terms

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Lead Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Lead

Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04 Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms of any Issuer Documents related thereto, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such time.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Committed Loans; Reserves. (a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the lesser of (x) the amount of such Lender’s Commitment, or (y) such Lender’s Applicable Percentage of the Borrowing Base; subject in each case to the following limitations:

(i) after giving effect to any Committed Borrowing, the Total Outstandings shall not exceed the ~~lesser of (A) the Aggregate Commitments, or (B) the Borrowing Base~~Loan Cap,

(ii) after giving effect to any Committed Borrowing, the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment,

(iii) The Outstanding Amount of all L/C Obligations shall not at any time exceed the Letter of Credit Sublimit

Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or LIBO Rate Loans, as further provided herein.

(b) The ~~following are the~~ Inventory Reserves and Availability Reserves as of the ~~Closing Date:~~

~~(i) Shrink Reserve (an Inventory Reserve): An amount equal to 0.85% of the Cost of Inventory on hand at retail Stores as of the end of each Fiscal Quarter, and $100,000 with respect to the Inventory at wholesale, as such shrink reserve may be adjusted based on current trends, and subject to the reasonable business judgment of the Administrative Agent;~~

~~(ii) Rent Reserve (an Availability Reserve): An amount equal to two (2) months’ rent for all of the Borrowers’ leased locations in each Landlord Lien State, other than leased locations with respect to which the Collateral Agent has received a Collateral Access Agreement in form reasonably satisfactory to the Collateral Agent;~~

~~(iii) Customer Deposits Reserve (an Availability Reserve): An amount equal to fifty percent (50%) of the Customer Deposits; and~~

~~(iv) Customer Credit Liabilities Reserve (an Availability Reserve): An amount equal to fifty percent (50%) of the Customer Credit Liabilities (except an amount equal to one hundred percent (100%) with respect to layaways), as reflected in the Borrowers’ books and records.~~ Second Amendment Effective Date are set forth in the Borrowing Base Certificate delivered pursuant to Section 4(h) of the Second Amendment.

(c) The Administrative Agent shall have the right, at any time and from time to time after the Closing Date in its discretion to establish, modify or eliminate Reserves.

2.02 Borrowings, Conversions and Continuations of Committed Loans.

(a) Committed Loans (other than Swing Line Loans) shall be either Base Rate Loans or LIBO Rate Loans as the Lead Borrower may request subject to and in accordance with this Section 2.02. All Swing Line Loans shall be only Base Rate Loans. Subject to the other provisions of this Section 2.02, Committed Borrowings of more than one Type may be incurred at the same time.

(b) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of LIBO Rate Loans shall be made upon the Lead Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of LIBO Rate Loans or of any conversion of LIBO Rate Loans to Base Rate Loans, and (ii) one Business Day prior to the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Lead Borrower pursuant to this Section 2.02(b) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Each Borrowing of, conversion to or continuation of LIBO Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Loan

Notice (whether telephonic or written) shall specify (i) whether the Lead Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of LIBO Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Lead Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Lead Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBO Rate Loans. If the Lead Borrower requests a Borrowing of, conversion to, or continuation of LIBO Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a LIBO Rate Loan.

(c) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Lead Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(b). In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall use reasonable efforts to make all funds so received available to the Borrowers in like funds by no later than 4:00 p.m. on the day of receipt by the Administrative Agent either by (i) crediting the account of the Lead Borrower on the books of Wells Fargo with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Lead Borrower~~; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Load Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrowers as provided above~~.

(d) The Administrative Agent, without the request of the Lead Borrower, may advance any interest, fee, service charge, Credit Party Expenses, or other payment to which any Credit Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby. The Administrative Agent shall advise the Lead Borrower of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under Section 2.05(c). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.02(d) shall bear interest at the interest rate then and thereafter applicable to Base Rate Loans.

(e) Except as otherwise provided herein, a LIBO Rate Loan may be continued or converted only on the last day of an Interest Period for such LIBO Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as LIBO Rate Loans without the Consent of the Required Lenders.

(f) The Administrative Agent shall promptly notify the Lead Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBO Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Lead Borrower and the Lenders of any change in Wells Fargo’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(g) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than 3 Interest Periods in effect with respect to LIBO Rate Loans.

(h) The Administrative Agent, the Lenders, the Swing Line Lender and the L/C Issuer shall have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance would result. The Administrative Agent may, in its discretion, make Permitted Overadvances without the consent of the Borrowers, the Lenders, the Swing Line Lender and the L/C Issuer and the Borrowers and each Lender and L/C Issuer shall be bound thereby. Any Permitted Overadvance may constitute a Swing Line Loan. A Permitted Overadvance is for the account of the Borrowers and shall constitute a Base Rate Loan and an Obligation and shall be repaid by the Borrowers in accordance with the provisions of Section 2.05(c). The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding. The making by the Administrative Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of Section 2.03 regarding the Lenders’ obligations to purchase participations with respect to Letter of Credits or of Section 2.04 regarding the Lenders’ obligations to purchase participations with respect to Swing Line Loans. The Administrative Agent shall have no liability for, and no Loan Party or Credit Party shall have the right to, or shall, bring any claim of any kind whatsoever against the Administrative Agent with respect to Unintentional Overadvances regardless of the amount of any such Overadvance(s).

2.03 Letters of Credit.

(a) ~~The Letter of Credit Commitment.~~ Subject to the terms and conditions of this Agreement, upon the request of the Lead Borrower made in accordance herewith, and prior to the Maturity Date, the L/C Issuer agrees to issue requested Letters of Credit for the account of the Loan Parties. By submitting a request to the L/C Issuer for the issuance of a Letter of Credit, the Borrowers shall be deemed to have requested that the L/C Issuer issue the requested Letter of Credit. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be irrevocable and shall be made in writing pursuant to a Letter of Credit Application by a Responsible Officer and delivered to the L/C Issuer and the Administrative Agent via telefacsimile or other electronic method of transmission reasonably acceptable to the L/C Issuer not later than 11:00 a.m. at least two Business Days (or such other date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to the L/C Issuer and (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as the Administrative Agent or the L/C Issuer may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that the L/C Issuer generally requests for Letters of Credit in similar circumstances. The Administrative Agent’s records of the content of any such request will be conclusive.

(b) ~~(i) Subject to the terms and conditions set forth herein, (A) the Administrative Agent, in reliance upon the agreements of the Lenders sot forth in this Section 2.03, shall endeavor to cause the L/C Issuer from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrowers, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b) below; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrowers and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not~~The L/C Issuer shall have no obligation to issue a Letter of Credit if. after giving effect to the requested issuance, (i) the Total Outstandings exceed the ~~lesser of the Aggregate Commitments or the Borrowing Base, (y~~Loan Cap,(ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans ~~shall not~~ exceed such Lender’s Commitment, and (~~z~~iii) the Outstanding Amount of the L/C Obligations ~~shall not exceed~~exceeds the Letter of Credit Sublimit. ~~Each request by the Lead Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Any L/C Issuer (other than Wells Fargo or any of its Affiliates) shall notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such L/C Issuer.~~

~~(ii) No Letter of Credit shall be issued if:~~

~~(A) subject to Section 2.03(b)(iii), the expiry date of such requested Standby Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or~~

~~(B) subject to Section 2.03(b)(iii), the expiry date of such requested Commercial Letter of Credit would occur more than 120 days after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or~~

~~(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless either such Letter of Credit is Cash Collateralized on or prior to the Letter of Credit Expiration Date or all the Lenders have approved such expiry date.~~

~~(iii) No Letter of Credit shall be issued without the prior consent of the Administrative Agent if:~~

(c) ~~(A) any order, judgment~~In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, the L/C Issuer shall not be required to issue or arrange for such Letter of Credit to the extent (0 the Defaulting Lender’s participation with respect to such Letter of Credit may not be reallocated pursuant to Section 9.16(b), or (ii) the L/C Issuer has not otherwise entered into arrangements reasonably satisfactory to it and the Borrowers to eliminate the L/C Issuer’s risk with respect to the participation in such Letter of Credit of the Defaulting Lender, which arrangements may include the Borrowers cash collateralizing such Defaulting Lender’s participation with respect to such Letter of Credit in accordance with Section 9.16(b). Additionally, the L/C Issuer shall have no obligation to issue a Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of ~~law~~Law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit~~,~~ or request that the L/C Issuer refrain from~~,~~ the issuance of letters of credit generally or such Letter of Credit in particular ~~or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith dooms material to it;~~ , or (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally, or (C) if the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless either such Letter of Credit is Cash Collateralized on or prior to the date of issuance of such Letter of Credit (or such later date as to which the Administrative Agent may agree) or all the Lenders have approved such expiry date.

~~(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;~~

~~(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial Stated Amount less than $100,000, in the case of a Commercial Letter of Credit, or $500,000, in the case of a Standby Letter of Credit;~~

~~(D) such Letter of Credit is to be denominated in a currency other than Dollars; provided that if the L/C Issuer, in its discretion, issues a Letter of Credit denominated in a currency other than Dollars, all reimbursements by the Borrowers of the honoring of any drawing under such Letter of Credit shall be paid in the currency in which such Letter of Credit was denominated;~~

~~(E) such Letter of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder; or~~

~~(F) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender or Deteriorating Lender hereunder, unless the Administrative Agent or L/C Issuer has entered into satisfactory~~

~~arrangements with the Borrowers or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender.~~

~~(iv) The Borrowers shall not permit any Letter of Credit to be amended if (A) the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.~~

~~(v) The L/C Issuer shall act on behalf of the lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.~~

~~(b) Procedures for Issuance and Amendment of Letters of Credit/Auto Extension Letters of Credit.~~

~~(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Lead Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such other date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Administrative Agent and the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Administrative Agent or L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Administrative Agent and the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Administrative Agent or the L/C Issuer may require. Additionally, the Lead Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.~~

~~(ii) Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of~~

~~issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, endeavor to issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance or amendment of each Letter of Credit, each Lender shall be deemed to (without any further action), and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer, without recourse or warranty, a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit. Upon any change in the Commitments under this Agreement, it is hereby agreed that with respect to all L/C Obligations, there shall be an automatic adjustment to the participations hereby created to reflect the new Applicable Percentages of the assigning and assignee Lenders.~~

~~(iii) If the Lead Borrower so requests in any applicable Letter of Credit Application, the Administrative Agent may, in its sole and absolute discretion, endeavor to cause the L/C Issuer to issue a Standby Letter of Credit that has automatic extension provisions (each, an “Auto Extension Letter of Credit”); provided that any such Auto Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Standby Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Standby Letter of Credit is issued. Unless otherwise directed by the Administrative Agent or the L/C Issuer, the Lead Borrower shall not be required to make a specific request to the Administrative Agent or the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Standby Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Administrative Agent shall instruct the L/C Issuer not to permit any such extension if (A) the Administrative Agent has determined that it would not be permitted, or would have no obligation, at such time to endeavor to cause the L/C Issuer to issue such Standby Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) the L/C Issuer has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Lead Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.~~

~~(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Lead Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.~~

~~(c) Drawings and Reimbursements; Funding of Participations.~~

~~(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Administrative Agent shall notify the Lead Borrower thereof; provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the L/C Issuer and the Lenders with respect to any such payment. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrowers shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrowers fail to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Borrowers shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.~~

~~(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.~~

~~(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.~~

~~(iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.~~

~~(v) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section~~

~~2.03(c), not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Lead Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.~~

~~(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.~~

(d) ~~Repayment of Participations.~~ Any L/C Issuer (other than Wells Fargo or any of its Affiliates) shall notify the Administrative Agent in writing no later than the Business Day immediately following the Business Day on which such L/C Issuer issued any Letter of Credit: provided that (i) until the Administrative Agent advises any such L/C Issuer that the provisions of Section 4.02 are not satisfied, or (ii) unless the aggregate amount of the Letters of Credit issued in any such week exceeds such amount as shall be agreed by the Administrative Agent and such L/C Issuer, such L/C Issuer shall be required to so notify the Administrative Agent in writing only once each week of the Letters of Credit issued by such L/C Issuer during the immediately preceding week as well as the daily amounts outstanding for the prior week, such notice to be furnished on such day of the week as the Administrative Agent and such L/C Issuer may agree. Each Letter of Credit shall be in form and substance reasonably acceptable to the L/C Issuer, including the requirement that the amounts payable thereunder must be payable in Dollars. If the L/C Issuer makes a payment under a Letter of Credit, the Borrowers shall pay to Administrative Agent an amount equal to the applicable Letter of Credit Disbursement on the Business Day such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be a Committed Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 4.02 hereof) and, initially, shall bear interest at the rate then applicable to Committed Loans that are Base Rate Loans. If a Letter of Credit Disbursement is deemed to be a Committed Loan hereunder, the Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to the L/C Issuer shall be automatically converted into an obligation to pay the resulting Committed Loan. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the L/C Issuer or. to the extent that the Lenders have made payments pursuant to Section 2.03(e) to reimburse the L/C Issuer, then to such Lenders and the L/C Issuer as their interests may appear.

(e) Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.03(d), each Lender agrees to fund its Applicable Percentage of any Committed Loan deemed made pursuant to Section 2.03(d) on the same terms and conditions as if the Borrowers had requested the amount thereof as a Committed Loan and the Administrative Agent shall promptly pay to the L/C Issuer the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment, renewal, or extension of a Letter of Credit) and without any further action on the part of the L/C Issuer or the Lenders, the L/C Issuer shall be deemed to have granted to each Lender, and each Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by the L/C Issuer, in an amount equal to its Applicable Percentage of such Letter of Credit, and each such Lender agrees to pay to the Administrative Agent, for the account of the L/C Issuer, such Lender’s Applicable Percentage of any Letter of Credit Disbursement made by the L/C Issuer under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the L/C Issuer, such Lender’s Applicable Percentage of each Letter of Credit Disbursement made by the L/C Issuer and not reimbursed by Borrowers on the date due as provided in Section 2.03(d), or of any reimbursement payment that is required to be refunded (or that the Administrative Agent or the L/C Issuer elects, based upon the advice of counsel, to refund) to the Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to deliver to the Administrative Agent, for the account of the L/C Issuer, an amount equal to its respective Applicable Percentage of each Letter of Credit Disbursement pursuant to this Section 2.03(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of a Default or Event of Default or the failure to satisfy any condition set forth in Section 4.02 hereof. If any such Lender fails to make available to the Administrative Agent the amount of such Lender’s Applicable Percentage of a Letter of Credit Disbursement as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and the Administrative Agent (for the account of the L/C Issuer) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(f) Each Borrower agrees to indemnify, defend and hold harmless each Credit Party (including the L/C Issuer and its branches, Affiliates, and correspondents) and each such Person’s respective directors, officers, employees, attorneys and agents (each, including the L/C Issuer, a “Letter of Credit Related Person”) (to the fullest extent permitted by Law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any such Letter of Credit Related Person (other than Taxes, which shall be governed by Section 3.01) (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of:

(i) ~~At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.~~any Letter of Credit or any pre-advice of its issuance;

(ii) ~~If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.~~any transfer, sale, delivery, surrender or endorsement of any Drawing Document at any time(s) held by any such Letter of Credit Related Person in connection with any Letter of Credit;

(iii) any action or proceeding arising out of. or in connection with, any Letter of Credit (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any Letter of Credit;

(iv) any independent undertakings issued by the beneficiary of any Letter of Credit;

(v) any unauthorized instruction or request made to the L/C Issuer in connection with any Letter of Credit or requested Letter of Credit or error in computer or electronic transmission;

(vi) an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated;

(vii) any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of Letter of Credit proceeds or holder of an instrument or document;

(viii) the fraud, forgery or illegal action of parties other than the Letter of Credit Related Person;

(ix) the L/C Issuer’s performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation; or

(x) the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the Letter of Credit Related Person;

in each case, including that resulting from the Letter of Credit Related Person’s own negligence: provided, however, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification under clauses (i) through (x) above to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Letter of Credit Related Person claiming indemnity. The Borrowers hereby agree to pay the Letter of Credit Related Person claiming indemnity on demand from time to time all amounts owing under this Section 2.03(f). If and to the extent that the obligations of the Borrowers under this Section 2.03(f) are unenforceable for any reason, the Borrowers agree to make the maximum contribution to the Letter of Credit Indemnified Costs permissible under applicable Law. This indemnification provision shall survive termination of this Agreement and all Letters of Credit.

(g) The liability of the L/C Issuer (or any other Letter of Credit Related Person) under, in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by the Borrowers that are caused directly by the L/C Issuer’s gross negligence or willful misconduct in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit or (iii) retaining Drawing Documents presented under a Letter of Credit. The L/C Issuer shall be deemed to have acted with due diligence and reasonable care if the L/C Issuer’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement. The Borrowers’ aggregate remedies against the L/C Issuer and any Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by the Borrowers to the L/C Issuer in respect of the honored presentation in connection with such Letter of Credit under Section 2.03(d), plus interest at the rate then applicable to Base Rate Loans hereunder. The Borrowers shall take action to avoid and mitigate the amount of any damages claimed against the L/C Issuer or any other Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit. Any claim by the Borrowers under or in connection with any Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by the Borrowers as a result of the breach or alleged wrongful conduct complained of; and (v) the amount (if any) of the loss that would have been avoided had the Borrowers taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing the L/C Issuer to effect a cure.

(h) The Borrowers shall be responsible for preparing or approving the final text of the Letter of Credit as issued by the L/C Issuer, irrespective of any assistance the L/C Issuer may provide such as drafting or recommending text or by the L/C Issuer’s use or refusal to use text submitted by the Borrowers. The Borrowers are solely responsible for the suitability of the Letter of Credit for the Borrowers’ purposes. With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit, the L/C Issuer, in its sole and absolute discretion, may give notice of nonrenewal of such Letter of Credit and, if the Borrowers do not at any time want such Letter of Credit to be renewed, the Borrowers will so notify the Administrative Agent and the L/C Issuer at least 15 calendar days before the L/C Issuer is required to notify the beneficiary of such Letter of Credit or any advising bank of such nonrenewal pursuant to the terms of such Letter of Credit.

(i) ~~(e) Obligations Absolute. The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be~~The Borrowers’ reimbursement and payment obligations under this Section 2.03 are absolute, unconditional and irrevocable~~,~~ and shall be ~~paid~~performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including ~~the following~~:

(i) any lack of validity ~~or~~, enforceability or legal effect of ~~such~~any Letter of Credit~~, this Agreement, or any other Loan Document~~ or this Agreement or any term or provision therein or herein;

(ii) payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply in whole or in part with the terms of the applicable Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Letter of Credit;

(iii) the L/C Issuer or any of its branches or Affiliates being the beneficiary of any Letter of Credit;

(iv) the L/C Issuer or any correspondent honoring a drawing against a Drawing Document up to the amount available under any Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Letter of Credit;

(v) ~~(ii)~~ the existence of any claim, ~~counterclaim, setoff~~set-off, defense or other right that the ~~Borrowers~~Parent or any ~~Subsidiary~~of its Subsidiaries may have at any time against any beneficiary ~~or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting)~~, any assignee of proceeds, the L/C Issuer or any other Person~~, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument-relating thereto, or any unrelated transaction~~;

~~(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;~~

~~(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy; debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;~~

(vi) ~~(v)~~ any other event, circumstance or ~~happening~~conduct whatsoever, whether or not similar to any of the foregoing~~, including any other circumstance~~ that might ~~otherwise~~, but for this Section 2.03(i), constitute a legal or equitable defense ~~available~~ to~~,~~ or ~~a discharge of, the Borrowers or any of their Subsidiaries~~discharge of, or provide a right of set-off against, any Borrower’s or any of its Subsidiaries’ reimbursement and other payment obligations and liabilities, arising under, or in connection with, any Letter of Credit, whether against the L/C Issuer, the beneficiary or any other Person; or

(vii) ~~(vi)~~ the fact that any Default or Event of Default shall have occurred and be continuing~~.~~;

~~The Lead Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Lead Borrower’s instructions or other irregularity, the Lead Borrower will immediately notify the Administrative Agent and the L/C Issuer. The Borrowers shall be conclusively doomed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.~~

~~(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter-of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; (iii) any error, omission, interruption, loss or delay~~

provided, however, that subject to Section 2.03(g) above, the foregoing shall not release the L/C Issuer from such liability to the Borrowers as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against the L/C Issuer following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of the Borrowers to the L/C Issuer arising under, or in connection with, this Section 2.03 or any Letter of Credit.

(i) Without limiting any other provision of this Agreement, the L/C Issuer and each other Letter of Credit Related Person (if applicable) shall not be responsible to the Borrowers for, and the L/C Issuer’s rights and remedies against the Borrowers and the obligation of the

Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit shall not he impaired by:

(i) honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary;

(ii) honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;

(iii) acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit;

(iv) the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than the L/C Issuer’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Letter of Credit);

(v) acting upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that the L/C Issuer in good faith believes to have been given by a Person authorized to give such instruction or request;

(vi) any errors, omissions, interruptions or delays in transmission or delivery of any ~~draft, notice or other communication under or relating to any Letter of Credit or any error~~message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms~~; or (iv) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of~~

~~any notice or information to the contrary (or the L/C Issuer may refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit), and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.~~ or in translation or any delay in giving or failing to give notice to the Borrowers;

(vii) any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates;

(viii) assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;

(ix) payment to any paying or negotiating bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;

(x) acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where the L/C Issuer has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be;

(xi) honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by the L/C Issuer if subsequently the L/C Issuer or any court or other finder of fact determines such presentation should have been honored;

(xii) dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or

(xiii) honor of a presentation that is subsequently determined by the L/C Issuer to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.

(k) ~~(g) Cash Collateral.~~ Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C ~~Borrowing~~Obligation that remains outstanding, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to 105% of the Outstanding Amount of all L/C Obligations, pursuant to documentation in form and substance satisfactory to the

Administrative Agent and the L/C Issuer (which documents are hereby Consented to by the Lenders). The Borrowers hereby grant to the Collateral Agent a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer and, to the extent not so applied, shall thereafter be applied to satisfy other Obligations.

~~(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Lead Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each Commercial Letter of Credit.~~

(l) ~~(i) Letter of Credit Fees.~~ The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily Stated Amount under each such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first day after the end of each month commencing with the first such date to occur after the issuance of such Letter of Credit, ~~on~~and after the Letter of Credit Expiration Date ~~and thereafter~~, on demand, and (ii) computed on a monthly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under ~~of~~ each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate as provided in Section 2.12(b) hereof.

~~(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay to the Administrative Agent, for the account of the L/C Issuer, a fronting fee (the “Fronting Fee”) (i) with respect to each Commercial Letter of Credit, at a rate equal to 0.125% per annum, computed on the amount of such Letter of Credit, and payable upon the issuance or amendment thereof, and (ii) with respect to each Standby Letter of Credit, at a rate equal to 0.125% per annum, computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears. Such Fronting Fees shall be due and payable on the tenth Business Day after the end of each March, June, September and December, commencing with the first such date to occur~~

~~after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrowers shall pay to the Administrative Agent, for the account of the L/C Issuer, the customary issuance; presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.~~

(m) In addition to the Letter of Credit Fees as set forth in Section 2.03(l) above, the Borrowers shall pay immediately upon demand to the Administrative Agent for the account of the L/C Issuer as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the Loan Account pursuant to the provisions of Section 2.02(d) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.03(m)): (i) a fronting fee which shall be imposed by the L/C Issuer upon the issuance of each Letter of Credit of 0.125% per annum of the face amount thereof, plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, the L/C Issuer, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit, at the time of issuance of any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, renewals or cancellations).

(n) Unless otherwise expressly agreed by the L/C Issuer and the Borrowers when a Letter of Credit is issued, (i) the rules of the ISP and the UCP shall apply to each Standby Letter of Credit, and (ii) the rules of the UCP shall apply to each Commercial Letter of Credit.

(o) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(p) ~~(k) Conflict with Issuer Documents.~~ In the event of ~~any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control~~a direct conflict between the provisions of this Section 2.03 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.03 shall control and govern.

2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender may, in reliance upon the agreements of the other Lenders set forth in this Section 2.04. make loans (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business

Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the ~~lesser of (A) the Aggregate Commitments, or (B) the Borrowing Base~~Loan Cap, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Commitment, and provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan~~, and provided further that the Swing Line Lender shall not be obligated to make any Swing Line Loan at any time when any Lender is at such time a Defaulting Lender or Deteriorating Lender hereunder, unless the Swing Line Lender has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the Swing Line Lender’s risk with respect to such Lender~~. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan. The Swing Line Lender shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with Swing Line Loans made by it or proposed to be made by it as if the term “Administrative Agent” as used in Article IX included the Swing Line Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Swing Line Lender.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Lead Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent at the request of the Required Lenders prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers at its office by crediting the account of the Lead Borrower on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorize the Swing Line Lender to so request on their behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Lead Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section

2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments.

(a) The Borrowers may, upon irrevocable notice from the Lead Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of LIBO Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of LIBO Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if LIBO Rate Loans, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBO Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

(b) The Borrowers may, upon irrevocable notice from the Lead Borrower to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000, or if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c) If for any reason the Total Outstandings at any time exceed the ~~lesser of the Aggregate Commitments or the Borrowing Base, each~~Loan Cap as then in effect, the Borrowers shall immediately prepay Loans, Swing Line Loans and ~~L/C Borrowings and~~/or Cash Collateralize the L/C Obligations ~~(other than L/C Borrowings)~~ in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans the Total Outstandings exceed the ~~lesser of the Aggregate Commitments or the Borrowing Base, each~~Loan Cap as then in effect.

(d) The Borrower shall prepay the Loans and Cash Collateralize the L/C Obligations in accordance with the provisions of Section 6.13 hereof.

(e) The Borrowers shall prepay the Loans and Cash Collateralize the L/C Obligations in an amount equal to the Net Cash Proceeds received by a Loan Party on account of a Prepayment Event, regardless of whether a Cash Dominion Event then exists and is continuing.

(f) Prepayments made pursuant to Section 2.05(c), (d) and (e) above, first, shall be applied ratably to the ~~L/C Borrowings and the~~ Swing Line Loans, second, shall be applied ratably to the outstanding Committed Loans, third, shall be used to Cash Collateralize the remaining L/C Obligations; and, fourth, the amount remaining, if any, after the prepayment in full of all ~~L/C Borrowings,~~ Swing Line Loans and Committed Loans outstanding at such time and the Cash Collateralization of the remaining L/C Obligations in full may be retained by the Borrowers for use in the ordinary course of its business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party) to reimburse the L/C Issuer or the Lenders, as applicable.

2.06 Termination or Reduction of Commitments

(a) The Borrowers may, upon irrevocable notice from the Lead Borrower to the Administrative Agent, terminate the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit or from time to time permanently reduce the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce (A) the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, (B) the Letter of Credit Sublimit if,

after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, and (C) the Swing Line Sublimit if, after giving effect thereto, and to any concurrent payments hereunder, the Outstanding Amount of Swing Line Loans hereunder would exceed the Swing Line Sublimit.

(b) If, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Letter of Credit Sublimit or Swing Line Sublimit shall be automatically reduced by the amount of such excess.

(c) The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Aggregate Commitments under this Section 2.06. Upon any reduction of the Aggregate Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees (including, without limitation, commitment fees, Early Termination Fees, and Letter of Credit Fees) and interest in respect of the Aggregate Commitments accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) ~~The~~In addition to the payments required pursuant to Section 2.05(c), (d) and (e), the Borrower shall repay to the Lenders on the Termination Date the aggregate principal amount of Committed Loans outstanding on such date.

(b) To the extent not previously paid, the Borrower shall repay the outstanding balance of the Swing Line Loans on the Termination Date.

2.08 Interest.

(a) Subject to the provisions of Section 2.08(b) below, (i) each LIBO Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the LIBO Rate for such Interest Period plus the Applicable Margin; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

(b) (i) If any amount payable under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any other Event of Default exists, then the Administrative Agent may, and upon the request of the Required Lenders shall, notify the Lead Borrower that all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate and thereafter such Obligations shall bear interest at the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees. In addition to certain fees described in subsections (~~i~~l) and (~~j~~m) of Section 2.03:

(a) Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to 0.375% times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable monthly in arrears on the first day after the end of each month, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears.

(b) Early Termination Fee. In the event that the Termination Date occurs, for any reason, prior to the Maturity Date, or in the event that the Borrowers reduce (but do not terminate) the Aggregate Commitments prior to ~~the Maturity Date,~~November 13, 2014, the Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Lenders, a fee (the “Early Termination Fee”) in respect of amounts which are or become payable by reason thereof equal to ~~(i) if the Termination Date or reduction occurs on or prior to April 27, 2012, one percent (1.0%) of the Commitments then in effect (without regard to any termination thereof) or of the amount of any reduction in the Aggregate Commitments, and (ii) if the Termination Date or reduction occurs during the period commencing on April 28, 2012 and ending on October 27, 2012,~~ one-half percent (0.5%) of the Commitments then in effect (without regard to any termination thereof) or of the amount of any reduction in the Aggregate Commitment; provided that no Early Termination Fee shall be payable in the event that the Termination Date occurs and the Obligations are indefeasibly paid in full in cash contemporaneously with the occurrence of an event constituting a Change of Control of the type described in clause (a) of the definition of such term. All parties to this Agreement agree and acknowledge that the Lenders will have suffered damages on account of the early termination of this Agreement or any portion of the Commitments and that, in view of the difficulty in ascertaining the amount of such damages, the Early Termination Fee constitutes reasonable compensation and liquidated damages to compensate the Lenders on account thereof.~~18~~

(c) Other Fees. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

~~[18]~~ 	~~First Amendment~~

2.10 Computation of Interest and Fees All computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by the Administrative Agent (the “Loan Account”) in the ordinary course of business. In addition, each Lender may record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, and each payment of interest, fees and other amounts due in connection with the Obligations due to such Lender. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m., at the option of the Administrative Agent, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of LIBO Rate Loans (or in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Lead Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Lead Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof (subject to the provisions of the last paragraph of Section 4.02 hereof), the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments ~~pursuant to Section 10.04(c)~~hereunder are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment ~~under Section 10.04(c)~~hereunder on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment ~~under Section 10.04(c)~~hereunder.

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments by Lenders. If any Credit Party shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, interest on, or other amounts with respect to, any of the Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Obligations greater than its pro rata share thereof as provided herein (including as in contravention of the priorities of payment set forth in Section 8.03), then the Credit Party receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Obligations of the other Credit Parties, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Credit Parties ratably and in the priorities set forth in Section 8.03, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14 Settlement Amongst Lenders

(a) The amount of each Lender’s Applicable Percentage of outstanding Loans (including outstanding Swing Line Loans), shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Loans (including Swing Line Loans) and repayments of Loans (including Swing Line Loans) received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

(b) The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Committed Loans and Swing Line Loans for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Lender its Applicable Percentage of repayments, and (ii) each Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Committed Loans made by each Lender shall be equal to such Lender’s Applicable Percentage of all Committed Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 1:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

2.15 Increase in Commitments.

(a) Request for Increase. Provided no Default then exists or would arise therefrom, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Lead Borrower may from time to time, request increases in the Aggregate Commitments by a total amount not exceeding $~~25,000,000.~~15,000,000. At the time of sending such notice, the Lead Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).

(b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any

Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c) Notification by Administrative Agent: Additional Lenders. The Administrative Agent shall notify the Lead Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld), to the extent that the existing Lenders decline to increase their Commitments, or decline to increase their Commitments to the amount requested by the Lead Borrower, the Administrative Agent, in consultation with the Lead Borrower, will use its reasonable efforts to arrange for other Eligible Assignees to become a Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the Aggregate Commitments requested by the Lead Borrower and not accepted by the existing Lenders (and the Lead Borrower may also invite additional Eligible Assignees to become Lenders), provided, however, that without the consent of the Administrative Agent, at no time shall the Commitment of any additional Lender (the “Additional Commitment Lender”) be less than $5,000,000.

(d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Lead Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Lead Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date and on the Effective Date (i) the Aggregate Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment Increases, and (ii) Schedule 2.01 shall be deemed modified, without further action, to reflect the revised Commitments and Applicable Percentages of the Lenders.

(e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, (i) the Lead Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Extension Effective Date, except to the extent that (x) such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (y) changes expressly contemplated by this Agreement and the other Loan Documents, (ii) the Borrowers, the Administrative Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Administrative Agent shall reasonably require; (iii) the Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders as the Lead Borrower and such Additional Commitment Lenders shall agree; (iv) the Borrowers shall have paid such arrangement fees to the Administrative Agent as the Lead Borrower and the Administrative Agent may agree; (v) the Borrowers shall deliver to the Administrative Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrowers reasonably satisfactory to the Administrative Agent and dated such date; (vi) the Borrowers and the Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested; and (vii) no Default exists.

(f) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY;

APPOINTMENT OF LEAD BORROWER

3.01 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrowers shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Lead Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Lead Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Lead Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. Such delivery shall be provided on the Closing Date and on or before such documentation expires or becomes obsolete or after the occurrence of an event requiring a change in the documentation most recently delivered. In addition, any Lender, if requested by the Lead Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Lead Borrower or the Administrative Agent as will enable the Lead Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Lead Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN,

(iv) to the extent a Recipient is not a U.S. person within the meaning of Section 7701(a)(30) and is not the beneficial owner of payments made under this Agreement or any Loan Document (for example, where such Recipient is a non-U.S. partnership), (A) an IRS Form W-8IMY on behalf of itself and (B) the relevant forms prescribed in clauses (i), (ii), (iii), (v) and (vi) of this Section 3.01(e) that would be required of each such beneficial owner if such beneficial owner were a Recipient, or

(v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Lead Borrower to determine the withholding or deduction required to be made.

(f) Transfer of Obligations. Notwithstanding anything to the contrary contained herein or in any Loan Document, if a Lender sells, assigns, grants a participation in or otherwise transfers all or part of the Obligations of the Loan Parties to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Loan Parties to such Lender. To the extent of such percentage amount, the Administrative Agent and the Borrower will treat such Lender’s documentation provided pursuant to subsection (e) of this Section 3.01 as no longer valid. Neither the Borrower nor any other Loan Party shall make any greater payments pursuant to this Section 3.01 as a consequence of (i) such sale, assignment, participation or transfer or (ii) any change by a Lender of its designated lending branch.

(g) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBO Rate Loans, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Lead Borrower through the Administrative Agent, any obligation of such Lender to make or continue LIBO Rate Loans or to convert Base Rate Loans to LIBO Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBO Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continued maintain such LIBO Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBO Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a LIBO Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBO Rate Loan, (b) adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan, or (c) the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Lead Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBO Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBO Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs; Reserves on LIBO Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBO Rate) or the L/C Issuer;

(ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBO Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Taxes imposed by way of withholding or deduction, Indemnified Taxes or Other Taxes and amounts relating to the foregoing which shall be governed solely and exclusively by Section 3.01, and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBO Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBO Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Lead Borrower shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on LIBO Rate Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBO Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Lead Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any ~~LIBO~~Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such ~~LIBO Rate~~ Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any ~~LIBO~~Loan other than a Base Rate Loan on the date or in the amount notified by the Lead Borrower; or

(c) any assignment of a LIBO Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Lead Borrower pursuant to Section 10.13;

including any reasonably calculable loss of anticipated profits and any actual loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing, provided such administrative charges are associated with the foregoing but not duplicative of the compensation for such loss, cost or expense otherwise described in this Section 3.05.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each LIBO Rate Loan made by it at the LIBO Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such LIBO Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with Section 10.13.

3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

3.08 Designation of Lead Borrower as Borrowers’ Agent.

(a) Each Borrower hereby irrevocably designates and appoints the Lead Borrower as such Borrower’s agent to obtain Credit Extensions, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement. As the disclosed principal for its agent, each Borrower shall be obligated to each Credit Party on account of Credit Extensions so made as if made directly by the applicable Credit Party to such Borrower, notwithstanding the manner by which such Credit Extensions are recorded on the books and records of the Lead Borrower and of any other Borrower. In addition, each Loan Party other than the Borrowers hereby irrevocably designates and appoints the Lead Borrower as such Loan Party’s agent to represent such Loan Party in all respects under this Agreement and the other Loan Documents.

(b) Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers.

(c) The Lead Borrower shall act as a conduit for each Borrower (including itself, as a “Borrower”) on whose behalf the Lead Borrower has requested a Credit Extension. Neither the Administrative Agent nor any other Credit Party shall have any obligation to see to the application of such proceeds therefrom.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals, telecopies or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent:

(i) executed counterparts of this Agreement sufficient in number for distribution to the Administrative Agent, each Lender and the Lead Borrower;

(ii) a Note executed by the Borrowers in favor of each Lender requesting a Note;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party;

(iv) copies of each Loan Party’s Organization Documents and such other documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to so qualify in such jurisdiction could not reasonably be expected to have a Material Adverse Effect;

(v) a favorable opinion of Lindquist & Vennum PLLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(vi) a certificate signed by a Responsible Officer of the Lead Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since January 31, 2010 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) to the Solvency of the Loan Parties as of the Closing Date after giving effect to the transactions contemplated hereby, and (D) either that (1) no consents, licenses or approvals are required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, or (2) that all such consents, licenses and approvals have been obtained and are in full force and effect;

(vii) evidence that all insurance required to be maintained pursuant to the Loan Documents and all endorsements in favor of the Agents required under the Loan Documents have been obtained and are in effect;

(viii) a payoff letter from the agent for the lenders under the Existing Credit Agreement satisfactory in form and substance to the Administrative Agent evidencing that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated, all obligations thereunder are being paid in full, and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released;

(ix) the Security Documents (including, without limitation, the Mortgages~~, to the extent that Eligible Real Estate is included in the Borrowing Base as of the Closing Date~~) and certificates evidencing any stock being pledged thereunder, together with undated stock powers executed in blank, each duly executed by the applicable Loan Parties, subject to acceptable temporary escrow of certificates pending payment in full of obligations under the Existing Credit Agreement;

(x) all other Loan Documents, each duly executed by the applicable Loan Parties;

(xi) (A) appraisals (based on net liquidation value) by a third party appraiser acceptable to the Collateral Agent of all Inventory of the Borrowers, the results of which are satisfactory to the Collateral Agent and (B) a written report regarding the results of a commercial finance examination of the Loan Parties, which shall be satisfactory to the Collateral Agent;

(xii) results of searches or other evidence reasonably satisfactory to the Collateral Agent (in each case dated as of a date reasonably satisfactory to the Collateral Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and Liens for which termination statements and releases, satisfactions and discharges of any Mortgages, and releases or subordination agreements satisfactory to the Collateral Agent are being tendered concurrently with such extension of credit or other arrangements satisfactory to the Collateral Agent for the delivery of such termination statements and releases, satisfactions and discharges have been made;

(xiii) (A) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Collateral Agent, (B) the DDA Notifications, Credit Card Notifications, and Blocked Account Agreements required pursuant to Section 6.13 hereof, (C) control agreements with respect to the Loan Parties’ securities and investment accounts, and (D) Collateral Access Agreements as required by the Collateral Agent;

(xiv) complete and correct copies of the Sponsor Note and the Trade Credit Documents, including Confirmation of Subordination Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith);1 and

~~(xv) to the extent that Eligible Real Estate is included in the Borrowing Base as of the Closing Date:~~

~~(A) evidence that all other actions that the Collateral Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken;~~

~~(B) an appraisal of each of the properties described in the Mortgages complying with the requirements of FIRREA by a third party appraiser acceptable to the Collateral Agent and otherwise in form and substance satisfactory to the Collateral Agent;~~

~~(C) flood certificates with respect to each of the properties described in the Mortgages certifying that such properties are not in a flood zone otherwise the Administrative Agent shall be named as loss payee and additional insured on flood insurance reasonably acceptable to the Administrative Agent with respect to such properties; and~~

(xv) ~~(xvi)~~ such other assurances, certificates, documents, consents or opinions as the Agents reasonably may require.

[1]	As used in this Section 4.01(a)(xiv), the terms “Sponsor Note” and “Trade Credit Documents” shall have the meanings assigned to such terms in this Agreement (without giving effect to the Second Amendment).

(b) After giving effect to (i) the first funding under the Loans, (ii) any charges to the Loan Account made in connection with the establishment of the credit facility contemplated hereby and (iii) all Letters of Credit to be issued at, or immediately subsequent to, such establishment, Availability shall be not less than $11,000,000.

(c) The Administrative Agent shall have received a Borrowing Base Certificate dated the Closing Date, relating to the period ended as of May 22, 2010, and executed by a Responsible Officer of the Lead Borrower.

(d) The Administrative Agent shall be reasonably satisfied that any financial statements delivered to it fairly present the business and financial condition of the Loan Parties and that there has been no Material Adverse Effect since the date of the most recent financial information delivered to the Administrative Agent.

~~(e) The Administrative Agent shall be reasonably satisfied that the Real Estate Eligibility Conditions have been satisfied to the extent that Eligible Real Estate is included in the Borrowing Base as of the Closing Date.~~

(e) ~~(f)~~ The Administrative Agent shall have received and be satisfied with (i) a detailed forecast for the period commencing on the Closing Date and ending January 29, 2011, which shall include an Availability model, Consolidated income statement, balance sheet, and statement of cash flow, by month, each prepared in conformity with GAAP and consistent with the Loan Parties’ then current practices and (b) such other information (financial or otherwise) reasonably requested by the Administrative Agent.

(f) ~~(g)~~ There shall not be pending any litigation or other proceeding, the result of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(g) ~~(h)~~ There shall not have occurred any default of any Material Contract of any Loan Party.

(h) ~~(i)~~ The consummation of the transactions contemplated hereby shall not violate any Applicable Law or any Organization Document.

(i) ~~(j)~~ All fees required to be paid to the Lenders on or before the Closing Date shall have been paid in full.

(j) ~~(k)~~ The Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

(k) ~~(l)~~ The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.

(l) ~~(m)~~ No material changes in governmental regulations or policies affecting any Loan Party or any Credit Party shall have occurred prior to the Closing Date.

(m) ~~(n)~~ There shall not have occurred any disruption or material adverse change in the United States financial or capital markets in general that has had, in the reasonable opinion of the Administrative Agent, a material adverse effect on the market for loan syndications or adversely affecting the syndication of the Loans.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have Consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be Consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of LIBO Rate Loans) and each L/C Issuer to issue each Letter of Credit is subject to the following conditions precedent:

(a) The representations and warranties of each Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, ~~and except that~~(ii) to the extent that such representations and warranties qualified by materiality, in which case they shall be true and correct in all respects, and (iii) for purposes of this Section 4.02, the representations and warranties contained in subsections (a), (b) and (e) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a), (b) and (d), respectively, of Section 6.01.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) No event or circumstance which could reasonably be expected to result in a Material Adverse Effect shall have occurred.

(e) No Overadvance shall result from such Credit Extension.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of LIBO Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

The conditions set forth in this Section 4.02 are for the sole benefit of the Credit Parties but until the Required Lenders otherwise direct the Administrative Agent to cease making Committed Loans, the Lenders will fund their Applicable Percentage of all Loans ~~and L/C Advances~~ and participate in all Swing Line Loans and Letters of Credit whenever made or issued, which are requested by the Lead Borrower and which, notwithstanding the failure of the Loan Parties to comply with the provisions of this Article IV, agreed to by the Administrative Agent, provided, however, the making of any such Loans or the issuance of any Letters of Credit shall not be deemed a modification or waiver by any Credit Party of the provisions of this Article IV on any future occasion or a waiver of any rights or the Credit Parties as a result of any such failure to comply.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce the Credit Parties to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, each Loan Party represents and warrants to the Administrative Agent and the other Credit Parties that:

5.01 Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (a) is a corporation, limited liability company, partnership or limited partnership, duly incorporated, organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization, or formation (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Schedule 5.01 annexed hereto sets forth, as of the ~~Closing~~Second Amendment Effective Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Collateral Agent under the Security Documents); or (d) violate any Law.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) the perfection or maintenance of the Liens created under the Security Documents (including the first priority nature thereof, subject to the Intercreditor Agreement) or (b) such as have been obtained or made and are in full force and effect.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements to be provided on or before July 1, 2010, will (i) be prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby; and (iii) show all Material Indebtedness and other liabilities, direct or contingent, of the Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited Consolidated and consolidating balance sheet of the Parent and its Subsidiaries dated May 1, 2010, and the related Consolidated and consolidating statements of income or operations, Shareholders’ Equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all Material Indebtedness of the Loan Parties and their Consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Material Indebtedness.

(c) Since January 31, 2010, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) Intentionally Omitted.

(e) The Consolidated and consolidating forecasted balance sheet and statements of income and cash flows of the Parent and its Subsidiaries delivered pursuant to Section 6.01(d) will be prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Loan Parties’ best estimate of its future financial performance.

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status, or financial effect on any Loan Party or any Subsidiary thereof, of the matters described on Schedule 5.06.

5.07 No Default. Except as disclosed on Schedule 5.07, no Loan Party or any Subsidiary is in default under or with respect to any Material Contract or any Material Indebtedness. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens

(a) Each of the Loan Parties and each Subsidiary thereof has good record and marketable title in fee simple to or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, free and clear of all Liens, other than Permitted Encumbrances. Each of the Loan Parties and each Subsidiary has good and marketable title to, valid leasehold interests in, or valid licenses to use all personal property and assets material to the ordinary conduct of its business.

(b) Schedule 5.08(b)(1) sets forth the address (including street address, county and state) of all Real Estate that is owned by the Loan Parties, together with a list of the holders of any mortgage or other Lien thereon as of the ~~Closing~~Second Amendment Effective Date. Schedule 5.08(b)(2) sets forth the address (including street address, county and state) of all Leases of the Loan Parties, together with a list of the lessor and its contact information with respect to each such Lease as of the ~~Closing~~Second Amendment Effective Date. Each of such Leases is in full force and effect and the Loan Parties are not in default of the terms thereof.

(c) Schedule 7.01 sets forth a complete and accurate list of all Liens on the property or assets of each Loan Party and each of its Subsidiaries, showing as of the ~~Closing~~Second Amendment Effective Date the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto. The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Permitted Encumbrances.

(d) Schedule 7.02 sets forth a complete and accurate list of all Investments held by any Loan Party or any Subsidiary of a Loan Party on the ~~Closing~~Second Amendment Effective Date, showing as of the ~~date hereof~~Second Amendment Effective Date the amount, obligor or issuer and maturity, if any, thereof.

(e) Schedule 7.03 sets forth a complete and accurate list of all Indebtedness of each Loan Party or any Subsidiary of a Loan Party on the ~~Closing~~Second Amendment Effective Date, showing as of the ~~date hereof~~Second Amendment Effective Date the amount, obligor or issuer and maturity thereof.

5.09 Environmental Compliance

(a) Except as specifically disclosed in Schedule 5.09, no Loan Party or any Subsidiary thereof (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) to the Knowledge of the Senior Executive Officers, is aware of any basis for any Environmental Liability, except, in each case, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as otherwise set forth in Schedule 5.09, (i) none of the properties currently or formerly owned or currently operated by any Loan Party or any Subsidiary thereof is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list; (ii) there are no underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned by any Loan Party or any Subsidiary thereof; (iii) to the Knowledge of the Senior Executive Officers, there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or Subsidiary thereof; and (iv) Hazardous Materials have not been unlawfully released, discharged or disposed of by any Loan Party or Subsidiary thereof on any property currently or formerly owned or operated by any Loan Party or any Subsidiary thereof.

(c) Except as otherwise set forth on Schedule ~~5,09,~~5.09, no Loan Party or any Subsidiary thereof is undertaking, and no Loan Party or any Subsidiary thereof has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any Subsidiary thereof have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any Subsidiary thereof.

5.10 Insurance. The properties of the Loan Parties and their Subsidiaries are insured with insurance companies which are financially sound and reputable to the actual knowledge of the Senior Executive Officers and which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption and property damage insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties or the applicable Subsidiary operates. Schedule 5.10 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the ~~Closing~~Second Amendment Effective Date. Each insurance policy listed on Schedule 5.10 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.

5.11 Taxes. The Loan Parties and their Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those relating to Allowed Priority Tax Claims (as defined in the Plan of Reorganization) which will be paid pursuant to the Plan of Reorganization, and those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no Lien (other than Permitted Encumbrances) has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation. None of the Loan Parties or any of their Subsidiaries has received written notice of a proposed tax assessment against any such Loan Party or Subsidiary that would, if made, have a Material Adverse Effect. No Loan Party or any Subsidiary thereof is a party to any tax sharing agreement.

5.12 ERISA Compliance.

(a) Each Plan is in substantial compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code or sponsor of such plan has received a favorable determination, opinion or advisory letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the ~~Lead Borrower~~Loan Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. The Loan Parties and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. No Lien imposed under the Code or ERISA exists to the Knowledge of the ~~Lead Borrower~~Loan Parties or is likely to arise on account of any Plan.

(b) There are no pending or, to the knowledge of the ~~Lead Borrower~~Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or, if applicable, violation of the ERISA fiduciary responsibility rules with respect to any Plan that has resulted or to the Knowledge of the ~~Lead Borrower~~Loan Parties could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13 Subsidiaries; Equity Interests. The Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary. All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except for those created under the Security Documents and, subject to the Intercreditor Agreement, those in favor of the Term Agent pursuant to the Term Documents. Except as set forth in Schedule 5.13, there are no outstanding rights to purchase any Equity Interests in any Subsidiary. The Loan Parties have no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Loan Parties have been validly issued, and are fully paid and non-assessable and are owned in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens except for those created under the Security Documents. The copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.01 are true and correct copies of each such document, each of which is valid and in full force and effect.

5.14 Margin Regulations; Investment Company Act;

(a) No Loan Party is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of the Credit Extensions shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Credit Extensions to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB.

(b) None of the Loan Parties, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.16 Compliance with Laws. Each of the Loan Parties and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17 Intellectual Property; Licenses, Etc. The Loan Parties and their Subsidiaries own, or possess the right to use, all of the Intellectual Property, licenses, permits and other authorizations that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Lead Borrower, no slogan or other advertising device, product, process, method, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.17, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Lead Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18 Labor Matters.

There are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party or any Subsidiary thereof pending or, to the knowledge of any Loan Party, threatened. To the Knowledge of the Senior Executive Officers, the hours worked by and payments made to employees of the Loan Parties comply with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect. No Loan Party or any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law. All payments due from any Loan Party and its Subsidiaries, or for which any claim may be made against any Loan Party or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party. Except as set forth on Schedule 5.18, no Loan Party or any Subsidiary is a party to or bound by any collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party or any Subsidiary has made a pending demand for recognition. Except as set forth on Schedule 5.18, there are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Subsidiaries. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Subsidiaries is bound.

5.19 Intentionally Omitted.

5.20 Solvency

After giving effect to the transactions contemplated by this Agreement and the Term Documents (including, without limitation, the making of the Restricted Payment described in Section 7.06(d)), and before and after giving effect to each Credit Extension, the Loan Parties, on a Consolidated basis, are Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

5.21 Deposit Accounts; Credit Card Arrangements.

(a) Annexed hereto as Schedule 5.21(a) is a list of all DDAs and Blocked Accounts maintained by the Loan Parties as of the Closing Date, which Schedule includes, with respect to each DDA and each Blocked Account (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; (iii) a contact person at such depository, and (iv) the identification of each Blocked Account Bank.

(b) Annexed hereto as Schedule 5.21(b) is a list describing all arrangements as of the ~~Closing~~Second Amendment Effective Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges for sales made by such Loan Party.

5.22 Brokers. No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

5.23 Customer and Trade Relations. There exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, or any material adverse modification or change in the business relationship of any Loan Party with any supplier material to its operations.

5.24 Material Contracts. Schedule 5.24 sets forth all Material Contracts to which any Loan Party is a party or is bound as of the ~~Closing~~Second Amendment Effective Date. The Loan Parties have delivered true, correct and complete copies of such Material Contracts to the Administrative Agent on or before the ~~date hereof~~Second Amendment Effective Date. The Loan Parties are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

5.25 Casualty. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Loan Parties shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01 Financial Statements. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:

(a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Parent, a Consolidated and, if requested by Administrative Agent, consolidating balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated, and if so requested, consolidating statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by (i) a report and unqualified opinion of a Registered Public Accounting Firm reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and such consolidating statements to be certified by a Responsible Officer of the Lead Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Parent and its Subsidiaries;

(b) as soon as available, but in any event within 45 days after the end of each of the Fiscal Quarters of each Fiscal Year of the Parent, a Consolidated and, if requested by Administrative Agent, consolidating balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated, and if so requested, consolidating statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Quarter and for the portion of the Parent’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(d) hereof, (B) the corresponding Fiscal Quarter of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such Consolidated statements to be certified by a Responsible Officer of the Lead Borrower as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Parent and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by a Responsible Officer of the Lead Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Parent and its Subsidiaries;

(c) as soon as available, but in any event within 30 days after the end of each of the Fiscal Months of each fiscal year of the Parent, a consolidated and, if requested by Administrative Agent, consolidating balance sheet of the Parent and its Subsidiaries as at the end of such Fiscal Month, and the related consolidated, and if so requested, consolidating statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Month, and for the portion of the Parent’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(d) hereof, (B) the corresponding Fiscal Month of the previous Fiscal Year and (C)

the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of the Lead Borrower as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Parent and its Subsidiaries as of the end of such Fiscal Month in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by a Responsible Officer of the Lead Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Parent and its Subsidiaries;

(d) as soon as available, but in any event no ~~more~~later than 30 days ~~after~~prior to the end of each Fiscal Year of the Parent, forecasts prepared by management of the Lead Borrower, in form satisfactory to the Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of the Parent and its Subsidiaries on a monthly basis for the immediately following Fiscal Year (including the fiscal year in which the Maturity Date occurs), and as soon as available, any significant revisions to such forecast with respect to such following Fiscal Year.

6.02 Certificates; Other Information. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its Registered Public Accounting Firm certifying such financial statements;

(b) (i) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) and (c), a duly completed Compliance Certificate signed by a Responsible Officer of the Lead Borrower, and (ii) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) a copy of management’s discussion and analysis with respect to such financial statements;

(c) on the 5th day of each Fiscal Month (or, if such day is not a Business Day, on the next succeeding Business Day), a certificate in the form of Exhibit G (a “Borrowing Base Certificate”) showing the Borrowing Base as of the close of business as of the last day of the immediately preceding Fiscal Month, each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the Lead Borrower; provided that at any time that an Accelerated Borrowing Base Delivery Event has occurred and is continuing, such Borrowing Base Certificate shall be delivered on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), as of the close of business on the immediately preceding Saturday;

(d) promptly upon receipt, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by its Registered Public Accounting Firm in connection with the accounts or books of the Loan Parties or any Subsidiary, or any audit of any of them, including, without limitation, specifying any Internal Control Event;

(e) The financial and collateral reports described on Schedule 6.02 hereto, at the times set forth in such Schedule;

(f) as soon as available, but in any event within 30 days after the end of each fiscal year of the Loan Parties, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

(g) promptly after the Administrative Agent’s request therefor, copies of all Material Contracts and documents evidencing Material Indebtedness; and

(h) promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b), or (c) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower posts such documents, or provides a link thereto on the Lead Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Lead Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Lead Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Lead Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Lead Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Lead Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Loan Parties hereby acknowledge that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan

Parties shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

6.03 Notices. Promptly notify the Administrative Agent:

(a) of the occurrence of any Default, to the Knowledge of a Senior Executive Officer;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Material Contract or with respect to Material Indebtedness of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any ERISA Event, to the Knowledge of a Senior Executive Officer;

(d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(e) of any change in any Loan Party’s Senior Executive Officers;

(f) of the discharge by any Loan Party of its present Registered Public Accounting Firm or any withdrawal or resignation by such Registered Public Accounting Firm;

(g) of any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent;

(h) of the filing of any Lien for unpaid Taxes against any Loan Party, to the Knowledge of a Senior Executive Officer;

(i) of any casualty or other insured damage to any material portion of the Collateral, to the Knowledge of a Senior Executive Officer, or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed;

(j) of (i) any amendment, supplement, modification, waiver or consent to the Term Documents, in each case together with copies thereof, and (ii) the occurrence of any Mandatory Term Loan Prepayment;

(k) of the occurrence of any “Default” or “Event of Default” under (and as defined in) the Term Documents;

(l) of the occurrence of a Cash Dominion Event; and

(m) ~~(j)~~ of any transaction of the nature contained in ARTICLE VII hereof, occurring after the Closing Date, including, without limitation, (i) the entry by a Loan Party into a Material Contract, (ii) the incurrence by a Loan Party of Material Indebtedness, (iii) the voluntary or, to the actual knowledge of a Senior Executive Officer, involuntary grant of any Lien upon any property of a Loan Party; or (iv) the making of any Investments by a Loan Party.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Lead Borrower setting forth details of the occurrence referred to therein and stating what action the Lead Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, (b) all lawful claims (including, without limitation, claims of landlords, warehousemen, customs brokers, and carriers) which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case, where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, (d) no Lien has been filed with respect thereto and (e) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Agents with respect to determining Reserves pursuant to this Agreement.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses, including all Federal firearm licenses, and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its Intellectual Property, except to the extent such Intellectual Property is no longer used or useful in the conduct of the business of the Loan Parties.

6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies reasonably acceptable to the Administrative Agent not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by applicable Law, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Administrative Agent.

(a) Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include, as the insurable interest of the Loan Parties, Collateral Agent, Administrative Agent or Credit Parties should appear, (i) a non-contributing mortgage clause (regarding improvements to real property) and lenders’ loss payable clause (regarding personal property), in form and substance satisfactory to the Collateral Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Collateral Agent, (ii) a provision to the effect that none of the Loan Parties, Credit Parties or any other Person shall be a co-insurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Credit Parties. Commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured. Business interruption policies shall name the Collateral Agent as a loss payee and shall be endorsed or amended to include, as the insurable interest of the Loan Parties, Collateral Agent, Administrative Agent or Credit Parties should appear, (1) a provision that, from and after the Closing Date, the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Collateral Agent, (2) a provision to the effect that none of the Loan Parties, the Administrative Agent, the Collateral Agent or any other party shall be a co-insurer and (3) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Credit Parties. Each such policy referred to in this Section 6.07(b) shall also provide that it shall not be canceled, modified or not renewed (y) by reason of nonpayment of premium except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (z) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Collateral Agent. The Lead Borrower shall deliver to the Collateral Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent, including an insurance binder) together with evidence satisfactory to the Collateral Agent of payment of the premium therefor.

~~(b) If at any time the area in which any Eligible Real Estate is located is designated (i) a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as is reasonable and customary for companies engaged in the retail business, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended~~

~~from time to time, or (ii) a “Zone 1” area, obtain earthquake insurance in such total amount as is reasonable and customary for companies engaged in its business.~~

(b) ~~(c)~~ None of the Credit Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.07. Each Loan Party shall look solely to its insurance companies or any other parties other than the Credit Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Credit Party or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Credit Parties and their agents and employees. The designation of any form, type or amount of insurance coverage by the any Credit Party under this Section 6.07 shall in no event be deemed a representation, warranty or advice by such Credit Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.

(c) ~~(d)~~ Maintain for themselves and their Subsidiaries, a Directors and Officers insurance policy, and a “Blanket Crime” policy including employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property, and computer fraud coverage with responsible companies in such amounts as are customarily carried by business entities engaged in similar businesses similarly situated, and will upon request by the Administrative Agent furnish the Administrative Agent certificates evidencing renewal of each such policy.

(d) ~~(e)~~ Permit any representatives that are designated by the Collateral Agent to inspect the insurance policies maintained by or on behalf of the Loan Parties and to inspect books and records related thereto and any properties covered thereby. The Loan Parties shall pay the reasonable fees and expenses of any representatives retained by the Collateral Agent to conduct any such inspection.

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside and maintained by the Loan Parties in accordance with GAAP; (b) such contest effectively suspends enforcement of the contested Laws, and (c) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records; Accountants

(a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary, as the case may be; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties or such Subsidiary, as the case may be.

(b) at all times retain a Registered Public Accounting Firm which is reasonably satisfactory to the Administrative Agent and shall instruct such Registered Public Accounting Firm to cooperate with, and be available to, the Administrative Agent or its representatives to discuss the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such Registered Public Accounting Firm, as may be raised by the Administrative Agent.

6.10 Inspection Rights

(a) Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and Registered Public Accounting Firm, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Lead Borrower; provided, however, that when an Event of Default exists the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice.

(b) Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Administrative Agent to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the Lead Borrower’s practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves. The Loan Parties shall pay the fees and expenses of the Administrative Agent and such professionals with respect to such evaluations and appraisals. Without limiting the foregoing, the Loan Parties acknowledge that the Administrative Agent may, in its discretion, undertake, at the Loan Parties’ expense, up to (X) ~~two~~one (~~2~~1) inventory ~~appraisals~~appraisal and ~~two~~one (~~2~~1) commercial finance ~~examinations~~examination in any Fiscal Year when Availability is at all times during such Fiscal Year greater than ~~or equal to~~45% of the Loan Cap, (Y) up to two (2) inventory appraisals and two (2) commercial finance examinations in any Fiscal Year when Availability is at any time during such Fiscal Year is less than or equal to 45% of the Loan Cap but greater than 25% of the Loan Cap, and (~~Y~~Z) up to ~~four~~three (~~4~~3) inventory appraisals and ~~four~~three (~~4~~3) commercial finance examinations in any Fiscal Year when Availability is at any time during such Fiscal Year less than or equal to 25% of the Loan Cap. Notwithstanding anything to the contrary contained herein, the Administrative Agent may cause additional inventory appraisals and commercial finance examinations to be undertaken (x) as it in its discretion deems necessary or appropriate, at its own expense, or (y) at the expense of the Loan Parties, at any time required by applicable Law or if a Default shall have occurred and be continuing.

~~(c) Permit the Administrative Agent, from time to time, engage a geohydrologist, an independent engineer or other qualified consultant or expert, reasonably acceptable to the Administrative Agent, at the expense of the Loan Parties, to undertake Phase I environmental site assessments during the term of this Agreement of the Eligible Real Estate, provided that such assessments may only be undertaken (i) during the continuance of an Event of Default, (ii) if a Loan Party receives any notice or obtains knowledge of (A) any potential or known release of any Hazardous Materials at or from any Eligible Real Estate, notification of which must be given to any Governmental Authority under any Environmental Law, or notification of which has, in fact, been given to any Governmental Authority, or (B) any complaint, order, citation or notice with regard to air emissions,~~

~~water discharges, or any other environmental health or safety matter affecting any Loan Party or any Eligible Real Estate from any Person (including, without limitation, the Environmental Protection Agency). Environmental assessments may include detailed visual inspections of the Real Estate, including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as are reasonably necessary for a determination of the compliance of the Real Estate and the use and operation thereof with all applicable Environmental Laws. The Borrowers will, and will cause each of their Subsidiaries to, cooperate in all respects with the Administrative Agent and such third parties to enable such assessment and evaluation to be timely completed in a manner reasonably satisfactory to the Administrative Agent.~~

6.11 Use of Proceeds. Use the proceeds of the Credit Extensions (a) to finance the acquisition of working capital assets of the Borrowers, including the purchase of inventory and equipment, in each case in the ordinary course of business, (b) to finance Capital Expenditures of the Borrowers, (c) for general corporate purposes of the Loan Parties, (d) to pay in full any obligations outstanding under the Existing Credit Agreement, (e) to pay in full any obligations outstanding in respect of ~~the Sponsor Note, the Trade Credit, the Cash Flow Payments and other~~ Subordinated Debt, in each case described in this Section 6.11 to the extent expressly permitted under applicable Law and the Loan Documents.~~19~~

6.12 Additional Loan Parties. Notify the Administrative Agent at the time that any Person becomes a Subsidiary, and promptly thereafter (and in any event within fifteen (15) days), cause any such Person (a) which is not a CFC, to (i) become a Loan Party by executing and delivering to the Administrative Agent a Joinder to this Agreement or a counterpart of the Facility Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) grant a Lien to the Collateral Agent on such Person’s assets to secure the Obligations, and (iii) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), and (b) if any Equity Interests or Indebtedness of such Person are owned by or on behalf of any Loan Party, to pledge such Equity Interests and promissory notes evidencing such Indebtedness (except that, if such Subsidiary is a CFC, the Equity Interests of such Subsidiary to be pledged may be limited to 65% of the outstanding voting Equity Interests of such Subsidiary and 100% of the non-voting Equity Interests of such Subsidiary and such time period may be extended based on local law or practice), in each case in form, content and scope reasonably satisfactory to the Administrative Agent. In no event shall compliance with this Section 6.12 waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.12 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Subsidiary, an approval of such Person as a Borrower or permit the inclusion of any acquired assets in the computation of the Borrowing

~~19~~	~~First Amendment~~

Base. At all times, the Loan Parties shall cause each Subsidiary that is a “Loan Party” (as defined in the Term Documents) to remain a Loan Party under the Loan Documents, except to the extent a release of such Loan Party from its obligations under the Term Documents and the Loan Documents is permitted pursuant to the terms of the Term Documents and the Loan Documents.

6.13 Cash Management.

(a) On or prior to the ~~Closing Date:~~ Second Amendment Effective Date (to the extent not delivered to the Administrative Agent prior to such date):

~~(i) deliver to the Administrative Agent originals of notifications (each, a “DDA Notification”) substantially in the form attached hereto as Exhibit H which have been executed on behalf of such Loan Party, which shall be delivered by the Administrative Agent to each depository institution listed on Schedule 5.21(a);~~

(i) ~~(ii)~~ deliver to the Administrative Agent originals of notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit I which have been executed on behalf of such Loan Party, which shall be delivered by the Administrative Agent to such Loan Party’s credit card clearinghouses and processors listed on Schedule 5.21(b); and

(ii) ~~(iii)~~ enter into a Blocked Account Agreement satisfactory in form and substance to the Agents with each Blocked Account Bank (collectively, the “Blocked Accounts”).

(b) The Loan Parties shall ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to a Blocked Account all amounts on deposit in each such DDA and all payments due from credit card processors.

(c) Each Blocked Account Agreement shall require upon notice from the Collateral Agent (it being understood that the Collateral Agent shall not deliver any such notice prior to the occurrence of a Cash Dominion Event) the ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to the concentration account maintained by the Collateral Agent at Wells Fargo (the “~~Concentration~~Collection Account”), of all cash receipts and collections, including, without limitation, the following:

(i) all available cash receipts (x) from the sale of Inventory ~~and~~, and (y) subject to the Intercreditor Agreement, from the sale of other assets (whether or not constituting Collateral);

(ii) all proceeds of collections of Accounts;

(iii) all Net Cash Proceeds, and all other cash payments received by a Loan Party from any Person or from any source or on account of any sale or other transaction or event, including, without limitation, any Prepayment Event;

(iv) the then current contents of each DDA (net of any minimum balance, not to exceed $2,500.00, as may be required to be kept in the subject DDA by the depository institution at which such DDA is maintained);

(v) the then current entire ledger balance of each Blocked Account (net of any minimum balance, not to exceed $2,500.00, as may be required to be kept in the subject Blocked Account by the Blocked Account Bank); and

(vi) the proceeds of all credit card charges.

(d) The ~~Concentration~~Collection Account shall at all times be under the sole dominion and control of the Collateral Agent. The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the ~~Concentration~~Collection Account, (ii) the funds on deposit in the ~~Concentration~~Collection Account shall at all times be collateral security for all of the Obligations and (iii) the funds on deposit in the ~~Concentration~~Collection Account shall be applied as provided in this Agreement. In the event that, notwithstanding the provisions of this Section 6.13, any Loan Party receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Loan Party for the Administrative Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the ~~Concentration~~Collection Account or dealt with in such other fashion as such Loan Party may be instructed by the Administrative Agent.

(e) Upon the request of the Administrative Agent, the Loan Parties shall cause bank statements and/or other reports to be delivered to the Administrative Agent not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above.

(f) At the request of the Administrative Agent, the Loan Parties shall deliver to the Administrative Agent copies of notifications (each, a “DDA Notification”) substantially in the form attached hereto as Exhibit H which have been executed on behalf of such Loan Party and delivered to each depository institution listed on Schedule 5.21(a).

(g) On or before February 28, 2013 (or such later date as the Administrative Agent may agree in its sole discretion), the Loan Parties shall cause to be maintained, with Wells Fargo or any Affiliate thereof, the Loan Parties’ primary Cash Management Services (including, without limitation, the Loan Parties’ concentration accounts, master depository accounts and similar accounts (which, for clarity, shall include the Blocked Accounts)) and primary operating accounts, other than such accounts as the Administrative Agent may agree in its sole discretion.

6.14 Information Regarding the Collateral.

(a) Furnish to the Administrative Agent at least thirty (30) days prior written notice of any change in: (i) any Loan Party’s name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties; (ii) the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility); (iii) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority (subject to the Intercreditor Agreement) security interest in all the Collateral for its own benefit and the benefit of the other Credit Parties.

(b) Should any of the information on any of the Schedules hereto become inaccurate or misleading in any material respect as a result of changes after the Closing Date, the Lead Borrower shall advise the Administrative Agent in writing of such revisions or updates as may be necessary or appropriate to update or correct the same. From time to time as may be reasonably requested by the Administrative Agent, the Lead Borrower shall supplement each Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter arising after the Closing Date that, if existing or occurring on the Closing Date, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein). Notwithstanding the foregoing, no supplement or revision to any Schedule or representation shall be deemed the Credit Parties’ consent to the matters reflected in such updated Schedules or revised representations nor permit the Loan Parties to undertake any actions otherwise prohibited hereunder or fail to undertake any action required hereunder from the restrictions and requirements in existence prior to the delivery of such updated Schedules or such revision of a representation; nor shall any such supplement or revision to any Schedule or representation be deemed the Credit Parties’ waiver of any Default resulting from the matters disclosed therein.

6.15 Physical Inventories.

(a) Cause cycle counts to be conducted consistent with current practices reasonably satisfactory to the Collateral Agent with results to be shared with Collateral Agent and updated in the stock ledger timely. If any Default or Event of Default exists, at the discretion of the Collateral Agent, and at Borrowers’ expense, the Borrowers shall conduct a full physical count of Inventory. The Collateral Agent, at the expense of the Loan Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party. The Lead Borrower, within 15 days following the completion of such inventory, shall provide the Collateral Agent with a reconciliation of the results of such inventory (as well as of any other physical inventory or cycle counts undertaken by a Loan Party) and shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.

(b) Permit the Collateral Agent, in its discretion, if any Default or Event of Default exists, to cause additional such inventories to be taken as the Collateral Agent determines (each, at the expense of the Loan Parties).

6.16 Environmental Laws.

(a) Conduct its operations and keep and maintain its Real Estate in material compliance with all Environmental Laws; (b) obtain and renew all environmental permits necessary for its operations and properties; and (c) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, provided, however, that neither a Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP.

6.17 Further Assurances.

(a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable Law, or which any Agent may request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Agents, from time to time upon request, evidence satisfactory to the Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) If any material assets are acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Documents that become subject to the Lien of the Security Documents upon acquisition thereof), notify the Agents thereof, and the Loan Parties will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or shall be requested by any Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section 6.13, all at the expense of the Loan Parties. In no event shall compliance with this Section 6.13(b) waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.13(b) if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute Consent to the inclusion of any acquired assets in the computation of the Borrowing Base.

(c) Use, and cause each of the Subsidiaries to use, their commercially reasonable efforts to obtain lease terms in any lease entered into by any Loan Party after the date hereof not expressly prohibiting the recording in the relevant real estate filing office of an appropriate memorandum of lease and the encumbrancing of the leasehold interest of such Loan Party in the property that is the subject of such lease.

(d) (i) Upon the request of the Collateral Agent, cause each of its customs brokers to deliver an agreement to the Collateral Agent covering such matters and in such form as the Collateral Agent may reasonably require, as required to protect Collateral Agent’s interest in the Eligible Inventory; and (ii) simultaneously with the delivery to the Term Agent, deliver to the Collateral Agent an agreement covering such matters and in such form as the Collateral Agent may reasonably require with each such customs broker for which such an agreement has been provided to the Term Agent.

(e) (i) Upon the request of the Collateral Agent, request and use reasonable efforts to cause any of its landlords to deliver a Collateral Access Agreement to the Collateral Agent in such form as the Collateral Agent may reasonably require, provided that in all events such Collateral Access Agreement shall be furnished for each of Borrowers’ distribution centers; and (ii) simultaneously with the delivery to the Term Agent, deliver to the Collateral Agent a Collateral Access Agreement for any location or Store for which a Collateral Access Agreement has been provided to the Term Agent.

6.18 Compliance with Terms of Leaseholds. Except as otherwise expressly permitted hereunder, make all payments and otherwise perform all obligations in respect of all Leases of real property to which any Loan Party or any of its Subsidiaries is a party, keep such Leases in full force and effect and not allow such Leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such Leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so.

6.19 Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so.

6.20 Real Estate. As promptly as practicable, and in any event, not later than 30 days after the date of acquisition (or such later date as the Administrative Agent shall agree) of any fee interest in real property having a value (together with improvements thereof) in excess of $1,000,000, (i) execute and deliver a Mortgage, in favor of the Collateral Agent, for the benefit of the Secured Parties, covering such real property, (ii) if requested by the Collateral Agent, provide the Credit Parties with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Collateral Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate, and (y) any consents or estoppels reasonably deemed necessary or advisable by the Collateral Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent and (iv) if any improvement on such real property is in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property (excluding real property ~~other than the Eligible Real Property~~), assets or revenues, whether now owned or hereafter acquired or sign or file or suffer to exist under the UCC or any similar Law or statute of any jurisdiction a financing statement that names any Loan Party or any Subsidiary thereof as debtor; sign or suffer to exist any security agreement authorizing any Person thereunder to file such financing statement; sell any of its property or assets subject to an understanding or agreement (contingent or otherwise) to repurchase such property or assets with recourse to it or any of its Subsidiaries; or assign or otherwise transfer any accounts or other rights to receive income, other than, as to all of the above, Permitted Encumbrances.

7.02 Investments. Make any Investments, except Permitted Investments.

7.03 Indebtedness. (a) Create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to, any Indebtedness, except Permitted Indebtedness, or (b) issue Disqualified Stock.

7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, (or agree to do any of the foregoing), except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a) any Subsidiary which is not a Loan Party may merge with (i) a Loan Party, provided that the Loan Party shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries which are not Loan Parties, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person;

(b) any Subsidiary which is a Loan Party may merge into any Subsidiary which is a Loan Party or into the Borrower, provided that in any merger involving the Borrower, the Borrower shall be the continuing or surviving Person;

(c) in connection with a Permitted Acquisition, any Subsidiary of a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of a Loan Party and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person; and

(d) any CFC that is not a Loan Party may merge into any CFC that is not a Loan Party.

7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except Permitted Dispositions.

7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a) each Subsidiary of a Loan Party may make Restricted Payments to any Loan Party ~~other than to the Parent;~~; provided that no Restricted Payments shall be made to the Parent unless reasonably contemporaneously therewith, the Parent makes a Restricted Payment (the “Subsequent Restricted Payment”) to its stockholders in like amount and such Subsequent Restricted Payment is expressly permitted by the terms of this Section 7.06;

(b) the Loan Parties and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person; ~~and~~

(c) ~~(c)~~ the Loan Parties may issue and sell Equity Interests provided that (i) (A) with respect to any Equity Interests, all dividends in respect of which are to be paid (and all other payments in respect of which are to be made) shall be in additional shares of such Equity Interests, in lieu of cash, (B) such Equity Interests shall not be subject to redemption other than redemption at the option of the Loan Party issuing such Equity Interests, and (C) all payments in respect of such Equity Interests are expressly subordinated to the Obligations, and (ii) no Loan Party shall issue any additional Equity Interests in a Subsidiary;

(d) on or before November 15, 2012, the Parent may declare or pay cash dividends to its stockholders in an aggregate amount not to exceed $100,000,000, provided that such the payment of such dividend shall be made solely with proceeds of the Term Loan and the Loan Parties’ cash on hand prior to the Second Amendment Effective Date, and not, for the avoidance of doubt, with the proceeds of any Credit Extensions: and

(e) if the Payments Conditions are satisfied, the Parent may declare or pay cash dividends to its stockholders.

7.07 Prepayments of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness, or make any payment in violation of any subordination terms of any Subordinated Debt, except (a) as long as no Event of Default then exists or would result therefrom, regularly scheduled or mandatory repayments, repurchases, redemptions or defeasances of Permitted Indebtedness (other than Subordinated Debt~~), (b~~ and other than the Term Loan Obligations), (b) regularly scheduled payments of principal (including regularly scheduled redemptions in respect of amortization payments thereon). Mandatory Term Loan Prepayments and interest owing under the Term Documents (as in effect on the Second Amendment Effective Date), (c) certain intercompany loans and advances between Borrowers and Guarantor to the extent mutually agreed by the Lead Borrower and the Administrative Agent, including without limitation advances made to the Guarantor for payment of Taxes, (~~c~~d) voluntary prepayments, repurchases, redemptions or defeasances of Permitted Indebtedness (but excluding on account of any Subordinated Debt), (~~d) payments with respect to the Trade Credit, (e) the reimbursement of expenses of SEP SWH Holdings, L.P. and its Affiliates pursuant to the Management Reimbursement Agreement~~e) so long as the Payment Conditions shall have been satisfied, voluntary prepayments of principal with respect to the Term Loan Obligations, (f) so long as the Payment Conditions shall have been satisfied, payments and prepayments of interest and principal with respect to Subordinated Debt, and (g) refinancings and refundings of such Indebtedness in compliance with Section 7.03.~~20~~

7.08 Change in Nature of Business

(a) In the case of the Parent, engage in any business or activity other than (i) the direct or indirect ownership of all outstanding Equity Interests in the other Loan Parties, (ii) maintaining its corporate existence, (iii) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies, including the Loan Parties, (iv) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, and its guarantee of the Lead Borrower’s indebtedness under the Term Credit Agreement, pursuant to the Term Documents, and (v) activities incidental to the businesses or activities described in clauses (a) through (iv) of this Section 7.08(a).

(b) In the case of each of the Loan Parties, engage in any line of business substantially different from the business conducted by the Loan Parties and their Subsidiaries on the date hereof or any business substantially related or incidental thereto; provided, however, retail sales through e-commerce / internet shall not be construed as a substantially different line of business.

7.09 Transactions with Affiliates. Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Loan Parties or such Subsidiary as would be obtainable by the Loan Parties or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to a transaction between or among the Loan Parties.

7.10 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary to Guarantee the Obligations, (iii) of any Subsidiary to make or repay loans to a Loan Party, or (iv) of the Loan Parties or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Collateral Agent; provided, however, that this clause (iv) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under clauses (c) or (f) of the definition of Permitted Indebtedness solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

~~20~~	~~First Amendment~~

7.11 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose; or (b) for purposes other than those permitted under this Agreement.

7.12 Amendment of Material Documents~~.~~. (a) Amend, modify or waive ~~(i)~~ any term, provision or condition of ~~a~~any Loan Party’s ~~rights under (a) its~~ Organization Documents in a manner materially adverse to the Credit Parties, or (b) other than with respect to the Term Documents or the Term Obligations (as to which clause (c) below shall apply), amend, modify or waive any term, provision or condition under any Material Contract or Material Indebtedness (other than on account of any ~~refinancing thereof otherwise permitted hereunder~~Permitted Refinancing Indebtedness in respect thereof), in each case of clauses (a) and (b) to the extent that such amendment, modification or waiver would be reasonably likely to have a Material Adverse Effect, or (~~ii) any provision~~c) amend, modify or waive any term, provision or condition of any Term Document or agreement in respect of any refinancing of any Indebtedness under any Term Document, to the extent that such amendment, modification or waiver would (i) shorten the maturity date of the Term Obligations or such refinancing Indebtedness to a date which is prior to ninety-one (91) days after the Maturity Date, (ii) shorten the date scheduled for any principal payment or increase the amount of any required scheduled principal payment, or (iii) not be permitted under the Intercreditor Agreement absent the consent of the Administrative Agent; or (d) amend, modify or waive any term, provision or condition of the Employee Stock Plan without the written consent of the Administrative Agent, provided that the foregoing shall not be deemed to restrict the ability of the Board (as defined in the Employee Stock Plan) to determine additional Eligible Persons (as defined in the Employee Stock Plan) in accordance with the terms of the Employee Stock Plan.~~21~~

7.13 Fiscal Year.

Change the Fiscal Year of any Loan Party, or the accounting policies or reporting practices of the Loan Parties, except as required by GAAP.

7.14 Deposit Accounts; Credit Card Processors; Term Loan Priority Account.

(a) Open new DDAs or Blocked Accounts unless the Loan Parties shall have delivered to the Administrative Agent appropriate DDA Notifications or Blocked Account Agreements consistent with the provisions of Section 6.13 and otherwise satisfactory to the Administrative Agent. ~~No Loan Party shall maintain any bank accounts or enter into any agreements with credit card processors other than the ones expressly contemplated herein or in Section 6.13 hereof.~~

~~21~~	~~First Amendment~~

(b) No Loan Party shall deposit, or cause to be deposited, any funds into the Term Loan Priority Account other than proceeds of the Term Priority Collateral.

(c) No Loan Party shall maintain any bank accounts or enter into any agreements with credit card processors other than the ones expressly contemplated herein or in Section 6.13 hereof.

7.15 ~~Excess~~ Availability.

Permit ~~Excess~~ Availability at any time to be less than the greater of (i) ten percent (10%) of the Loan Cap, or ~~permit Availability at any time to be less than~~(ii) Five Million ~~Five Hundred Thousand~~ Dollars ($~~5,500,000).22~~5,000,000).

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrowers or any other Loan Party fails to pay when and as required to be paid herein, (i) any amount of principal of any Loan or any L/C Obligation, or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. (i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.07, 6.10, 6.11, 6.12, 6.13, or 6.14 or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 15 days; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith (including, without limitation, any Borrowing Base Certificate) shall be incorrect or misleading in any material respect when made or deemed made (or. with respect to any representation, warranty, certification, or statement of fact qualified by materiality, incorrect or misleading in any respect); or

(e) Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness (including undrawn committed

~~22~~	~~First Amendment~~

or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of any Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Loan Party or such Subsidiary as a result thereof is greater than $1,000,000; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for 30 calendar days or an order or decree approving or ordering any of the foregoing shall be entered; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the ordinary course of business, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 10 days after its issuance or levy; or

(h) Judgments. Other than with respect to any judgment which may arise in connection with the litigation relating to the Billings Lease, as described in item 13 of Schedule 5.06, there is entered against any Loan Party or any Subsidiary thereof (i) one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $1,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in material liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC or which would reasonably likely result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan or which would reasonably likely result in a Material Adverse Effect; or

(j) Invalidity of Loan Documents. (i) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any other Person not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document and which is not replaced with a substantially similar Lien on such Collateral; or

(k) Change of Control. There occurs any Change of Control; or

(l) Cessation of Business. Except as otherwise expressly permitted hereunder, any Loan Party shall take any action to suspend the operation of its business in the ordinary course, liquidate all or a material portion of its assets or Store locations, or employ an agent or other third party to conduct a program of closings, liquidations or “Going-Out-Of-Business” sales of any material portion of its business; or

(m) Loss of Collateral. There occurs any uninsured loss to any material portion of the Collateral; or

(n) Breach of Contractual Obligation. Any Loan Party or any Subsidiary thereof fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Contract or fails to observe or perform any other agreement or condition relating to any such Material Contract or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the counterparty to such Material Contract to terminate such Material Contract; or

(o) Indictment. The indictment or institution of any legal process or proceeding against, any Loan Party or any Subsidiary thereof, under any federal, state, municipal, and other criminal statute, rule, regulation, order, or other requirement having the force of law for a felony; or

(p) Guaranty. The termination or attempted termination of any Facility Guaranty except as expressly permitted hereunder or under any other Loan Document; or

(q) Subordination; Intercreditor. (i) The subordination provisions of the documents evidencing or governing any Subordinated ~~Debt~~Indebtedness (the “~~Subordinated~~Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated ~~Debt~~Indebtedness; or (ii) any Borrower or any other Loan Party shall, directly or indirectly, (A) make any payment on account of any Subordinated Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent that such payment is permitted by the terms of the Subordination Provisions applicable to such Subordinated Indebtedness or (B) disavow or contest in any manner (~~A~~x) the effectiveness, validity or enforceability of any of the Subordination Provisions~~, (B~~ or the Intercreditor Provisions, (y) that the Subordination Provisions and the Intercreditor Provisions (as defined below) exist for the benefit of the Credit Parties, or (~~C~~z) that all payments of principal of or premium and interest on the applicable Subordinated ~~Debt~~Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions or the Intercreditor Provisions, as applicable; or (iii) the Intercreditor Agreement or any provision thereof (the “Intercreditor Provisions”) shall, in whole or in part, terminate or otherwise fail or cease to be valid and binding on. or enforceable against, any Loan Party, the Term Agent or any holder of the Term Obligations (or any Loan Party, the Term Agent or any such holder shall so state in writing): or (iv) any provision of the Intercreditor Agreement shall, at any time after the delivery of such Intercreditor Agreement, fail to be valid and binding, or enforceable.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may, or, at the request of the Required Lenders shall, take any or all of the following actions:

(a) declare the Commitments of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

(c) require that the Loan Parties Cash Collateralize the L/C Obligations; and

(d) whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of the Credit Parties under this Agreement, any of the other Loan Documents or applicable Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties;

provided, however, that upon the entry of an order for relief with respect to any Loan Party or any Subsidiary thereof under any Debtor Relief Laws, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Loan Parties to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent, each in its capacity as such;

Second, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to the extent not previously reimbursed by the Lenders, to payment to the Lenders of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Overadvances, ratably among the Lenders in proportion to the amounts described in this clause Third payable to them;

Fourth, to the extent that Swing Line Loans have not been refinanced by a Committed Loan, payment to the Swing Line Lender of that portion of the Obligations constituting accrued and unpaid interest on the Swing Line Loans;

Fifth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans ~~L/C Borrowings~~ and other Obligations, and fees (including Letter of Credit Fees but excluding any Early Termination Fees), ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fifth payable to them;

Sixth, to the extent that Swing Line Loans have not been refinanced by a Committed Loan, to payment to the Swing Line Lender of that portion of the Obligations constituting unpaid principal of the Swing Line Loans;

Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Loans ~~and L/C Borrowings~~, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Seventh held by them;

Eighth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Ninth, to payment of all other Obligations (including without limitation the cash collateralization of unliquidated indemnification obligations as provided in Section 10.04(g), but excluding any Other Liabilities), ratably among the Credit Parties in proportion to the respective amounts described in this clause Ninth held by them

Tenth, to payment of that portion of the Obligations arising from Cash Management Services to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Tenth held by them;

Eleventh, to payment of all other Obligations arising from Bank Products to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause Eleventh held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

~~Subject to Section 2.03(c), amounts~~Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Seventh above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

(a) Each of the Lenders and the Swing Line Lender hereby irrevocably appoints Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC) to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Loan Party or any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.

(b) Each of the Lenders (in its capacities as a Lender) and the Swing Line Lender hereby irrevocably appoints Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC) as Collateral Agent and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents, as if set forth in full herein with respect thereto.

9.02 Rights as a Lender. The Persons serving as the Agents hereunder shall have the same rights and powers in their capacity as a Lender as any other Lender and may exercise the same as though they were not the Administrative Agent or the Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent or the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent or the Collateral Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agents:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Collateral Agent, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its respective opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Collateral Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the Consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.

The Agents shall not be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Loan Parties, a Lender or the L/C Issuer. Upon the occurrence of an Event of Default, the Agents shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Applicable Lenders. Unless and until the Agents shall have received such direction, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it shall deem advisable in the best interest of the Credit Parties. In no event shall the Agents be required to comply with any such directions to the extent that any Agent believes that its compliance with such directions would be unlawful.

The Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.

9.04 Reliance by Agents.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received written notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent.

9.06 Resignation of Agents. Either Agent may at any time give written notice of its resignation to the Lenders and the Lead Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Lead Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above; provided that if the Administrative Agent or the Collateral Agent shall notify the Lead Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Collateral Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Lead Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Administrative Agent or Collateral Agent hereunder.

Any resignation by Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC) as Administrative Agent pursuant to this Section shall also constitute its resignation as Swing Line Lender and the resignation of Wells Fargo as L/C Issuer. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Agents or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except as provided in Section 9.12, the Agents shall not have any duty or responsibility to provide any Credit Party with any other credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of the Agents.

9.08 Intentionally Omitted.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer, the Administrative Agent and the other Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer, the Administrative Agent, such Credit Parties and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer the Administrative Agent and such Credit Parties under Sections 2.03(~~i~~l) and 2.03(~~i~~m) as applicable, 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

9.10 Collateral and Guaranty Matters. The Credit Parties irrevocably authorize the Agents, at their option and in their discretion,

(a) to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Applicable Lenders in accordance with Section 10.01;

(b) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (h) of the definition of Permitted Encumbrances; and

(c) to release any Guarantor from its obligations under the Facility Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder~~.~~; provided that if such Person is an obligor with respect to the Term Loans, the Agents shall not release any such Person from its obligations under the Facility Guaranty.

Upon request by any Agent at any time, the Applicable Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10. the Agents will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Facility Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11 Notice of Transfer.

The Agents may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 10.06.

9.12 Reports and Financial Statements.

By signing this Agreement, each Lender:

(a) agrees to furnish the Administrative Agent (and thereafter at such frequency as the Administrative Agent may reasonably request) with a summary of all Other Liabilities due or to become due to such Lender. In connection with any distributions to be made hereunder, the Administrative Agent shall be entitled to assume that no amounts are due to any Lender on account of Other Liabilities unless the Administrative Agent has received written notice thereof from such Lender;

(b) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after they become available, copies of all Borrowing Base Certificates and financial statements required to be delivered by the Lead Borrower hereunder and all commercial finance examinations and appraisals of the Collateral received by the Agents (collectively, the “Reports”);

(c) expressly agrees and acknowledges that the Administrative Agent makes no representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

(d) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agents or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(e) agrees to keep all Reports confidential in accordance with the provisions of Section 10.07 hereof; and

(f) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agents and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (ii) to pay and protect, and indemnify, defend, and hold the Agents and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Agents and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

9.13 Agency for Perfection.

Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agents and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Law of the United States can be perfected only by possession. Should any Lender (other than the Agents) obtain possession of any such Collateral, such Lender shall notify the Agents thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.

9.14 Indemnification of Agents. The Lenders hereby agree to indemnify the Agents, the L/C Issuer and any Related Party, as the case may be (to the extent not reimbursed by the Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to their Applicable Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any Agent, the L/C Issuer and their Related Parties in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by any Agent, the L/C Issuer and their Related Parties in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from ~~such~~any Agent’s, the L/C Issuer’s and their Related Parties’ gross negligence or willful misconduct as determined by a final and nonappealable judgment of a court of competent jurisdiction.

9.15 Relation among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agents) authorized to act for, any other Lender.

9.16 Defaulting Lender.

(a) ~~If for any reason any Lender shall fail or refuse to abide by its obligations under this Agreement, including without limitation its obligation to make available to Administrative Agent its of any Loans, expenses or setoff or purchase its Applicable Percentage of a participation interest in the Swingline Loans or L/C Borrowings and such failure is not cured within one (1) Business Day after receipt from the Administrative Agent of written notice thereof, then, in addition to the rights and remedies that may be available to the other Credit Parties, the Loan Parties or any other party at law or in equity, and not at limitation thereof, (i) such Defaulting Lender’s right to participate in the administration of, or decision making rights related to, the Obligations, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and (ii) a Defaulting Lender shall be deemed to have assigned any and all payments duo to it from the Loan Parties, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-Defaulting Lenders for application to, and reduction of, their proportionate shares of all outstanding Obligations until, as a result of application of such assigned payments the Lenders’ respective Applicable Percentages of all outstanding Obligations shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency, and (iii) at the option of the Administrative Agent, any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent as cash collateral for~~

~~future funding obligations of the Defaulting Lender in respect of any Loan or existing or future participating interest in any Swing Line Loan or Letter of Credit. The Defaulting Lender’s decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Defaulting Lender of its Applicable Percentage of any Obligations, any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the rate set forth in Section 2.13(c) hereof from the date when originally due until the date upon which any such amounts are actually paid.~~Notwithstanding the provisions of Section 2.14 hereof, the Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrowers to the Administrative Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, the Administrative Agent shall transfer any such payments (i) first, to the Swing Line Lender to the extent of any Swing Line Loans that were made by the Swing Line Lender and that were required to be, but were not, paid by the Defaulting Lender, (ii) second, to the L/C Issuer, to the extent of the portion of a Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (iii) third, to each Non-Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (iv) to the Cash Collateral Account, the proceeds of which shall he retained by the Administrative Agent and may be made available to be re-advanced to or for the benefit of the Borrowers (upon the request of the Lead Borrower and subject to the conditions set forth in Section 4.02) as if such Defaulting Lender had made its portion of the Loans (or other funding obligations) hereunder, and (v) from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender. Subject to the foregoing, the Administrative Agent may hold and, in its discretion, re-lend to the Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by the Administrative Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Applicable Percentages in connection therewith) and for the purpose of calculating the fee payable under Section 2.09(a), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero: provided, that the foregoing shall not apply to any of the matters governed by Section 10.01(a) through (c). The provisions of this Section 9.16 shall remain effective with respect to such Defaulting Lender until the earlier of (v) the date on which all of the Non-Defaulting Lenders, the Administrative Agent, the L/C Issuer, and the Borrowers shall have waived, in writing, the application of this Section 9.16 to such Defaulting Lender, or (z) the date on which such Defaulting Lender pays to the Administrative Agent all amounts owing by such Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by the Administrative Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by the Administrative Agent pursuant to Section 9.16(b) shall be released to the Borrowers). The operation of this Section 9.16 shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to the Administrative Agent, the L/C Issuer, the Swing Line Lender, or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrowers, at their option, upon written notice to the Administrative Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to the Administrative Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Assumption in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than any Other Liabilities, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Applicable Percentage of its participation in the Letters of Credit); provided, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Credit Parties’ or the Loan Parties’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 9.16 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 9.16 shall control and govern.

(b) ~~The non Defaulting Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to cause the termination and assignment, without any further action by the Defaulting Lender for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right), of the Defaulting Lender’s Commitment to fund future Loans. Upon any such purchase of the Applicable Percentage of any Defaulting Lender, the Defaulting Lender’s share in future Credit Extensions and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance.~~If any Swing Line Loan or Letter of Credit is outstanding at the time that a Lender becomes a Defaulting Lender then:

~~(c) Each Defaulting Lender shall indemnify the Administrative Agent and each non-Defaulting Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys’ fees and funds advanced by the Administrative Agent or by any non-Defaulting Lender, on account of a Defaulting Lender’s failure to timely fund its Applicable Percentage of a Loan or to otherwise perform its obligations under the Loan Documents.~~

~~9.17 Intentionally Omitted.~~

(ii) such Defaulting Lender’s participation interest in any Swing Line Loan or Letter of Credit shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the Outstanding Amount sum of all Non-Defaulting Lenders’ Credit Extensions after giving effect to such reallocation does not exceed the total of all Non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time;

(iii) if the reallocation described in clause (b)(i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s participation in any outstanding Swing Line Loans (after giving effect to any partial reallocation pursuant to clause (b)(i) above) and (y) second, cash collateralize such Defaulting Lender’s participation in Letters of Credit (after giving effect to any partial reallocation pursuant to clause (b)(i) above), pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, for so long as such L/C Obligations are outstanding; provided, that the Borrowers shall not be obligated to cash collateralize any Defaulting Lender’s participations in Letters of Credit if such Defaulting Lender is also the L/C Issuer;

(iv) if the Borrowers cash collateralize any portion of such Defaulting Lender’s participation in Letters of Credit Exposure pursuant to this Section 9.16(b), the Borrowers shall not be required to pay any Letter of Credit Fees to the Administrative Agent for the account of such Defaulting Lender pursuant to Section 2.03 with respect to such cash collateralized portion of such Defaulting Lender’s participation in Letters of Credit during the period such participation is cash collateralized;

(v) to the extent the participation by any Non-Defaulting Lender in the Letters of Credit is reallocated pursuant to this Section 9.16(b), then the Letter of Credit Fees payable to the Non-Defaulting Lenders pursuant to Section 2.03 shall be adjusted in accordance with such reallocation;

(vi) to the extent any Defaulting Lender’s participation in Letters of Credit is neither cash collateralized nor reallocated pursuant to this Section 9.16(b), then, without prejudice to any rights or remedies of the L/C Issuer or any Lender hereunder, all Letter of Credit Fees that would have otherwise been payable to such Defaulting Lender under Section 2.03 with respect to such portion of such participation shall instead be payable to the L/C Issuer until such portion of such Defaulting Lender’s participation is cash collateralized or reallocated;

(vii) so long as any Lender is a Defaulting Lender, the Swing Line Lender shall not be required to make any Swing Line Loan and the L/C Issuer shall not be required to issue, amend, or increase any Letter of Credit, in each case, to the extent (x) the Defaulting Lender’s Applicable Percentage of such Swing Line Loans or Letter of Credit cannot be reallocated pursuant to this Section 9.16(b) or (y) the Swing Line Lender or the L/C Issuer, as applicable, has not otherwise entered into arrangements reasonably satisfactory to the Swing Line Lender or the L/C Issuer, as applicable, and the Borrowers to eliminate the Swing Line Lender’s or L/C Issuer’s risk with respect to the Defaulting Lender’s participation in Swing Line Loans or Letters of Credit; and

(viii) The Administrative Agent may release any cash collateral provided by the Borrowers pursuant to this Section 9.16(b) to the L/C Issuer and the L/C Issuer may apply any such cash collateral to the payment of such Defaulting Lender’s Applicable Percentage of any Letter of Credit Disbursement that is not reimbursed by the Borrowers pursuant to Section 2.03.

ARTICLE X

MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no Consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Administrative Agent, with the Consent of the Required Lenders, and the Lead Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or Consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or, increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written Consent of such Lender;

(b) as to any Lender, postpone any date fixed by this Agreement or any other Loan Document for (i) any scheduled payment (including the Maturity Date) or mandatory prepayment of principal, interest, fees or other amounts due hereunder or under any of the other Loan Documents without the written Consent of such Lender entitled to such payment, or (ii) any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written Consent of such Lender;

(c) as to any Lender, reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written Consent of each Lender entitled to such amount; provided, however, that only the Consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate;

(d) as to any Lender, change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written Consent of such Lender;

(e) change any provision of this Section or the definition of “Required Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written Consent of each Lender;

(f) except as expressly permitted hereunder or under any other Loan Document, release, or limit the liability of, any Loan Party without the written Consent of each Lender;

(g) except for Permitted Dispositions, release all or substantially all of the Collateral from the Liens of the Security Documents without the written Consent of each Lender;

(h) increase the Aggregate Commitments without the written Consent of each Lender;

(i) change the definition of the term “Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased without the written Consent of each Lender, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves;

(j) modify the definition of Permitted Overadvance so as to increase the amount thereof or, except as provided in such definition, the time period for a Permitted Overadvance without the written Consent of each Lender; and

(k) except as expressly permitted herein or in any other Loan Document, subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the written Consent of each Lender;

and, provided further, that (i) no amendment, waiver or Consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or Consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or Consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) no amendment, waiver or Consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above, affect the rights or duties of the Collateral Agent under this Agreement or any other Loan Document, and (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or Consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

If any Lender does not Consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the Consent of each Lender and that has been approved by the Required Lenders, the Lead Borrower may replace such Non-Consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Lead Borrower to be made pursuant to this paragraph).

10.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Loan Parties, the Agents, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Lead Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agents or any of their Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Loan Parties’ or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Loan Parties, the Agents, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Lead Borrower, the Agents, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by Agents, L/C Issuer and Lenders. The Agents, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Agents, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties. All telephonic notices to and other telephonic communications with the Agents may be recorded by the Agents, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies. No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers shall pay all Credit Party Expenses.

(b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Agents (and any sub-agent thereof), each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agents (and any sub-agents thereof) and their Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, any bank advising or confirming a Letter of Credit or any other nominated person with respect to a Letter of Credit seeking to be reimbursed or indemnified or compensated, and any third party seeking to enforce the rights of a Borrower, beneficiary, nominated person, transferee, assignee of Letter of Credit proceeds, or holder of an instrument or document related to any Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Credit Party to, a Blocked Account Bank or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. Without limiting their obligations under Section 9.14 hereof, to the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it, each Lender severally agrees to pay to the Agents (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Agents (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable on demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of any Agent and the L/C Issuer, the assignment of any Commitment or Loan by any Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Agents upon demand its Applicable Percentage (without duplication) of any amount so recovered from or repaid by the Agents, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written Consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of subsection Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Lead Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Lead Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the assignment of any Commitment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 payable by the party requesting such assignment, provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Lead Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Loan Parties (except for the consent of the Lead Borrower only if no Default has occurred and is continuing at the time of such participation (such consent not to be unreasonably withheld or delayed)) or the Administrative Agent, sell participations to any Person (other than a natural person or the Loan Parties or any of the Loan Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agents, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 10.07 as if such Participant was a Lender hereunder.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment,

modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC) assigns all of its Commitment and Loans pursuant to subsection (b) above, Wells Fargo may, (i) upon 30 days’ notice to the Lead Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Lead Borrower, Wells Fargo Retail Finance II, LLC may resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Lead Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Lead Borrower to appoint any such successor shall affect the resignation of Wells Fargo as L/C Issuer or Swing Line Lender, as the case may be. If Wells Fargo resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make ~~Base Rate~~ Loans or fund risk participations ~~in Unreimbursed Amounts~~ pursuant to Section 2.03(~~c~~e)). If Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC) resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Wells Fargo to effectively assume the obligations of Wells Fargo with respect to such Letters of Credit.

10.07 Treatment of Certain Information; Confidentiality. Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, funding sources, attorneys, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) with the consent of the Lead Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Credit Party or any of their respective Affiliates on a non-confidential basis from a source other than the Loan Parties.

For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof relating to the Loan Parties or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Credit Party on a non-confidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof, provided that, in the case of information received from any Loan Party or any Subsidiary after the ~~date hereof~~Second Amendment Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Credit Parties acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing or if any Lender shall have been served with a trustee process or similar attachment relating to property of a Loan Party, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent or the Required Lenders, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, regardless of the adequacy of the Collateral, and irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Lead Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof, except to the extent that such representations and warranties may be revised in accordance with the terms of this Agreement. Such representations and warranties have been or will be relied upon by the Credit Parties, regardless of any investigation made by any Credit Party or on their behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. Further, the provisions of Sections 3.01, 3.04, 3.05 and 10.04 and Article IX shall survive and remain in full force and effect regardless of the repayment of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Agents may require such indemnities and collateral security as they shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, (y) any obligations that may thereafter arise with respect to the Other Liabilities and (z) any Obligations that may thereafter arise under Section 10.04.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b)(iv);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE LOAN PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE LOAN PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE LOAN PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS

AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) ACTIONS COMMENCED BY LOAN PARIES. EACH LOAN PARTY AGREES THAT ANY ACTION COMMENCED BY ANY LOAN PARTY ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN AS THE ADMINISTRATIVE AGENT MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty.

10.17 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Loan Party is in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

10.18 Foreign Asset Control Regulations. Neither of the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Borrowers or their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

10.19 Time of the Essence. Time is of the essence of the Loan Documents.

10.20 Press Releases.

Each Loan Party agrees to provide its reasonable consent to the publication by Administrative Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo or trademark. Administrative Agent or such Lender shall provide a draft of any advertising material to the Lead Borrower at least five (5) days prior to the publication thereof. Upon consent from Lead Borrower, Administrative Agent may provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

10.21 Additional Waivers.

(a) The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by Applicable Law, the obligations of each Loan Party shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Collateral Agent or any other Credit Party.

(b) The obligations of each Loan Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations after the termination of the Commitments), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations after the termination of the Commitments).

(c) To the fullest extent permitted by applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. The Collateral Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and the Commitments have been terminated. Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

(d) Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any ~~Borrower~~Loan Party shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Revolving Loans made to another ~~Borrower~~Loan Party hereunder or other Obligations incurred directly and primarily by any other ~~Borrower~~Loan Party (an “Accommodation Payment”), then the ~~Borrower~~Loan Party making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other ~~Borrowers~~Loan Parties in an amount, for each of such other ~~Borrowers~~Loan Parties, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other ~~Borrower’~~Loan Party’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the ~~Borrowers~~Loan Parties. As of any date of determination, the “Allocable Amount” of each ~~Borrower~~Loan Party shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such ~~Borrower~~Loan Party hereunder without (a) rendering such ~~Borrower~~Loan Party “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such ~~Borrower~~Loan Party with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such ~~Borrower~~Loan Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

(e) Without limiting the generality of the foregoing, or of any other waiver or other provision set forth in this Agreement, each Loan Party hereby absolutely, knowingly, unconditionally, and expressly waives any and all claim, defense or benefit arising directly or indirectly under any one or more of Sections 2787 to 2855 inclusive of the California Civil Code or any similar law of California.

10.22 No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

10.23 Attachments.

The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

10.24 Intercreditor Agreement.

EACH LENDER UNDERSTANDS. ACKNOWLEDGES AND AGREES THAT LIENS SHALL BE CREATED ON THE COLLATERAL PURSUANT TO THE ABL DOCUMENTS. WHICH LIENS SHALL BE SUBJECT TO TERMS AND CONDITIONS OF THE INTERCREDITOR AGREEMENT. PURSUANT TO THE EXPRESS TERMS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND ANY OF THE LOAN DOCUMENTS. THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

EACH LENDER AUTHORIZES AND INSTRUCTS THE AGENTS TO ENTER INTO THE INTERCREDITOR AGREEMENT ON BEHALF OF THE LENDERS. AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY THE AGENTS IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENT.

THE PROVISIONS OF THIS SECTION 10.24 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF. AND NONE OF THE ADMINISTRATIVE AGENT. THE COLLATERAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

BORROWERS

SPORTSMAN’S WAREHOUSE, INC., a Utah corporation

By:
Name:	Kevan Talbot
Title:	Chief Financial Officer

SPORTSMAN’S WAREHOUSE SOUTHWEST, INC., a California corporation

By:
Name:	Kevan Talbot
Title:	Chief Financial Officer

MINNESOTA MERCHANDISING CORP., a Minnesota corporation

By:
Name:	Kevan Talbot
Title:	Chief Financial Officer

PACIFIC FLYWAY WHOLESALE, LLC, a Delaware limited liability company by Sportsman’s Warehouse, Inc., its sole member

By:
Name:	Kevan Talbot
Title:	Chief Financial Officer

~~GUARANTOR~~

GUARANTORS

Signature Page to Credit Agreement

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.,
a Utah corporation

By:
Name:	Kevan Talbot
Title:	Chief Financial Officer

Signature Page to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent and as Collateral Agent

By:

Name:

Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), as a Lender and Swing Line Lender

By:

Name:

Title:

~~1486245.1~~

1486245.8

Signature Page to Credit Agreement

Exhibit B

Updated Schedules to Credit Agreement

[see attached]

SCHEDULE 2.01

Commitments and Applicable Percentages

Lender	Commitment	Applicable Percentage
Wells Fargo Bank, National Association	$60,000,000	100%

TOTAL	$60,000,000	100%

SCHEDULE 5.05

Material Indebtedness

1.	Note Payable to Unsecured Creditors. In connection with a voluntary reorganization under Chapter 11 of the United States Bankruptcy Code, the Company assumed a $15,000,000 note payable to the unsecured creditors of the predecessor company. The entire amount of this note has been paid, except for $3.5 million that is pending a ruling by a judge in the Bankruptcy Court. As of the Second Amendment Effective Date, the gross amount held was $3,534,162.

SCHEDULE 5.06

Litigation

None.

SCHEDULE 5.07

Default

None.

SCHEDULE 5.08(b)(1)

Owned Real Estate

Loan Party	Address/City/State/Zip Code	County	Type of Location	Existing Liens on Property
Sportsman’s Warehouse, Inc.	41 W. 84th Avenue, Thornton, Colorado 80260	Adams	Outparcel[1]	None

[1]	The estimated market value of this property is $376,768.

SCHEDULE 5.08(b)(2)

Leased Real Estate

Loan Party	Address/City/State/Zip Code	County	Current Landlord
Sportsman’s Warehouse, Inc.	1750 South Greenfield Rd., Mesa, AZ 85206-3481	Maricopa	Spirit SPE Portfolio 2012-4, LLC (DE LLC) 14631 N. Scottsdale Road, Suite 200 Scottsdale, AZ 85254-2711 Attn: Compliance Department Telecopy: (480) 606-0826 Email: compliance@spiritrealty.com

Sportsman’s Warehouse, Inc.	19205 North 27th Ave., Phoenix, AZ 85027	Maricopa	Spirit SPE Portfolio 2012-4, LLC (DE LLC) 14631 N. Scottsdale Road, Suite 200 Scottsdale, AZ 85254-2711 Attn: Compliance Department Telecopy: (480) 606-0826 Email: compliance@spiritrealty.com

Sportsman’s Warehouse, Inc.	1675 Rocky Mountain Ave., Loveland, CO 80538	Larimer	Spirit SPE Portfolio 2012-4, LLC (DE LLC) 14631 N. Scottsdale Road, Suite 200 Scottsdale, AZ 85254-2711 Attn: Compliance Department Telecopy: (480) 606-0826 Email: compliance@spiritrealty.com

Sportsman’s Warehouse, Inc.	11 West 84th Ave, Thornton, CO 80260	Adams	Spirit SPE Portfolio 2012-4, LLC (DE LLC) 14631 N. Scottsdale Road, Suite 200 Scottsdale, AZ 85254-2711 Attn: Compliance Department Telecopy: (480) 606-0826 Email: compliance@spiritrealty.com

Sportsman’s Warehouse, Inc.	921 SE Oralabor Rd., Ankeny, IA 50021	Polk	Spirit SPE Portfolio 2012-4, LLC (DE LLC) 14631 N. Scottsdale Road, Suite 200 Scottsdale, AZ 85254-2711 Attn: Compliance Department Telecopy: (480) 606-0826 Email: compliance@spiritrealty.com

Sportsman’s Warehouse, Inc.	165 West 7200 South, Midvale, UT 84047	Salt Lake	Spirit SPE Portfolio 2012-4, LLC (DE LLC) 14631 N. Scottsdale Road, Suite 200 Scottsdale, AZ 85254-2711 Attn: Compliance Department Telecopy: (480) 606-0826 Email: compliance@spiritrealty.com

Loan Party	Address/City/State/Zip Code	County	Current Landlord
Sportsman’s Warehouse, Inc.	8681 Old Seward Highway, Anchorage, AK 99515	Municipality of Anchorage	ANC Dimond LLC and ANC Hawkins LLC (ID LLC) c/o Hawkins Companies LLC Attn: Legal Department 855 Broad Street, Suite 300 Boise, ID 83702-7153

Sportsman’s Warehouse, Inc.	423 Merhar Avenue, Fairbanks, AK 99701-3166	Fairbanks North Star Borough	Aurora Center LLC, Cascade I, LLC and Cornell III, LLC c/o Elliott Associates 901 NE Glisan Street Portland, OR 97232

Sportsman’s Warehouse, Inc.	44402 Sterling Highway, Soldotna, AK 99669-8033	Kenai Peninsula Borough	SXQ Company, LLC c/o Penco Properties Attn: Henry Penney 3620 Penland Parkway Anchorage, AK 99508 Phone: (907) 276-2222

Sportsman’s Warehouse, Inc.	1901 East Parks Highway, Wasilla, AK 99654	Matanuska-Susitna Borough	G&M Wasilla LLC (ID LLC) c/o Hawkins Companies LLC Attn: Legal Department 855 Broad Street, Suite 300 Boise, ID 83702-7153

Sportsman’s Warehouse, Inc.	3945 West Costco Drive, Marana (Tucson), AZ 85741	Pima	HCo Marana LLC (ID LLC), Gary R. Hawkins c/o Hawkins Companies LLC Attn: Legal Department 855 Broad Street, Suite 300 Boise, ID 83702-7153

Sportsman’s Warehouse Southwest, Inc.	1659 Hilltop Drive, Redding, CA 96002-0240	Shasta	GRH California LLC, MRH Redding LLC and GP Hilltop LLC (ID LLCs) c/o Hawkins Companies LLC Attn: Legal Department 855 Broad Street, Suite 300 Boise, ID 83702-7153

Sportsman’s Warehouse Southwest, Inc. (an assignee of Sportsman’s Warehouse, Inc.)	6640 Lonetree Blvd., Rocklin, CA 95765	Placer	MGP X Properties LLC 425 California St., 11th Floor, San Francisco, CA 94104

Sportsman’s Warehouse, Inc.	555 North Chelton Road, Colorado Springs, CO 80909-5217	El Paso	MMP Citadel, LLC (a Delaware LLC) MMP Citadel, LLC 5571 Bleaux Avenue Springdale, AR 72762

Sportsman’s Warehouse, Inc.	2464 US Highway 6 & 50, Suite A, Grand Junction, CO 81505	Mesa	Grand Mesa Center, L.L.C. (DE LLC) c/o THF Realty, Inc. 2127 Innerbelt Business Center Drive Suite 200 St. Louis MO 63114 Attn: Lease Administration

Loan Party	Address/City/State/Zip Code	County	Current Landlord
Sportsman’s Warehouse, Inc.	2909 South 25th East, Ammon, ID 83406	Bonneville	William H. Ziering P.O. Box 8435 15611 Via De Santa Fe Rancho Santa Fe, CA 92067

Sportsman’s Warehouse, Inc.	2002 Thain Grade, Lewiston, ID, 83501-4105	Nez Perce	McCann Ranch & Livestock Co. Attn: William V. McCann, Jr., President 1027 Bryden Avenue Lewiston, Idaho 83501 Telephone: (208) 743-5517

Sportsman’s Warehouse, Inc.	3797 East Fairview Avenue, Meridian, ID 83642	Ada	GS II Meridian Crossroads LLC C/O DDR New Business Development, Department 20236, PO Box 931256, Cleveland, OH 44122.

Sportsman’s Warehouse, Inc.	16865 North Market Place Blvd., Nampa, ID 83687	Canyon	Trade Zone Associates (CA LLP), Mabury Village (CA GP) 595 Millich Drive, Suite 103 Campbell CA 95008 Attn: Joel Rubnitz Phone: (408) 871-8722 Fax: (408) 374-5953

Sportsman’s Warehouse, Inc.	1940 Bridgeview Blvd., Twin Falls, ID 83301	Twin Falls	Canyon Park I, LLC Attn: Tina F. Luper 161 5th Avenue South, Suite 202 Twin Falls, ID 83303 208/421-8296 (Phone) 208/736-3912

Sportsman’s Warehouse, Inc.	2200 War Admiral Way, Suite 140, Lexington, KY 40509	Lexington-Fayette	War Admiral Place, LLC (KY LLC) 2527 Sir Barton Way Lexington, KY 40509

Sportsman’s Warehouse, Inc.	130 Marathon Way, Southaven, MS 38671	DeSoto	SW-MS, LLC Lucknow, LLC Nolin SW, LLC Attn: James Devincenti 1 Blackfield Drive, #112 Tiburon, CA 94920 Phone: (415) 625-2158 (office) Phone: (415) 516-3270 (cell)

Sportsman’s Warehouse, Inc.	5647 Centennial Center Boulevard, Las Vegas, NV 89149-7104	Clark	Centennial Gateway, LLC (NV LLC) Attn: Terri Sturm 5785 Centennial Center Blvd. Suite 230 (702) 822-8200

Sportsman’s Warehouse, Inc.	3306 Kietzke Lane, Reno, NV 89502	Washoe	Kietzke Plaza LLC (WA LLC) Attn: Rob Rothe 3000 Northup Way Suite 101 Bellevue, WA 98004

Sportsman’s Warehouse, Inc.	1450 Renaissance Blvd. NE, Albuquerque, NM 87107	Bernalillo	Kenneth Donald Knievel Administrative Agent 225 Sequoia Circule Windsor, CO 80550-5807

Loan Party	Address/City/State/Zip Code	County	Current Landlord
Sportsman’s Warehouse, Inc.	4905 E. Main St., Farmington NM 87402-8657	San Juan	Hawkins-Smith & Christensen LLC (ID LLC) c/o Hawkins Companies LLC Attn: Legal Department 855 Broad Street, Suite 300 Boise, ID 83702-7153

Sportsman’s Warehouse, Inc.	1710 Delta Waters Road, Medford, OR 97504	Jackson	Crater Lake Venture, LLC (OR LLC) Attn: Sheila Roley, Property Manager 744 Cardley Avenue, Suite 100 Medford, OR 97504

Sportsman’s Warehouse, Inc.	476 Piney Grove Road, Columbia, SC 29210	Richland	Boise Spectrum LLC (ID LLC), GRH Kaysville LLC (ID LLC) and MRH Venture Capital LLC (ID LLC) c/o Hawkins Companies LLC Attn: Legal Department 855 Broad Street, Suite 300 Boise, ID 83702-7153

Sportsman’s Warehouse, Inc.	6241 Perimeter Drive, Suite 101, Chattanooga, TN 37421	Hamilton	G&M Chattanooga (ID GP) and Slovis Chattanooga, LLC (TN LLC) c/o Hawkins Companies LLC Attn: Legal Department 855 Broad Street, Suite 300 Boise, ID 83702-7153

Sportsman’s Warehouse, Inc.	1075 South University Avenue, Provo, UT 84601	Utah	East Bay Center, LLC, (UT LLC) c/o Elliot Associates, Inc. as agents 901 NE Gilsan Portland, OR 97232

Pacific Flyway Wholesale, LLC	7035 South High Tech Drive (185 West), Midvale, UT 84047	Salt Lake	7037 South Warehouse LLC (UT LLC) Attn: Scott A. Nielsen 6371 South Vintage Oak Lane Salt Lake City, UT 84121

Sportsman’s Warehouse, Inc.	1137 West Riverdale Road, Riverdale, UT 84405	Weber	DDR Riverdale South LLC c/o Developers Diversified Realty Corporation 3300 Enterprise Parkway Beachwood, OH 44122 Re: Account # 104873-20247-7076 Attn: Vice President-Leasing

Pacific Flyway Wholesale, LLC	1795 South 5350 West, Salt Lake City, UT 84104	Salt Lake	Landmark III Property LLC (UT LLC) 9061 Santa Monica Boulevard Los Angeles, CA 90069

Sportsman’s Warehouse, Inc.	2957 East 850 North, St. George, UT 84790	Washington	Miller Properties St. George, LLC (ID LLC) Attn: Otto Miller 1395 Marsten Road Burlingame, CA 94010

Loan Party	Address/City/State/Zip Code	County	Current Landlord
Sportsman’s Warehouse, Inc.	9669 South Prosperity Road, West Jordan, UT 84088-6219	Salt Lake	KPFN Properties, L.C. The Ninigret Group, L.C. Manager 1700 South 4650 West Salt Lake City, UT 84104 Attn: Randolph G. Abood, Manager

Sportsman’s Warehouse, Inc.	3550 Ferncliff Avenue N.W., Roanoke, VA 24017	Roanoke	MRH Venture Capital LLC (ID LLC) c/o Hawkins Companies LLC Attn: Legal Department 855 Broad Street, Suite 300 Boise, ID 83702-7153

Sportsman’s Warehouse, Inc.	120 31st Avenue SE, Suite G, Puyallup, WA 98374	Pierce	South Hill Village Limited Partnership c/o Anka Property Group Attn: Andrew Stringer Level 3, 179-191 New South Head Road (PO Box 727) Edgecliff NSW 2027 Telephone: +61 2 3902-3000

Sportsman’s Warehouse, Inc.	4120 East 2nd Street, Casper, WY 82609-2319	Natrona	GRH Casper LLC MKJ Casper LLC c/o Hawkins Companies LLC Attn: Legal Department 855 Broad Street, Suite 300 Boise, ID 83702-7153

Sportsman’s Warehouse, Inc.	3745 East Lincoln Way, Cheyenne, WY 82001	Laramie	SW Cheyenne, LLC Attn: Mike Stangl 90 East 7200 South, Suite 200 Midvale, UT 84047 Telephone: (801) 255-1222

Pacific Flyway Wholesale, LLC	5105 West 1525 South, Salt Lake City, UT 84104	Salt Lake	Natomas Meadows, LLC 1505 South Redwood Road P.O. Box 30076 Salt Lake City, UT 84130

SCHEDULE 5.09

Environmental Matters

None.

SCHEDULE 5.10

Insurance

Summary of insurance policies held by the Loan Parties:

Type	Policy #/Period	Limits	Deductible	Premiums
EPLI - National Union Fire Insurance Co.	***	Agent: Diversified Insurance /Carpenter Moore
Directors & Officers	4/1/12 - 4/1/13	***	***
Employment Practices	4/1/12 - 4/1/13	***	***
Third Party Discrimination	4/1/12 - 4/1/13	***	***
Fiduciary	4/1/12 - 4/1/13	***	***	$ ***

EPLI - Federal Insurance Company	***	Agent: Diversified Insurance / Carpenter Moore
D&O EPLI - Excess	4/1/12 - 4/1/13	***	N/A	$ ***

Worker’s Comp		Agent: Lockton Companies
All other Locations - Berkshire Hathaway	***		Varies	$ ***
CA Locations - Cypress Ins. Co.	***		Varies	$ ***
OR Locations - Continental Divide Ins Co.	***		Varies	$ ***
	11/1/12 - 11/1/13	(A) ***

(A) ***

GL, Property, Umbrella		Agent: Lockton Companies
General Liability
All other locations	***			$ ***
California/Nevada Stores	***			$ ***
Kentucky/Mississippi Stores	***			$ ***
Alaska Stores	***		***	$ ***
	11/1/12 - 11/1/13	***

***
Property - Affiliated FM	11/1/12 - 11/1/13	***	***	$ ***
(Other Deductibles: ***)
***
Umbrella - National Union Fire Ins of PA	11/1/12 - 11/1/13	***	***	$ ***

XS Quake - QBE	***	Agent: Lockton Companies
	11/1/12 - 11/1/13	***		$ ***

Auto - Depositors Ins Co	***	Agent: Lockton Companies
	11/1/12 - 11/1/13	***	***	$ ***

*** Indicates that certain information contained herein has been omitted and confidentially submitted separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Ocean Cargo - Lloyds of London	***	Agent: Lockton Companies
	11/1/12 - 11/1/13	*	**	*	**	*	**

Crime - National Union Fire of PA	***	Agent: Lockton Companies
	11/1/12 - 11/1/13	*	**	*	**	*	**

Network Security - Network Security	***	Agent: Lockton Companies
	11/1/12 - 11/1/13	*	**	*	**	*	**

*** Indicates that certain information contained herein has been omitted and confidentially submitted separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 5.13

Subsidiaries; Other Equity Investments; Equity Interests in the Borrower

(a)	Authorized Equity Interests

Company	Jurisdiction of Organization	Authorized Equity Interests
Sportsman’s Warehouse, Inc.	Utah	1,000 Shares Common Stock, $.01 par value
Minnesota Merchandising Corp.	Minnesota	1,000 Shares Common Stock, $.01 par value
Sportsman’s Warehouse Southwest, Inc.	California	1,000 Shares Common Stock, $.01 par value
Pacific Flyway Wholesale, LLC	Delaware	Percentage Interests

(b)	Equity Interests Held

Issuer	Name of Stockholder	Class	Number of Shares
Sportsman’s Warehouse, Inc.	Sportsman’s Warehouse Holdings, Inc.	Common Stock	100
Minnesota Merchandising Corp.	Sportsman’s Warehouse Holdings, Inc.	Common Stock	100
Sportsman’s Warehouse Southwest, Inc.	Sportsman’s Warehouse, Inc.	Common Stock	100
Pacific Flyway Wholesale, LLC	Sportsman’s Warehouse, Inc.	Percentage Interests	100% of the Percentage Interests

(c)	Loan Party Ownership

Issuer	Name of Stockholder	Class	Number of Shares
Sportsman’s	SEP SWH Holdings, L.P.	Common Stock	4,700,000

Warehouse Holdings, Inc.	New SEP SWH Holdings, L.P.	Common Stock	4,800,000
	***	Restricted Nonvoting Common Stock	5,000
	***	Restricted Nonvoting Common Stock	157,250
	***	Restricted Nonvoting Common Stock	61,940
	***	Restricted Nonvoting Common Stock	157,250
	***	Restricted Nonvoting Common Stock	5,000
	***	Restricted Nonvoting Common Stock	5,000
	***	Restricted Nonvoting Common Stock	5,000
	***	Restricted Nonvoting Common Stock	157,250
	John Schaefer	Restricted Nonvoting Common Stock	891,125
	***	Restricted Nonvoting Common Stock	139,438
	***	Restricted Nonvoting Common Stock	10,000
	Kevan Talbot	Restricted Nonvoting Common Stock	157,250
	***	Restricted Nonvoting Common Stock	157,250
	***	Restricted Nonvoting Common Stock	157,250
	***	Restricted Nonvoting Common Stock	100
	***	Restricted Nonvoting Common Stock	1,300
	***	Restricted Nonvoting Common Stock	2,500
	***	Restricted Nonvoting Common Stock	100
	***	Restricted Nonvoting Common Stock	300
	***	Restricted Nonvoting Common Stock	2,000
	***	Restricted Nonvoting Common Stock	500

*** Indicates that certain information contained herein has been omitted and confidentially submitted separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

***	Restricted Nonvoting Common Stock	200
***	Restricted Nonvoting Common Stock	100

*** Indicates that certain information contained herein has been omitted and confidentially submitted separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 5.17

Intellectual Property

None.

SCHEDULE 5.18

Labor Matters

Plan/Agreement/Arrangements:

Employee Stock Plan.

The Management Reimbursement Agreement.

Complaints/Claims:

1.	Alaska State Commission for Human Rights Complaint of Discrimination filed by Robbie Campbell (ASCHR No. J-11-166). Ms. Campbell, a former employee at the Company’s Soldotna, Alaska location, filed a charge of discrimination alleging age discrimination on June 30, 2011. Sportsman’s Warehouse, Inc. filed a response to the charge and denied the allegation. On September 26, 2011, the Alaska State Commission for Human Rights issued a closing order because “Complainant has requested withdrawal of her complaint.”

2.	United States Equal Employment Opportunity Commission Charge of Discrimination filed by Shannon Aykroid (EEOC No. 543-2011-00409). Ms. Aykroid, a former employee at the Company’s Albuquerque, New Mexico location, filed a charge of discrimination on July 6, 2011, alleging disability discrimination. Sportsman’s Warehouse, Inc. denied the allegations in its response on September 20, 2011. The U.S. Equal Employment Opportunity Commission issued a Dismissal and Notice of Right to Sue on June 8, 2012. The State of New Mexico Department of Workforce Solutions issued an Order of Nondetermination on June 13, 2012. This order provides that Ms. Aykroid may bring judicial action within 90 days of the notice. It is unknown whether there will be any subsequent judicial proceedings arising from this charge.

3.	Alaska State Commission for Human Rights Complaint of Discrimination filed by Richard Schmidtberger (ASCHR No. J-11-315). Mr. Schmidtberger, a former employee at the Company’s Anchorage, Alaska location, filed a charge of discrimination on December 8, 2011, alleging age discrimination. Sportsman’s Warehouse, Inc. denies this allegation, which remains under investigation by the Alaska State Human Rights Commission.

4.	Ganz & Hauf, CHTD v. David Scott, et al. On or about May 3, 2010, the law firm of Ganz & Hauf filed an action in state district county in Clark County, Nevada against Sportsman’s Warehouse, Inc. and IEC Group Inc. dba AmeriBen (“AmeriBen”) seeking the payment of certain medical expenses following a motor vehicle accident. Sportsman’s Warehouse, Inc. retained Nevada counsel and removed the action to federal court (Case No. 2:10-CV-00996-PMP-LRL). AmeriBen as since tendered the defense of Sportsman’s Warehouse, Inc. as the medical plan administrator of Sportsman’s Warehouse, Inc. and is conducting the defense of the lawsuit. A motion for summary judgment is currently pending before the Court.

5.

United States Equal Employment Opportunity Commission Charge of Discrimination filed by Shannon A. Welch (EEOC No. 35C-2012-00332; UALD No. B2-0332). On or about March 22, 2012, Sportsman’s Warehouse, Inc. received notice from the U.S. Equal Employment Opportunity Commission and Utah Labor Commission that Ms. Welch, a former employee at the Company’s St. George, Utah location, had filed a charge of discrimination against the Company alleging sex discrimination. Sportsman’s Warehouse, Inc. denies these allegations. On or about

May 26, 2012, Ms. Welch submitted a request to withdraw her charge in order to receive a Notice of Right to Sue from the U.S. Equal Employment Opportunity Commission. This request is being processed and it is expected that Ms. Welch will thereafter bring suit against Sportsman’s Warehouse.

SCHEDULE 5.21(a)

DDAs and Blocked Accounts

U.S. Bank National Association

One US Bank Plaza

7th & Washington

St. Louis, Missouri 63101

Loan Party	Account Number	Account Type
Sportsman’s Warehouse, Inc.	***	Concentration Account
	***	CD Account
	***	Main Operating Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
Sportsman’s Warehouse Holdings, Inc.	***	Operating Account
Pacific Flyway Wholesale, LLC	***	Collateral (Depository)
	***	Controlled Disbursement
	***	Operating Account
Sportsman’s Warehouse Southwest, Inc.	***	Depository Account

*** Indicates that certain information contained herein has been omitted and confidentially submitted separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Wells Fargo Bank, N.A.

299 South Main St., 4th Floor

SLC, UT 84111

Loan Party	Account Number	Account Type
Sportsman’s Warehouse, Inc.	***	Collateral (Depository)
	***	Operating Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account
	***	Depository Account

*** Indicates that certain information contained herein has been omitted and confidentially submitted separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 5.21(b)

Credit Card Arrangements

1.	Terms of Service, as may have been amended and supplemented from time to time (including without limitation by the terms of the PIN-Based, Online Debit Card Addendum to the Terms of Service) between Elavon, Inc. (US Bank) and Sportsman’s Warehouse, Inc.

2.	Merchant Services Agreement, Form 33722, Rev. 9/02, effective as of June 1, 2003, as may have been amended and supplemented from time to time, between DFS Services LLC f/k/a Discover Financial Services LLC and Sportsman’s Warehouse, Inc.

3.	American Express® Card Acceptance Agreement, as may have been amended and supplemented from time to time between American Express Travel Related Services Company, Inc. and Sportsman’s Warehouse, Inc.

4.	On November 9, 2011, the Company received notice from Elavon, Inc. that it has been identified as a Payment Card Industry (“PCI”) Level 2 Merchant and, as such, is required to take certain compliance actions by November 30, 2012, including the completion of the Visa Prohibited Data Retention Attestation form, which the Company completed on January 23, 2012.

SCHEDULE 5.24

Material Contracts

1.	Term Documents.

2.	See Schedule 5.08(b)(2).

SCHEDULE 7.01

Existing Liens

Existing Liens

None.

Existing Financing Statements

None.

SCHEDULE 7.02

Existing Investments

None other than as listed on Schedule 5.13.

SCHEDULE 7.03

Existing Indebtedness

None other than as listed on Schedule 5.05

SCHEDULE 10.02

Administrative Agent’s Office; Certain Addresses for Notices

Administrative Agent’s Office:

Wells Fargo Bank, National Association, as Administrative Agent
One Boston Place, 18th Floor
Boston, Massachusetts 02108
Attention:	Mr. Peter Foley
Telephone:	(617) 854-7283
Facsimile:	(855) 461-3726
E-mail:	peter.foley@wellsfargo.com

Certain Addresses for Notices:

If to any Loan Party:

Sportsman’s Warehouse, Inc.
7035 South High Tech Drive
Midvale, Utah 84047
Attn: Chief Financial Officer
Telephone: (801) 304-4321
Facsimile: (801) 304-4305
E-mail: ktalbot@sportsmanswarehouse.com

with copies to:
Lindquist & Vennum PLLP
4200 IDS Center
80 South Eighth Street
Minneapolis, Minnesota 55402
Attn: Debra Page, Esq.
Telephone: (612) 371-3528
Facsimile: (612) 371-3207
E-mail: dpage@lindquist.com

and

Sportsman’s Warehouse, Inc. c/o Seidler Equity Partners
4640 Admiralty Way, Suite 1200
Marina del Rey, California 90292
Attn: General Counsel
Telephone: (213) 683-4551

Facsimile: (213) 624-0691
E-mail: mfairclough@seidlercos.com

If to the Administrative Agent, the Collateral Agent, the L/C Issuer or the Swing Line Lender:

Wells Fargo Bank, National Association, as Administrative Agent
One Boston Place, 18th Floor
Boston, Massachusetts 02108
Attention:	Mr. Peter Foley
Telephone:	(617) 854-7283
Facsimile:	(855) 461-3726
E-mail:	peter.foley@wellsfargo.com

with a copy to:

Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
Attention:	Jason S. DelMonico, Esq.
Telephone:	(617) 880-3496
Facsimile:	(617) 692-3496
E-mail:	jdelmonico@wellsfargo.com

Website address of the Lead Borrower: www.sportsmanswarehouse.com

Exhibit C

Updated Exhibit G to Credit Agreement

[see attached]

Sportsman’s Warehouse, Inc.			As of Date:	11/8/2012
Borrowing Base Certificate			Certificate #	14
Credit Card Receivables
Credit Card Renewable as of:			10/27/2012
Less: Outstanding Credit Card Fees

Eligible Credit Card Receivables				$
Advance Rate				90.0%

Total Credit Card Receivables Availability			$

RETAIL INVENTORY			At Retail	At Cost
Beginning Inventory per Stock Ledger			9/22/2012
Add: Purchases

Available for Sale
Less: Sales/Cost of Good Sold

Ending Inventory per Stock Ledger			$
Add: DC to Stores Inventory not in either system
Ecommerce Inventory

Ending Inventory as of:			10/27/2012
Less Ineligibles:
Shrink Reserve (50% of Ending Inventory)
Duck Stamps (Dept #23)
Store Supplies. Shop Parts, Headquarters Inv. Licenses (Dept #6 10t, 21 & 60)

Total Intangibles

Eligible Retail Inventory			NOLV	$
Advance Rate Lesser of (i) 90% of NOLV and (ii) 75% of Cost)		90.0%	83.9%	75.0%

Total Retail Inventory Availability				$

WHOLESALE INVENTORY			At Retail	At Cost
Beginning Inventory			8/22/2012
Add: Purchases

Available for Sale
Less: Sales/Cost of Good Sold

Ending Inventory per Stock Ledger
Stores to DC Inventory not in either system

Ending Inventory as of:			10/27/2012
Less Ineligibles:
Shrink
Store Supplies

Total Intangibles

Eligible Wholesale Inventory			NOLV	$
Advance Rate Lesser of (i) 90% of NOLV and (ii) 75% of Cost)		90.0%	83.9%	75.0%

Total Wholesale Inventory Availability				$

Total Inventory Availability				$

Gross Borrowing Base Availability				$

Less: Availability Reserves		as of:	10/27/2012
Gift Certificate/Cards (50%)	as of:	11/8/2012		$
Customer Deposits/Layaway (100%)

Total Availability Reserves				$

Total Borrowing Base				$

Total Capped Borrowing Base (Capped at $760,000,000)				$

AVAILABILITY CALCULATION				$
Beginning Principal Balance		as of:	10/27/12
ADD			Prior day’s advance
ADD			Fees charged today
ADD			Legal Fees
ADD			Prior day’s requested lending
ADD			LIBOR balance
LESS			Prior day’s pay down

Ending Principal Balance prior to advance request		as of:	10/27/2012

ADVANCE REQUEST			$

Ending Principal Balance
ADD	Standby Letters of Credit
ADD	Commercial Letters of Credit

Total exposure			$

Net Availability After Today’s Request / Pay Down			$

Excess Availability (Net Borrowing Base less total exposure)

Minimum Excess Availability Covenant 10% of the Loan Cap			$
Minimum Availability Covenant				(5,000,000)

Trigger to Weekly BBC (if (i) an Event of Default exists (ii) Availability is <25% of the Loan Cap for 5 consecutive Business Days or (iii) Availability is <20% of the Loan Cap for 1 day)	Currently	#DIV/01

The undersigned, a Responsible Officer (as defined in the Credit Agreement referred to below) of Sportsman’s Warehouse, Inc. (the “Lead Borrower”) represents and warrants that (A) the information set forth above and the supporting documentation and information delivered herewith (i) is true and correct in all respects (ii) has been prepared in accordance with the requirements of that certain Credit Agreement dated May 28, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by among others (1) the Lead Borrower, as agent for itself and the other Borrowers party thereto, (2) the Lenders party thereto, and (3) Wells Fargo Bank National Association (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent and Collateral Agent (in such capacities, the “Agent”), and (A) is based on supporting documentation that is satisfactory to the Agent and (B) no Default or Event of Default (as such terms are defined in the Credit Agreement) has occurred and is continuing.

Responsible Officer